UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
(Rule 14a-101)
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.__ )

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IPG Photonics Corporation
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2025 Annual Meeting

PROXY STATEMENT & NOTICE OF ANNUAL MEETING

MAY 20, 2025

IPG PHOTONICS

Notice of Annual Meeting of Stockholders

DATE AND TIME May 20, 2025 10:00 a.m. (Eastern Time)	LOCATION IPG Photonics Corporation 377 Simarano Drive Marlborough, Massachusetts 01752	WHO CAN VOTE Only stockholders of record at the close of business on March 31, 2025 may vote at the Annual Meeting
Voting Items

Proposals		Board Vote Recommendation		For Further Details
1	Election of ten directors named in this proxy statement	✓	FOR each nominee	Page 8
2	Advisory Vote to Approve our Executive Compensation	✓	FOR	Page 32
3	Approval of our 2025 Incentive Compensation Plan	✓	FOR	Page 55
4	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025	✓	FOR	Page 62
Stockholders will also transact any other business that may properly come before the meeting.
You may vote on these matters in person or by proxy. Whether or not you plan to attend the Annual Meeting, we ask that you promptly vote your shares.
By order of the Board of Directors
IPG PHOTONICS CORPORATION
ANGELO P. LOPRESTI
Secretary
March 31, 2025
Marlborough, Massachusetts
How to Vote

INTERNET Go to www.investorvote.com/ipgp or scan the QR code contained in the attached proxy card	TELEPHONE 1-800-652-VOTE (8683)	MAIL Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope

As permitted by the rules of the United States Securities and Exchange Commission (the “SEC”), we are making this Proxy Statement and Annual Report on Form 10-K available to stockholders electronically via the Internet at investor.ipgphotonics.com. On or about April 10, 2025, we will mail to most of our stockholders a notice (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and to vote via the Internet or by telephone. Other stockholders, in accordance with their prior requests, will receive e-mail notifications of how to access our proxy materials and vote via the Internet or by telephone, or will be mailed paper copies of our proxy materials and a proxy card on or about April 10, 2025.

2025 Annual Letter
Dear Stockholders,
In June of last year, I had the privilege of stepping into the role of CEO at IPG Photonics. I had long admired IPG’s ability to push the boundaries of fiber laser technology from the outside. Now, from the inside, I’ve been even more inspired by the depth of expertise, the relentless innovation, and the commitment of our team.
It’s clear that we have a tremendous foundation: a strong product portfolio, an unmatched technical edge, and significant opportunities for growth. Over the past several months, I’ve spent time meeting with many of our stockholders, listening, learning, and discussing the roadmap ahead. At the same time, we’re navigating a tough market, and while we can’t control external headwinds, we are taking decisive action to strengthen our position for the future.
One of our key priorities in 2024 was ensuring a smooth and efficient exit from our Russian operations—something we achieved without disruption to our product shipments. We also made a strategic move to expand our capabilities with the acquisition of cleanLASER, a leader in laser cleaning systems, which opens new and attractive markets for us. We continued to optimize our global manufacturing footprint and reduce product costs, positioning us well for future growth. In addition, we have several projects underway that strengthen our industry leadership and differentiation in multiple markets. I am particularly excited about our technological advancements in high-power fiber lasers, real-time weld monitoring systems, laser-based cleaning solutions, and medical and micro-machining solutions—because they are driving greater efficiency, precision, and new applications that expand what’s possible for our customers.
We remain focused on our strategy to diversify revenue and grow new products and applications by disrupting existing laser and non-laser technologies. Our team has been executing multiple initiatives to increase technological moats around laser products and complete solutions that cannot be easily replicated. We have a large addressable market in materials processing applications where growth will be driven by continued adoption of lasers, and we are also exploring new markets and applications where fiber lasers can replace existing tools by improving efficiency, productivity, or enabling technological breakthroughs for our customers. These technologies position us well to address major macro trends, including automation and sustainability, where customers are looking to improve efficiency while reducing environmental impact.
2024 was a challenging year, as total revenue declined amid a prolonged downturn in the industrial and automotive markets, which continued to negatively impact capital equipment spending and demand for our products worldwide. Despite a muted demand environment, we have made significant progress in executing our key initiatives, and I am optimistic about our future opportunities.
Our financial strength remains a core advantage. IPG continued to generate strong cash flow, and we finished the year with approximately $930 million in cash and no debt. In 2024, we spent $110 million on research and development and $70 million on investment in capital expenditures net of proceeds from sales of assets. At the same time, we continued to return capital to stockholders through share repurchases and bought back $344 million of IPG stock.
None of this would be possible without our team’s dedication and expertise. Their ability to navigate challenges while continuing to innovate is what drives IPG forward.
As we build a stronger, more resilient, and more innovative company, we remain focused on long-term growth, leveraging strategic investments, optimizing operational efficiency, and delivering cutting-edge solutions in high-value markets like welding, medical, cleaning, and micro-machining. By providing our customers with the highest quality solutions and best-in-class service, we will continue to drive sustained stockholder value. I look forward to the opportunities ahead and to sharing our progress with you in the future.
Sincerely,
Mark M. Gitin, Ph.D.
Chief Executive Officer
IPG Photonics Corporation
2     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

This Proxy Statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we intend that such forward-looking statements be subject to the safe harbors created thereby. For this purpose, any statements contained in this Proxy Statement except for historical information are forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. The forward-looking statements included herein are based on current expectations of our management based on available information and involve a number of risks and uncertainties, all of which are difficult or impossible to accurately predict and many of which are beyond our control. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Factors that may cause or contribute to such differences include, but are not limited to, those discussed in more detail in the section titled “Risk Factors” and elsewhere in our Annual Report and other filings with the SEC. We undertake no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About IPG

Financial Performance Highlights

NET SALES	NET CASH FROM OPERATING ACTIVITIES

$M
$400
$300
$200
$100
$0
213
296
248
FY'22
FY'23
FY'24

Welding Revenue	Return of Capital to Stockholders
$344M Repurchased 4.09 million shares
•Net sales declined 24% in 2024 due to lower industrial demand, slowdown in global investments in e-mobility and renewable energy as well as increased competition.
•Materials processing sales, which accounted for 88% of total revenue, declined 26% year over year due to lower sales across all major applications except 3D printing. Medical sales declined 15% year over year in part because of the decrease in Russian medical sales following the divestiture of our Russian subsidiary in August 2024. Advanced applications revenue decreased 3% due to lower sales in scientific and semiconductor applications, mostly offset by higher sales in government applications and instruments.
•Emerging growth products contributed 48% of total revenue in the fourth quarter of 2024, increasing compared to the 46% in the fourth quarter in prior year.
•Gross margin decreased to 35% in 2024 due to increased inventory provision and reduced absorption of manufacturing expenses as a result of lower revenue.
•Cash flow generation remained strong with cash flow from operating activities of $248 million.
•IPG finished the year with a strong balance sheet, with cash, cash equivalents and short-term investments of $930.2 million as of December 31, 2024.
•IPG returned $344 million to stockholders through shares repurchases and completed the acquisition of cleanLaser.
4     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Proxy Statement Voting Roadmap
This voting roadmap highlights information available within our proxy statement.

Proposal 1	Election of Ten Directors The Board has nominated the following 10 individuals for election to the Board:			☑	The Board recommends a vote FOR each director nominee named in this Proxy Statement.
	Gregory Beecher	Jeanmarie Desmond	Gregory Dougherty
	Mark Gitin	Kolleen Kennedy	Eric Meurice
	Natalia Pavlova	John Peeler	Eugene Scherbakov
Agnes Tang
See page 8
Director Nominee Qualifications and Attributes

DIRECTOR INDEPENDENCE	BOARD REFRESHMENT	AGE

7/10 Director Nominees are Independent*	7 years Average Tenure	63 years Average Age
*    Audit and Compensation Committees are composed entirely of independent directors.
Key Skills and Experience

Lasers and Technology	Risk Management
Global Business	Executive Leadership
Manufacturing and Operating	Business Development and M&A
See page 9 for a matrix of the nominees' individual strategic skills and core competencies.

Proxy Statement Voting Roadmap

Proposal 2	Advisory Vote to Approve Our Executive Compensation	☑	The Board recommends a vote FOR Proposal 2
See page 32
2024 Executive Compensation Highlights
As further discussed in Compensation Discussion and Analysis starting on page 33, the guiding principles of our executive compensation philosophy are pay-for-performance, accountability for annual and long-term performance, alignment with stockholders’ interests, and providing competitive pay to attract and retain executives. The 2024 compensation program for our named executive officers ("NEOs") had three primary components: annual base salary, annual cash incentives and long-term equity incentives. The amounts below illustrate the allocation of fiscal 2024 compensation components at target for our Chief Executive Officer ("CEO") and the average for our other NEOs (other than our former CEO) as a group. Because Dr. Gitin received a new hire bonus for 2024 with a fixed payout pursuant to the terms of his employment agreement, the amount of "at risk" compensation for Dr. Gitin for 2024 was lower than is typical for our CEO.
CEO
NEOs
Stockholder-Minded Compensation Practices

PRACTICES WE EMPLOY	PRACTICES WE AVOID

✓    Align our officer pay with performance
✓    Balance annual and long-term incentives
✓    Use long-term incentives to link executive pay to Company performance
✓    Cap on annual incentive compensation
✓    Annual risk assessment of compensation program
✓    Independent compensation consultant
✓    Stock ownership requirements
✓    Clawbacks on executive compensation
✓    Anti-pledging policy and anti-hedging policy applicable to all executives and directors

✗    No guaranteed annual incentive plan bonuses
✗    No excise tax gross-ups for change in control payouts
✗    No excessive perquisites
✗    No single-trigger change in control payments or benefits
✗    No stock option repricing without stockholder approval
✗    No supplemental executive retirement plans, executive pensions or excessive retirement benefits

6     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Proxy Statement Voting Roadmap

Proposal 3	Approval of the IPG Photonics Corporation 2025 Incentive Compensation Plan	☑	The Board recommends a vote FOR Proposal 3
See page 55
The primary goal of adopting the 2025 Incentive Compensation Plan is to provide us with a sufficient reserve of common stock to offer appropriate incentives to our employees.
We actively compete for highly qualified employees, especially technical employees. Our equity program is a key component of our strategy to attract and retain key individuals and further aligns the interests of our employees and non-employee directors with those of our stockholders.

Proposal 4	Ratify Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for 2025	☑	The Board recommends a vote FOR Proposal 4
See page 62
The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, as the independent auditors to perform an audit of the Company's consolidated financial statements and internal control over financial reporting for the year ended December 31, 2025. The Board believes obtaining stockholder ratification of the appointment is a sound corporate governance practice and recommends that stockholders ratify the appointment of Deloitte & Touche LLP because it continues to perform at a high level and remains independent and objective.

Proposal 1	Election of Ten Directors

Mr. Michael Child decided not to stand for re-election at the 2025 annual meeting of stockholders. We are grateful for the invaluable contributions and guidance he provided to the Company throughout his distinguished tenure on the Board and sincerely appreciate his 25 years of service. The Board currently has set the number of directors at eleven. The number of directors will be set at ten directors from and after the 2025 annual meeting of stockholders.
Stockholders are being asked to elect the following ten directors to terms ending with the annual meeting to be held in 2026, until a successor is elected and qualified or until his or her earlier death, resignation or removal. The Board nominated each of these individuals for election at the 2025 annual meeting of stockholders upon the recommendation of the Nominating Subcommittee of the Nominating and Corporate Governance Committee. Each nominee is currently a director of our Company. All of the director nominees set forth in the proxy card have consented to being named in this Proxy Statement and to serving if elected. Please see the following pages for additional information on the director nominees.
Director Nominees

			Committee Membership
Name and Principal Occupation	Age	Director Since	AC	CC	NCGC
Gregory Beecher IND
Former CFO, Teradyne, Inc.	67	2023	●		●
Jeanmarie Desmond IND
Former EVP and CFO, DuPont de Nemours, Inc.	58	2021	●	●
Gregory Dougherty IND
Former CEO, Oclaro, Inc.	65	2019	●	●
Mark Gitin, Ph.D.
Chief Executive Officer	58	2024
Kolleen Kennedy IND
Former President, Proton Solutions & Chief Growth Officer at Varian Medical Systems	65	2023			●
Eric Meurice IND
Former President, CEO and Chairman, ASML Holding NV	68	2014		●	●
Natalia Pavlova
Significant stockholder	46	2021			●
John Peeler IND, Non-Executive Chair of the Board
Former Chairman and CEO, Veeco Instruments, Inc.	70	2012		●
Eugene Scherbakov, Ph.D.
Former CEO	77	2000
Agnes Tang IND
Partner, Ducera Partners LLC	51	2022	●

AC Audit Committee	●	Chair
CC Compensation Committee	●	Member
NCGC Nominating and Corporate Governance Committee
IND Independent director under Nasdaq and SEC rules
8     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Director Qualifications
The Nominating and Corporate Governance Committee (the "NCGC") is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting. Because Ms. Pavlova is not considered independent, the NCGC established a subcommittee (the “Nominating Subcommittee”) for the purpose of carrying out such responsibilities in accordance with Nasdaq listing rules. The Nominating Subcommittee consists of Messrs. Meurice and Beecher and Ms. Kennedy, all of whom are independent directors. In considering each director nominee and the composition of the Board as a whole, the Nominating Subcommittee evaluates members based on their expertise and variety of perspectives, experiences, qualifications, attributes and skills.
The following chart summarizes the strategic skills and experience that the Board considers valuable to effective governance and successful oversight of our corporate strategy and illustrates how the director nominees individually and collectively represent these key skills and experiences. Descriptions of the skills and experience are on the following page. The lack of an indicator for a particular item does not mean that the director does not possess that skill or experience; rather, the indicator represents that the item is a core skill or experience of that director.

Skills and Experience	Beecher	Desmond	Dougherty	Gitin	Kennedy	Meurice	Pavlova	Peeler	Scherbakov	Tang
Lasers and Technology	●		●	●		●		●	●
Financial Literacy	●	●	●	●	●	●	●	●	●	●
Global Business	●	●	●	●	●	●		●	●	●
Manufacturing and Operating	●		●	●	●	●		●	●
Business Development and M&A	●	●	●	●	●	●		●	●	●
Risk Management	●	●	●	●	●	●		●	●	●
Executive Leadership	●	●	●	●	●	●		●	●
Other Public Company Boards	●	●	●		●	●		●
Non-Corporate Experience	●	●	●		●		●

Director Qualifications
Description of Strategic Skills and Strengths
We believe the Board is more effective by collectively having a mix of competencies and skills and our recent refreshment has improved the mix of experience.

Lasers and Technology
We have sought directors with management and operational experience in the industries in which we compete. For example, we added a director with experience in automation and electronics in 2023 and a director with experience in the medical device industry in 2024. As a diversified technology, science-based company, directors with technology backgrounds understand the Company’s technology platforms and the importance of investing in new technologies for future growth.

Financial Literacy
Knowledge of finance or financial reporting; experience with debt/capital market transactions and/or mergers and acquisitions strengthen the Board’s oversight of financial reporting and internal controls. Financial metrics are used to measure our performance. All directors must understand finance and financial reporting processes. Two of the Audit Committee members qualify as “audit committee financial experts.”

Global Business
Global business experience is critical to the Company’s international operations and growth with 74% of sales from customers outside the U.S. in 2024. Knowledge of Asian and European business practices is valuable to understanding our business and strategy.

Manufacturing and Operating	As a vertically-integrated company, manufacturing experience and customer service on a global scale are important to understanding the operations and capital needs of the Company.

Business Development and M&A
We have used and will continue to use acquisitions to achieve our strategic goals. Directors with experience in business development and mergers and acquisitions provide valuable perspectives regarding process, due diligence, risk assessment and integration of potential partners. For instance, in 2022 we added a director with experience in investment banking and advising on mergers and acquisitions.

Risk Management
In light of the Board’s role in overseeing risk management and understanding the most significant risks facing the Company, including cybersecurity risk, we continue to require directors with experience in risk management and oversight.

Executive Leadership	Significant leadership experience, including services as a CEO, senior executive, division president or functional leader within a complex organization enhances the Board’s leadership role.

Other Public Company Boards	Directors with current or recent membership on other public company boards provide valuable perspectives in many areas including operations, strategy, governance and compensation.

Non-Corporate Experience	Experience from backgrounds beyond the executive suite, including non-corporate backgrounds such as non-profit organizations, government and academia. This experience brings a variety of perspectives and ensures that the Board's strategic decisions are well-informed by a broad spectrum of societal needs and expectations.

10     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Director Nominees

Mr. Beecher joined IPG’s Board in January 2023. Mr. Beecher previously served as a Vice President and Chief Financial Officer of Teradyne, Inc. ("Teradyne"), a supplier of automation equipment, from March 2001 to April 2019. Prior to Teradyne, Mr. Beecher served as an Audit Partner at PricewaterhouseCoopers LLP, a provider of business advisory services, from September 1993 to March 2001. He served as a director of MKS Instruments, Inc., a process control instrumentation company, from 2006 to 2020. He also served as a director of Hittite Microwave Corporation, a designer and manufacturer of high performance integrated circuits, modules, subsystems and instrumentation, from 2013 to 2014, and of MatrixOne, a product lifecycle management software provider, from 2003 to 2006, prior to their acquisitions by larger technology companies. Mr. Beecher has served as a trustee on the Isabella Stewart Gardner Museum, an art museum, since 2020. He was previously a licensed Certified Public Accountant in Massachusetts and Vermont from July 1985 to June 2013 and from December 1993 to July 1999, respectively. Mr. Beecher holds a B.S. from the University of Hartford and an M.S. in accounting from Northeastern University.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Mr. Beecher’s extensive financial background, including his previous experience as an audit partner at a public accounting firm and his role as Chief Financial Officer of a publicly traded technology company, as well as his prior service as an outside director to public companies, provides valuable insights for our Board, the Audit Committee and the NCGC. Mr. Beecher is familiar with a large range of management, corporate and board responsibilities and brings valuable perspectives to the Board as an independent director.

Gregory Beecher Independent Director AGE: 67 DIRECTOR SINCE: 2023 COMMITTEES: Audit Committee Nominating and Corporate Governance Committee

	Lasers and Technology	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership	Other Public Company Boards	Non- Corporate Experience

Ms. Desmond has served as a member of IPG's Board since 2021. Ms. Desmond was the Executive Vice President and Chief Financial Officer of DuPont de Nemours, Inc., a global multi-industry specialty solutions company (“DuPont”), from April 2019 to February 2020. Ms. Desmond served as Vice President and Co-Controller for DuPont from August 2017 to April 2019, and as finance leader for the Specialty Products division following the merger of DuPont with Dow Chemical. Ms. Desmond served in various leadership roles within DuPont in her 30-year career with the company. She also served on the board and was treasurer of the Delaware Prosperity Partnership, a public-private partnership overseeing economic development in Delaware from September 2017 to September 2022. Since 2020, she has served on the board of Trinseo PLC, a materials solutions provider and a manufacturer of plastics, latex binders and synthetic rubber. In October 2021, she joined the board of Sylvamo Corporation, a global producer of uncoated paper. Ms. Desmond earned a B.S. in Accounting from Mt. St. Mary’s University and is a certified public accountant (inactive).
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Ms. Desmond brings to the Board substantial finance and accounting experience and extensive experience in technology-driven companies. Her long management experience in a number of key strategic areas including finance leadership and operations financial planning and analysis, tax, internal audit, accounting controls, risk management, mergers and acquisitions, investor relations and public-private partnership brings depth to the skillsets of the Board.

Jeanmarie Desmond Independent Director AGE: 58 DIRECTOR SINCE: 2021 COMMITTEES: Audit Committee (Chair) Compensation Committee DIRECTORSHIP AT OTHER PUBLIC COMPANIES: Sylvamo Corporation and Trinseo PLC

	Financial Literacy	Global Business	Business Development and M&A	Risk Management	Executive Leadership	Other Public Company Boards	Non- Corporate Experience

Director Nominees

Mr. Dougherty has served as a member of IPG's Board since January 2019. Mr. Dougherty served as a director of Infinera Corporation, a provider of optical transport networking equipment, software and services to telecommunications service providers and others, from January 2019 to February 2025. Mr. Dougherty served as a director of Fabrinet, a provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, from February 2019 to January 2022. Mr. Dougherty served as Chief Executive Officer of Oclaro, Inc., a maker of optical components and modules for the long-haul, metro and data center markets, from June 2013 and has served as a director of Oclaro from April 2009, until its December 2018 acquisition. Prior to Oclaro, Mr. Dougherty served as a director of Avanex Corporation, a leading global provider of intelligent photonic solutions, from April 2005 to April 2009. Mr. Dougherty also served as a director of Picarro, Inc., a manufacturer of ultra-sensitive gas spectroscopy equipment using laser-based technology, from October 2002 to August 2013, and as its Interim Chief Executive Officer from January 2003 to April 2004. From February 2001 until September 2002, Mr. Dougherty was the Chief Operating Officer at JDS Uniphase Corporation (“JDS”), an optical technology company. Prior to JDS he was the Chief Operating Officer of SDL, Inc., a maker of laser diodes, from March 1997 to February 2001 when they were acquired by JDS. Mr. Dougherty serves on the boards of AvicenaTech, Corp., a privately held provider of advanced LED-based optical interconnects for computing since October 2024, and MaxLinear, Inc., a provider of radio frequency (RF), analog and mixed-signal integrated circuits, since March 2020. Mr. Dougherty earned a B.S. in optics from the University of Rochester.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Mr. Dougherty contributes to the Board significant leadership, operations, sales, marketing and general management experience in optics and components for telecommunications and other applications. For over three decades, Mr. Dougherty has worked in the optical and components industry and can provide the Board with insight into the industry and conditions in which the Company operates. Having been recently a CEO at a publicly-held company and now serving as a member on the boards of optical and electronics companies, he is familiar with a large range of management, corporate and board responsibilities and brings valuable perspectives to the Board as an independent director.

Gregory Dougherty Independent Director AGE: 65 DIRECTOR SINCE: 2019 COMMITTEES: Compensation Committee (Chair) Audit Committee DIRECTORSHIP AT OTHER PUBLIC COMPANY: MaxLinear, Inc.

	Lasers and Technology	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership	Other Public Company Boards	Non- Corporate Experience

12     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Director Nominees

Dr. Gitin became CEO of the Company and joined the Board of Directors on June 5, 2024. Prior to IPG, Dr. Gitin served as Executive Vice President and General Manager, Photonics Solutions Division of MKS Instruments, Inc. Dr. Gitin joined MKS in September 2017 as Vice President and General Manager of the Photonics Business Unit and in 2018, also assumed responsibility for the Instruments and Motion Business Unit. Prior to joining MKS, from March 1995 to September 2017, Dr. Gitin held various management positions covering a wide range of technologies at Coherent, Inc., including Vice President of Strategic Marketing, Vice President of Business Development, and Vice President and General Manager of the Diodes, Fibers and Systems Business Unit. Dr. Gitin holds a B.S. in Electrical Engineering from University of California, Davis and an M.Eng. and Ph.D. in Electrical Engineering from Cornell University.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Dr. Gitin has more than 30 years of experience in the lasers and optics sector and possesses extensive technical and scientific expertise. Dr. Gitin brings a strong track record as a strategic industry leader with the ability to identify and execute growth opportunities. As the Chief Executive Officer, Dr. Gitin reports to the Board and has responsibility for managing the general business and affairs of the Company as well as executing the Board-approved strategy. Dr. Gitin's service as chief executive officer of the Company provides the Board with direct knowledge and understanding of the Company’s operations and execution of strategy.

Mark Gitin, Ph.D. Chief Executive Officer AGE: 58 DIRECTOR SINCE: 2024 COMMITTEES: None

	Lasers and Technology	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership

Ms. Kennedy joined IPG’s Board in August 2023. Ms. Kennedy retired as President, Proton Solutions & Chief Growth Officer at Varian Medical Systems (“Varian”), a supplier of healthcare solutions and services, in December 2021. Ms. Kennedy served in several strategic roles at Varian over 24 years, including President, Proton Solutions and Chief Growth Officer from October 2018 to December 2021, Executive Vice President and President, Oncology Systems from October 2014 to September 2018, and Senior Vice President and President, Oncology Systems from October 2011 to September 2014. Prior to Varian, Ms. Kennedy was with Siemens Medical Systems and Radiation Oncology Computer Systems in oncology product sales and marketing. Ms. Kennedy serves as a member of the board of ICU Medical, Inc., manufacturer of medical technologies, since December 2021 and the non-profit Wayne State University Foundation since April 2018. Ms. Kennedy holds B.S. degrees in Radiation Oncology and Psychology from the Wayne State University and a M.S. in Medical Physics from the University of Colorado Denver.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Ms. Kennedy’s experience as a president and in other senior executive roles at healthcare equipment makers provides enhanced experience to help identify and nurture growth opportunities, strategic planning, and business development to the Board. Ms. Kennedy also possesses a strong blend of leadership experience, medical device industry-specific knowledge, operational, acquisition and strategic planning skills that provide the Board with an independent director with the requisite background to evaluate and guide the Company in addressing opportunities and challenges with our medical products and the markets we serve.

Kolleen Kennedy Independent Director AGE: 65 DIRECTOR SINCE: 2023 COMMITTEES: Nominating and Corporate Governance Committee (Chair) DIRECTORSHIP AT OTHER PUBLIC COMPANY: ICU Medical, Inc.

	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership	Other Public Company Boards	Non- Corporate Experience

Director Nominees

Mr. Meurice has served as a member of IPG's Board since June 2014. Mr. Meurice was President and Chief Executive Officer of ASML Holding NV, a provider of semiconductor manufacturing equipment and technology, from October 2004 to June 2013, and chairman of the board of management until March 2014. From 2001 to 2004, he was Executive Vice President of the Thomson Television Division of Thomson, SA, an electronics manufacturer. From 1995 to 2001, he served as head of Dell Computer’s Western, Eastern Europe and EMEA emerging market businesses. Before 1995, he gained significant technology experience at ITT Semiconductors and at Intel Corporation. Mr. Meurice served on the boards of Soitec S.A., a semiconductor materials manufacturer, from July 2018 to July 2024, UMICORE S.A., a recycling and materials company, from April 2015 to April 2023, NXP Semiconductors N.V., a semiconductor company, from April 2014 to June 2019, Meyer Burger Technology AG, a solar equipment vendor, from May 2018 to May 2019, ARM Holdings plc, a semiconductor intellectual property supplier, from July 2013 to March 2014, and Verigy Ltd., a manufacturer of semiconductor test equipment, until its acquisition by Advantest Corporation in 2011. Mr. Meurice serves on the boards of Global Blue Group Holding AG, a leader in currency and value added tax processing, since September 2020, and Intel Corporation, a leading developer of process technology and a major manufacturer of semiconductors, since December 2024. Mr. Meurice also serves as chair of the supervisory board of Nearfield Instruments B.V., a privately held deliverer of in-line process control solutions to the semiconductor manufacturing industry, since March 2023. Mr. Meurice earned a Master’s degree in Mechanics and Energy Generation at the Ecole Centrale de Paris, a Master’s degree in Economics from la Sorbonne University, Paris, and an M.B.A. from the Stanford University Graduate School of Business.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Mr. Meurice has extensive skills and experience as a manager of several rapidly-growing, complex and global businesses in the capital equipment and electronics fields with several billions of dollars in revenues, most recently as former President and Chief Executive Officer of ASML Holding NV. He has experience managing a publicly-held company as well as experience on serving on several public company boards in the equipment and technology fields. Mr. Meurice also has a record of proven leadership as a strategic thinker, operator and marketer at the businesses he managed.

Eric Meurice
Independent Director
AGE:
68
DIRECTOR SINCE:
2014
COMMITTEES:
Nominating and Corporate Governance Committee
Compensation Committee
DIRECTORSHIP AT OTHER PUBLIC COMPANIES:
Global Blue Group Holding AG and Intel Corporation

Lasers and Technology	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership	Other Public Company Boards

14     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Director Nominees

Ms. Pavlova has served as a member of IPG's Board since January 2021. She serves as a Trustee to the VPG Foundation, a family foundation supporting the philanthropic endeavors of IPG's founder, Valentin P. Gapontsev, and is a member of the Board of Trustees of Worcester Polytechnic Institute (WPI) since November 2024. Ms. Pavlova has served in a variety of roles at non-profit institutions including the Worcester Art Museum (WAM), The Willard House and Clock Museum, and the Rhode Island School of Design (RISD Museum). She also worked in sales and marketing roles at IPG previously. Ms. Pavlova holds a Qualification for Fine Art Critic and Historian of Art and Culture from the Russian State University for the Humanities, and an M.S. in Arts Administration from Boston University. She is the spouse of co-founder and Senior Vice President, Chief Scientist, Igor Samartsev.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
As a significant stockholder with family association to founders of the Company as well as having served as an employee of the Company in sales and marketing, Ms. Pavlova’s membership on the Board provides it with further engagement by individuals having a long-term perspective and strong economic ties with the Company. Among her specific attributes that qualify her to serve as a member of the Board, Ms. Pavlova possesses extensive knowledge of our history and culture. Ms. Pavlova strengthens the connection between the Company’s founding members and our Board, thereby assisting in the alignment of the Board with the interests of all IPG stockholders. Her experience working for nonprofit organizations adds different perspectives to the boardroom.

Natalia Pavlova AGE: 46 DIRECTOR SINCE: 2021 COMMITTEES: Nominating and Corporate Governance Committee

	Financial Literacy	Non- Corporate Experience

Mr. Peeler became IPG's non-executive Chair of the Board on October 29, 2021. Mr. Peeler was appointed to IPG's Board in 2012 and served as the Lead Independent Director from 2017 to 2021. Mr. Peeler has been acting CEO of Jumplights Corp., a privately held producer of LED horticultural lighting, since June 2021. He was previously the Chief Executive Officer of Veeco Instruments Inc. (“Veeco”) from July 2007 until September 2018, and Chairman or Executive Chairman of its board of directors from May 2012 until May 2020. Veeco is a developer and manufacturer of MOCVD, molecular beam epitaxy, ion beam and other advanced semiconductor processes equipment. He was Executive Vice President of JDS and President of the Communications Test & Measurement Group of JDS, which he joined upon the closing of JDS’s merger with Acterna, Inc. in August 2005. Before joining JDS, Mr. Peeler served as President and Chief Executive Officer of Acterna. He has a B.S. and M.E. in Electrical Engineering from the University of Virginia.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Over the course of his career, Mr. Peeler has managed several high-growth technology companies. In addition, he has developed managerial leadership skills through his former position as Chief Executive Officer of Veeco, a publicly-traded company with substantial international operations. His managerial positions have provided him with in-depth knowledge of the service needs of customers in demanding markets, including semiconductor capital equipment, various manufacturing models, research and development, marketing and sales. In these roles, he has also been responsible for attracting and incentivizing executives on his team. These experiences have provided him important insights in support of his positions as non-executive Chair and a member of the Compensation Committee and the NCGC.

John Peeler Non-Executive Chair Independent Director AGE: 70 DIRECTOR SINCE: 2012 COMMITTEES: Compensation Committee

	Lasers and Technology	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership	Other Public Company Boards

Director Nominees

Dr. Scherbakov has served as a member of IPG's Board since September 2000. Since June 2024, he has served the Company as a Senior Advisor. He previously was Chief Executive Officer of IPG from May 2021 to June 2024, Chief Operating Officer of IPG from February 2017 to his appointment as CEO, and Managing Director of IPG Laser GmbH, IPG's German subsidiary, from August 2000 until June 2024, and Senior Vice President-Europe from February 2013 until May 2021. He served as the Technical Director of IPG Laser from 1995 to August 2000. From 1983 to 1995, Dr. Scherbakov was a senior scientist in fiber optics and head of the optical communications laboratory at the General Physics Institute, Russian Academy of Science in Moscow. Dr. Scherbakov graduated from the Moscow Physics and Technology Institute with an M.S. in Physics. In addition, Dr. Scherbakov attended the Russian Academy of Science in Moscow, where he received a Ph.D. in Quantum Electronics from its Lebedev Physics Institute and a Doctor of Science degree in Laser Physics from its General Physics Institute.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Having served as our past Chief Executive Officer and as Managing Director of IPG Laser GmbH, which produces a large volume of our products and is the source of many developments in products, technology and applications, Dr. Scherbakov developed extensive knowledge of the Company’s business across our many international branches. His long-term service with the Company provides the Board with a detailed understanding of the Company's operations, sales and customers. He also brings extensive technological knowledge of fiber lasers, their components and manufacturing processes to the Board.

Eugene Scherbakov, Ph.D. AGE: 77 DIRECTOR SINCE: 2000 COMMITTEES: None

	Lasers and Technology	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership

Ms. Tang has served as a member of IPG's Board since March 2022. Ms. Tang is a Founding Partner at Ducera Partners LLC, which offers strategic advisory, mergers and acquisitions, capital advisory, liability, management and restructuring advisory services. Prior to joining Ducera in 2015, Ms. Tang was a Managing Director in the New York Office of Perella Weinberg Partners from 2008 to 2015. Prior to joining Perella Weinberg, Ms. Tang was an investment banking professional at Houlihan Lokey, and a strategy consultant at The Oliver Wyman Group, a business division of Marsh & McLennan Companies. Ms. Tang joined the board of McClatchy Media Company, a privately held publishing company, in January 2025. Ms. Tang received a B.A. in Economics from Northwestern University and a M.B.A. from the Harvard Business School.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Ms. Tang's experience working across a range of industry sectors and different size companies provides her with a broad perspective in how companies manage to maximize business opportunity potential. Specializing in situations with multi-dimensional complexities and risks, Ms. Tang has more than twenty years of experience working to find creative solutions for companies at strategic crossroads. She brings to the Board a combination of strategy, operational and financial acumen and a commitment to partnership and collaboration.

Agnes Tang Independent Director AGE: 51 DIRECTOR SINCE: 2022 COMMITTEES: Audit Committee

	Financial Literacy	Global Business	Business Development and M&A	Risk Management

The Board recommends that you vote FOR each director nominee named in this Proxy Statement.

16     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Corporate Governance
Our conviction is that strong corporate governance bolsters both the Board and management, boosts public confidence, and is essential for realizing enduring value for our stockholders. In this section, you'll find a summary of our corporate governance policies and practices.
As illustrated below, we have diligently worked to implement a range of initiatives and reforms aimed at strengthening our governance structure, increasing transparency, and aligning our operations more closely with the interests of our stockholders. These developments are a testament to our dedication to upholding the highest standards of corporate governance and our commitment to responsible business practices. We believe that these governance enhancements not only reflect our proactive approach to addressing the evolving corporate landscape but also reinforce our resolve to maintain a governance structure that supports our long-term strategic objectives and sustainable value creation for all our stakeholders.

2023	• Amended insider trading policy to **prohibit all pledging** of Company stock by directors, officers and certain other insiders • Continued **Board Refreshment** with two new directors, resulting in a majority of the Board having a tenure of 5 or fewer years
2022	• Adopted **ESG oversight framework** to clearly allocate responsibilities among Board and standing committees
2021	• **Separated** the roles of **Board Chair** and **CEO** • Appointed **non-executive Board Chair** • Adopted a **formal policy** regarding the Company's approach to **political donations** and **disclosure**
2020	• Formally adopted **Rooney Rule** (ensuring diverse candidates in the pool as part of each Board search) • Published first **Corporate Sustainability Report** • Increased **stock ownership requirements** for executives and directors • Adopted **new LTI program** structure increasing the percentage of performance-based compensation • Redesigned **proxy statement** to include more detailed, transparent and easy-to-read disclosure regarding governance practices and compensation
2019	• Adopted **proxy access** bylaw amendment creating process for long-term stockholders to nominate alternative board candidates on the Company's proxy card

Board Practices, Policies and Processes
Director Meetings and Policy Regarding Board Attendance
It has been the practice of our Board and its committees to hold at least four quarterly meetings each year preceding the announcement of our quarterly results and to also conduct telephone meetings throughout the year. The quarterly meetings are in-person. Our directors are expected to spend the time needed to prepare for and participate in each meeting and to meet as frequently as necessary to properly discharge their responsibilities. We encourage members of our Board to attend our annual meetings of stockholders, but we do not have a formal policy requiring them to do so. In 2024, seven of the directors in office attended our annual meeting of stockholders by teleconference and one of the directors in office attended our annual meeting of stockholders in person.
The table below sets forth the number of meetings held by each committee and the full Board in 2024. All incumbent directors attended 75% or more of the aggregate meetings of the Board and committees on which they served during 2024.

	Board of Directors	Audit	Compensation	Nominating and Corporate Governance
Meetings held in 2024	7	8	9	5
Written consents in 2024	5	0	3	0
Corporate Governance Guidelines
Our Board adopted Corporate Governance Guidelines that outline, among other matters, the roles and functions of the Board, the responsibilities of various Board committees and the mission of the Board. Our Corporate Governance Guidelines can be found on the investor section of our website under "Governance—Governance Documents." Information on our website does not constitute part of this Proxy Statement.
The Corporate Governance Guidelines provide, among other things, that:
•a majority of our Board must be independent
•the non-executive Chair presides over executive sessions of independent directors
•the Board appoints all members and chairpersons of the Board committees, including filling of vacancies, after the NCGC recommends appropriate candidates
•the Audit Committee, Compensation Committee, and NCGC consist of independent directors to the extend required under SEC and Nasdaq rules
•the independent directors meet at least quarterly in executive sessions without the non-independent directors or management
•independent directors may not serve on the boards of more than three other public companies or, with the permission of the Board, four; the CEO may not serve on more than one other public company board
•the Board and Compensation Committee annually review the succession plans of the CEO and senior management
•directors cannot disclose confidential information to any person or entity outside of the Company or use such information for personal benefit
•Board self-assessments are conducted annually and committee self-assessments bi-annually
•Board members are subject to a stock ownership policy (described below) to ensure that they have a meaningful financial stake in the Company
The Board monitors changing legal and regulatory requirements, evolving best practices and other developments. The Board modifies the Corporate Governance Guidelines and its other corporate governance policies and practices from time to time, as appropriate.
18     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Board Practices, Policies and Processes
Director Orientation and Continuing Education
The Board and its committees proactively monitor legislative and regulatory initiatives, as well as other corporate governance trends and their potential impact on the Company. The Board receives presentations from professionals with expertise in corporate law, governance and other related topics. These experts have specialized knowledge of regulatory actions, governance trends, various other corporate governance topics and technical matters. Additionally, our directors engage in continuing education to remain informed on recent trends applicable to their committee duties.
Likewise, newly elected outside directors attend a comprehensive director orientation program that covers, among other things, our strategy, business structure, manufacturing operations, sales, target markets and applications, financial performance, risks and competitive landscape. Also, management provides training on committee policies, practices and trends to new committee members. As part of this program, directors are asked to tour facilities as appropriate. To further familiarize directors with our expanding operations, we conduct Board meetings at our major manufacturing facilities from time to time.
Board Performance Evaluations
The Board conducts annual self-assessments and its committees conduct bi-annual self-assessments to determine whether they are functioning effectively. Further, the performance of the non-executive Chair is evaluated annually. The NCGC oversees the Board and committee self-assessments. Each committee also reviews its own performance bi-annually and reports the results to the Board. Each committee reviews and reassesses the adequacy of its charter annually and recommends proposed changes to the Board.
Prohibition on Hedging and Pledging
Under our insider trading policy, no director or employee, including NEOs, may engage in shorting shares of our common stock; buying or selling puts, calls or derivatives related to our common stock or other Company securities, which includes equity compensation. Additionally, directors, officers and certain other insiders are prohibited from engaging in hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds or the pledging of shares of our common stock.
Communication with our Board of Directors
Interested parties wishing to write to the Board, a specified director or a committee of the Board should send correspondence to the Corporate Secretary, IPG Photonics Corporation, 377 Simarano Drive, Marlborough, Massachusetts 01752. All written communications received in such manner from stockholders of the Company will be forwarded to the members or committee of the Board to whom the communication is directed or, if the communication is not directed to any particular member(s) or committee(s) of the Board, the communication will be forwarded to all members of the Board.
Procedures for Submitting Complaints
We have procedures to treat complaints regarding accounting, internal accounting controls, auditing matters, fight against bribery, banking, and financial crime, including submission of confidential and anonymous concerns regarding questionable accounting, internal accounting controls or auditing matters raised by our directors, officers and employees. These procedures can be found on the investor section of our website under "Governance—Governance Documents." Information on our website does not constitute part of this Proxy Statement.
Transactions with Related Parties
The Board adopted a written related person transaction policy that requires the Audit Committee to approve or ratify any transaction or series of transactions exceeding $120,000 in which our Company is a participant and any related person has a direct or indirect material interest (other than solely as a result of being a director or trustee or less than 10% owner of another entity) ("Related Party Transactions"). Related persons include our directors, director nominees and officers and their immediate family members and persons sharing their households. It also includes persons controlling more than 5% of our outstanding common stock. Subject to certain exceptions in the policy, related parties are required to notify the Audit Committee of the Related Party Transaction for an assessment of whether the transaction or proposed transaction should be permitted. Management also has established procedures for monitoring transactions that could be subject to approval or ratification under the Related Party Transactions policy.

Board Practices, Policies and Processes
In deciding whether to approve or ratify the Related Party Transaction, the Audit Committee considers relevant facts and circumstances. The committee takes into account, among other factors, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Once a Related Party Transaction has been identified, the Audit Committee reviews all of the relevant facts and circumstances and approves or disapproves entry into the transaction. Members of the Audit Committee having an interest in a transaction excuse themselves for the consideration and approval of the transaction in which they have an interest. Certain transactions are exempt from the policy including compensation paid by the Company for service as a director or an officer which is approved by the Compensation Committee or the Board.
Pursuant to our Corporate Governance Guidelines, we expect each of our directors to ensure that other existing and future commitments do not conflict with or materially interfere with his or her service as a director. In addition, directors are required to inform the chair of the NCGC and the Chair of the Board prior to joining the board of another public company to ensure that any potential conflicts, excessive time demands or other issues are carefully considered.
The Audit Committee reviewed and approved the following Related Party Transaction for 2024 in compliance with our policy:
•From time to time, certain institutional investors may become beneficial owners of 5% or more of the voting securities of the Company and, as a result, are considered a related person under the policy. These organizations may provide services to the Company or its benefit plans. In 2024, participants in our 401(k) Retirement Plan paid approximately $132,400 in fees to affiliates of The Vanguard Group representing expense ratios associated with the Vanguard investment funds in the 401(k) Retirement Plan.
The Audit Committee also reviewed and approved the following Related Party Transaction in compliance with our policy:
•On February 20, 2025, we entered into a Registration Rights Letter with The Valentin Gapontsev Trust I and The Valentin Gapontsev Trust III (the “Gapontsev Trusts”) pursuant to which we agreed to register with the SEC an aggregate of 2,150,000 shares of common stock held by the Gapontsev Trusts. Such shares were not eligible to be resold under registration statement exemptions under Rule 144 promulgated under the Securities Act of 1933, as amended. The Gapontsev Trusts have agreed to pay all expenses of the registration of such shares pursuant to the Registration Rights Letter, including, without limitation, SEC filing fees and the fees and expenses of the Company’s counsel and independent registered public accountants and all underwriting discounts and selling commissions, if any and any other related legal expenses incurred by the Gapontsev Trusts.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Dougherty, Meurice and Peeler and Ms. Desmond served as members of our Compensation Committee in 2024. None of these persons has at any time been an officer or employee of our Company or any of our subsidiaries or had any other relationship with the Company requiring disclosure herein. During fiscal year 2024, none of the Company’s executive officers served as a member of the board of directors or compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company’s Board or Compensation Committee.
20     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Board Roles and Responsibilities
Role in Risk Management

BOARD OVERSIGHT OF RISK
The Board recognizes that effectively monitoring and managing risk are essential to the successful execution of the Company’s strategy. The Board has oversight for risk management at IPG with a focus on the most significant risks facing the Company, including strategic, operational, financial, cybersecurity and compliance risks.
In its analysis, the Board rates risks against several criteria including materiality, probability and the speed at which the risk can impact IPG, from short to long-term. The risks are scored and those with the highest ratings are overseen by the Board and its committees, along with mitigation efforts. The scorings may change year to year based upon internal or exogenous factors. After review and recommendation by the NCGC, the Board allocates risk oversight responsibility among the full Board, the independent directors acting as a group and the three standing Board committees as described below. In its review of risks, the Board and its committees may seek the advice of outside advisors or experts depending upon the particular risk. Throughout the year, the Board, the independent directors and the Board committees dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.

FULL BOARD
Our Board as a whole reviews risk management practices and a number of significant risks in the course of its reviews of corporate strategy, management reports and reports from outside experts and professional advisors.

AUDIT COMMITTEE
The Audit Committee oversees the policies, processes and risk relating to the financial statements, financial reporting processes, auditing and compliance as well as risks arising from related person transactions. The Audit Committee discusses with management the Company’s risk assessment and risk management practices and, when reviewing and approving the annual audit plan for the Company’s internal audit function, prioritizes audit focus areas based on their potential risk.

COMPENSATION COMMITTEE
The Compensation Committee oversees risk associated with management resources, including executive retention and non-CEO succession planning. It reviews the Company’s executive compensation practices, their effectiveness at linking executive pay to performance and aligning the interests of our executives and our stockholders, without encouraging excessive risk taking. The Compensation Committee annually reviews management’s assessment of compensation risk.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The NCGC oversees risk related to the Company’s governance structure and processes. It reviews processes and risk related to Board succession planning, authority delegated to management and certain compliance risk. It considers and recommends allocation of risk oversight, including business, ESG and other risks, to the Board.

INDEPENDENT DIRECTORS As a group, the independent directors oversee risks related to CEO succession planning and CEO compensation.

The Board’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include reviews of strategic and operational planning, compliance under the Company’s Code of Business Conduct and other policies, the Company’s integrity programs, health, safety and other compliance, financial reporting and controllership, human capital management, ESG matters, and information technology and cybersecurity programs. The Board's oversight role is independent from the Company’s day-to-day management, as 8 of the 11 current directors are independent and therefore have no conflicts that might discourage critical review of the Company’s risks.

Board Roles and Responsibilities
Role in Environmental, Social and Governance Oversight
Key ESG matters, including environmental risks, climate change risks and human capital risks could have an adverse impact on our Company. Additionally, certain countries in which we operate have imposed new, comprehensive ESG-focused disclosure requirements, such as the European Union’s Corporate Sustainability Reporting Directive (CSRD), which requires detailed reporting on climate-related matters, such as risks, targets and emissions disclosures, as well as other social and governance matters. In October 2024, the Board reviewed an enterprise-level ESG risk assessment to identify and understand specific risks within the ESG realm that could have a material impact on the Company. In connection with CSRD, the Company has engaged a third-party advisory firm to initiate a double materiality assessment to identify potentially material environmental, social and governance topics from an impact and financial perspective and to assess the potential impacts, risks and opportunities. Specific ESG topics are overseen by the Board as a whole, or, in limited circumstances, by the Board committee generally responsible for the subject matter. The Board supports and regularly inquires about progress in the Company’s reporting of ESG policies, metrics and related disclosures.

BOARD OF DIRECTORS

General oversight of ESG matters, with emphasis on directing the Company's strategy and setting its course for growth and CEO succession planning

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Oversees risks related to financial processes and controls, disclosures, financial risks and ethics	Oversees strategies and policies related to non-CEO succession planning and management development, as well as the Company’s labor practices	Recommends risk management allocation, including ESG matters, among Board and committees, Board composition, stakeholder engagement and management of supply chain

MANAGEMENT

Responsible for the day-to-day management and execution of the Company's strategies and course for growth, including those relating to ESG matters
Role in Management Succession Planning
The Board is focused on ensuring that the Company has long-term succession and emergency plans in place for key senior executive positions. The entire Board annually reviews, with the CEO, the Company’s plan for succession for the position of the chief executive officer, including the appropriate individual or individuals who are candidates to succeed to this position. The Board, starting in late 2023, executed a CEO transition process that involved the engagement of an executive search firm, screening and qualification of possible candidates, consideration of outside and inside candidates, interviews with all directors, and the negotiation of the terms of employment. The process was lead by several independent directors on behalf of the entire Board. This planning and execution was evident with the smooth transfer of CEO responsibilities from the former CEO, Dr. Scherbakov to Dr. Gitin in June 2024. The Board continues to be involved with the CEO transition of Dr. Gitin, monitoring his integration into the Company, his activities and strategies.
In the event of an unexpected departure of the CEO, an emergency succession plan allows for smooth transfer of responsibilities to an individual who may or may not be permanently tasked with the new role. The Compensation Committee, composed entirely of independent directors, annually reviews the Company’s plan for succession for other senior executive officers. If the succession plan is triggered for any of these roles, the full Board would participate in the discussion and consideration of any action with a final decision to be made by the full Board. In the event of a senior executive’s departure, internal and/or external candidates could be considered for permanent appointment to a given role.
22     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Board Roles and Responsibilities
Role in Ethics
All directors, officers and employees are required to abide by IPG’s Code of Business Conduct to ensure that our business is conducted in a consistently legal and ethical manner. These policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures and a Company-wide focus on uncompromising integrity in every aspect of our operations. Our Code of Business Conduct covers many topics, including antitrust and competition law, conflicts of interest, financial reporting, protection of confidential information, and compliance with all laws and regulations applicable to the conduct of our business. All of our directors and employees receive bi-annual training on our Code of Business Conduct, which can be found on the investor section of our website at investor.ipgphotonics.com in the investor section under "Governance—Governance Documents." If the Board grants any waivers from our Code of Business Conduct to any directors or executive officers, or if we amend our Code of Business Conduct, we will, if required, disclose these matters via updates on our website. Information on our website does not constitute part of this Proxy Statement.
Role in Stockholder Engagement
Accountability to our stockholders is an important component of the Company’s success. We recognize the value of building informed relationships with our investors that promote further transparency and accountability.
While proxy voting is one direct way to influence corporate behavior, proactive engagement with our investors can be effective and impactful. Investor views are continuously communicated to the Board and are instrumental in the development of our governance, compensation and other policies and inform our business strategy. The Board continues to seek investor input on a range of issues and practices in furtherance of enhancing long-term stockholder value.

Publish Annual Report and Proxy Statement. Speak with investors about topics to be addressed at the annual meeting.	Review results of the annual meeting, governance trends and regulatory developments. Board and committees conduct self-assessments of performance and effectiveness.

Outreach to investors regarding our policies and practices. Consider input from investors to enhance disclosures, governance practices and compensation programs.	Communicate investor feedback to the Board. Board and committees use self-assessments to develop and implement changes improving effectiveness.

Role in M&A
The Board plays an active and integral role in overseeing the Company's mergers and acquisitions (M&A) process. This oversight is conducted both individually by directors and through an ad hoc committee specifically formed to address M&A activities. The Board's involvement begins early in the potential transaction's lifecycle. In collaboration with management, directors provide valuable feedback and insights on potential transactions, ensuring that risks and opportunities related to M&A are thoroughly evaluated. The M&A committee advised management in several meetings and other engagements with respect to the acquisition and integration of cleanLaser, acquired in December 2024. The Board regularly receives reports from management regarding the integration targets and activities of cleanLaser. This proactive engagement allows the Board to offer strategic guidance and for management to address concerns early in the process.
As part of the approval process, the Board receives a comprehensive integration plan from management. This plan outlines the steps necessary to successfully integrate the acquired entity into the Company's operations. The Board reviews this plan in detail, providing further input and ensuring that all aspects of the integration are well-considered.
Following consummation of a deal, the Board continues to monitor the success and performance of the transaction. This ongoing oversight includes regular updates from management on the progress of the integration and the achievement of key milestones. The Board's continuous involvement ensures that the transaction aligns with the Company's strategic objectives and delivers the anticipated benefits to stockholders.
Additionally, the Board may engage external advisors to provide independent assessments and expert opinions on complex M&A transactions. This external perspective further enhances the Board's ability to make informed decisions and uphold its fiduciary responsibilities.

Board Structure
Board Leadership Structure
•Non-Executive Chair: John Peeler
•Audit and Compensation Committees and Nominating Subcommittee composed entirely of independent directors
•Independent directors meet in executive session at each of the Board's regular quarterly meetings and as needed outside of such meetings
There is no single board leadership structure that is optimal in all circumstances. The Board, with its broad range of skills and experience, considers the most appropriate leadership structure for the Company in the context of the specific circumstances and challenges facing the Company. The directors come from a variety of organizational backgrounds with direct experiences in a wide range of leadership and management structures. The independent directors, who comprise 70% of our Board, challenge management and demonstrate the independence necessary for effective oversight. The NCGC, in consultation with the other independent directors, evaluates on an ongoing basis whether the Board’s leadership structure is appropriate to effectively address the evolving needs of our business and the long-term interests of our stockholders. The NCGC then makes recommendations to the Board concerning the Board’s leadership structure. The Board, in accordance with our bylaws, elects a Chair from among the directors. The Board believes it is in the best interests of the Company and its stockholders for the Board to determine which director is best qualified to serve as Chair in light of the circumstances at the time, rather than based on a fixed policy.
The Board believes that it is currently in the best interests of our stockholders that the Chair role be held by Mr. Peeler, an independent director. This leadership structure allows our CEO to focus on executing our strategic imperatives, which was particularly necessary during 2024's CEO transition between Dr. Scherbakov and Dr. Gitin. Meanwhile, in his capacity as non-executive Chair, Mr. Peeler focuses on leading the Board, ensuring that it provides strong oversight of management, sets goals and objectives for the CEO, and that all directors have access to the resources required to discharge their duties appropriately.
Director Independence
Seven of our ten director nominees are independent as defined by Nasdaq and SEC rules. A predominantly independent board ensures that our Board is acting objectively and in the best interests of our stockholders. Our independent directors also bring expertise and a diversity of perspectives to the Board. The culture of the Board enables directors to openly express their opinions in the boardroom and to raise challenges. Nasdaq listing standards governing independence require that a majority of the members of the Board be independent as defined by Nasdaq. Also, our Corporate Governance Guidelines require that a majority of the Board members be independent. Our Corporate Governance Guidelines also require that an independent director must have no material relationship with the Company, directly or indirectly, that might interfere with the exercise of independent judgment in the performance of director responsibilities.
The Nominating Subcommittee conducted the annual review of the independence of the directors (and director nominees) in March 2025, taking into account relevant facts and circumstances, and reported its findings to the full Board. The Nominating Subcommittee determines independence on the basis of the standards specified by Nasdaq, the additional standards referenced in our Corporate Governance Guidelines, and other facts and circumstances the Board considers relevant. During this review, the Nominating Subcommittee examined all direct and indirect transactions or relationships between the Company or any of its subsidiaries and each current independent director and any immediate family member of the independent director and determined that no material relationships with the Company existed during 2024 or to date in 2025. On the basis of this review, the Nominating Subcommittee determined that each of the following director nominees qualifies as an independent director as defined in Nasdaq guidelines, SEC rules and under our Corporate Governance Guidelines: Gregory Beecher, Jeanmarie Desmond, Kolleen Kennedy, Gregory Dougherty, Eric Meurice, John Peeler and Agnes Tang. The Nominating Subcommittee also determined that Michael Child, who is not standing for reelection as a director this year, was independent. Additionally, the Nominating Subcommittee determined that each member of the Audit Committee and the Compensation Committee meets the independence standards specific for members of such committees under Nasdaq guidelines and SEC rules. The Board agreed with these determinations by the Nominating Subcommittee. Ms. Pavlova is not considered independent because she is the spouse of Dr. Igor Samartsev, an executive officer of the Company. Dr. Scherbakov is not considered independent under Nasdaq listing rules because he served as CEO within three years of such independence determination. Dr. Mark Gitin, as our current CEO, is not considered independent.
Additionally, our independent directors meet privately, without non-independent directors or management present, at least four times during the year. These private sessions are generally held in conjunction with the regular quarterly Board meetings. Other private meetings of the independent directors are held as often as deemed necessary by them and are led by Mr. Peeler as non-executive Chair. Board committees meet without non-independent directors or management present from time to time as they deem necessary.
24     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Standing Committees and Board Committee Membership
The Board has three standing committees. The Audit Committee and the Compensation Committee are each composed entirely of non-employee, independent directors. Ms. Pavlova serves on the NCGC and is not considered independent. Under their written charters adopted by the Board, each of these committees is authorized and assured appropriate funding to retain and consult with external advisors, consultants and counsel. Below we provide the principal functions and current members of the standing Board committees.
Audit Committee

MEMBERS	FUNCTIONS:
Jeanmarie Desmond (Chair) Gregory Beecher Gregory Dougherty Agnes Tang Meetings in 2024: 8
•Providing oversight of financial management, the internal auditor function and the independent auditor.
•Providing oversight with respect to our internal controls including that management is maintaining an adequate system of internal control such that there is reasonable assurance that assets, systems and processes are safeguarded and that financial reports and certain other datasets are properly prepared; that there is consistent application of generally accepted accounting principles; and that there is compliance with management’s financial reporting policies and procedures.
•Pre-approving audit and permissible non-audit services by our independent auditor, reviewing and discussing our annual and quarterly financial statements and related disclosures.
•Review and approve related party transactions.
•Meeting periodically with the independent auditor, management and internal auditor function (including in private sessions) to review their work and confirm that they are properly discharging their respective responsibilities.
•Appointing the independent auditor.
For more information on Audit Committee activities in 2024, see the Audit Committee Report on page 64 of this Proxy Statement and Proposal 4: Ratify Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for 2025 on page 62.

The Board has determined that each member of the Audit Committee is independent and financially literate. The Board has designated Ms. Desmond and Mr. Beecher, who are each independent directors under the Nasdaq listing standings and the SEC's audit committee requirements, as “audit committee financial experts” pursuant to the SEC’s final rules implementing Section 407 of the Sarbanes-Oxley Act. Stockholders should understand that the designation of Ms. Desmond and Mr. Beecher each as an “audit committee financial expert” is an SEC disclosure requirement and that it does not impose upon them any duties, obligations or liabilities that are greater than those imposed on them as members of the Audit Committee and the Board in the absence of such designation. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.

Standing Committees and Board Committee Membership
Compensation Committee

MEMBERS	FUNCTIONS:
Gregory Dougherty (Chair) Jeanmarie Desmond Eric Meurice John Peeler Meetings in 2024: 9
•Reviewing and recommending to the independent directors the CEO’s base salary and opportunities for annual and long-term incentive compensation.
•Reviewing and approving compensation recommendations by the CEO for the other executive officers, including base salaries, annual performance bonuses, long-term incentive awards, severance benefits, perquisites and employment agreements.
•Setting our compensation philosophy and composition of the group of peer companies used for a comparative analysis of executive compensation.
•Reviewing and recommending for approval by the Board the compensation for non-employee directors.
•Administering the equity compensation plans under which we compensate our executive officers, other key employees and directors.
•Retaining and approving the compensation of an independent compensation consultant firm for matters related to executive officer and director compensation, and outside legal counsel to provide advice on compensation-related matters.
•Assessing the independence of any compensation consultant, external legal counsel, accounting or other advisors.
•Preparing the Compensation Committee Report included in this Proxy Statement on page 47 and overseeing management’s risk assessment of compensation for all employees and compensation-related risks as delegated by the Board.

Nominating and Corporate Governance Committee

MEMBERS	FUNCTIONS:
Kolleen Kennedy (Chair) Eric Meurice Gregory Beecher Natalia Pavlova Meetings in 2024: 5
•Overseeing matters of corporate governance, including the evaluation of the performance and practices of the Board.
•Developing and recommending criteria for Board membership.
•Through the Nominating Subcommittee comprised solely of independent directors, reviewing possible candidates for the Board and recommending director nominees to the Board for approval.
•Overseeing the process for the performance evaluations of the Board and its committees.
•Engaging in Board succession planning to ensure boardroom skills are aligned with IPG’s long-term strategic plan.
•Reviewing and recommending director orientation, stock ownership guidelines, delegation of authority to management and insider trading policy, and considering questions of possible conflict of interest as such questions arise.
•Reviewing and recommending risk oversight responsibilities, including ESG matters, of the Board and its committees and of the independent directors as a group.

Each of the standing Board committees has a written charter that states their respective purposes, goals and responsibilities as well as qualifications for committee membership, appointment and removal, committee structure and operations and reporting to the entire Board. The three committee charters and our Corporate Governance Guidelines can be found on the investor section of our website at investor.ipgphotonics.com under "Governance—Governance Documents." Information on our website does not constitute part of this Proxy Statement.
26     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Directors

Board Refreshment and Composition
Board Succession Planning
Our Board’s succession planning focuses primarily on the composition of our Board and its committees, anticipated retirements, succession plans for committee members and chairs, and recruiting strategies for adding new directors. In its succession planning, the NCGC and our Board consider the results of our Board’s annual self-assessment, as well as other appropriate information, including the types of skills and experience desirable for future Board members and the needs of our Board and its committees at the time in light of the Company’s long-term strategy.
•Thoughtful, Deliberate Board Refreshment Process. The Board’s refreshment actions reflect a thoughtful and deliberate process that is informed by our Company’s strategic needs as well as the Board’s annual self-assessment and director nomination processes. As a result of refreshment, over half of the director nominees joined the Board since January 2021.
•Appropriately Balance Experience and Perspectives While Ensuring an Orderly Transition. Our Board takes care as part of its Board refreshment process to appropriately balance new perspectives and the experience of existing directors while undergoing an orderly transition of roles and responsibilities on the Board and its committees.

DIRECTOR TENURE AND RETIREMENT AGE POLICIES
•Our Board recognizes the importance of periodic Board refreshment and maintaining an appropriate balance of tenure, experience and perspectives on the Board.
•We believe it is desirable to maintain a mix of longer-tenured, experienced directors with institutional memory and understanding of our business and culture and newer directors with fresh perspectives. However, we do not impose director tenure limits.
•The Board believes that directors should not have an expectation of being re-nominated annually and that the NCGC’s assessment is a key component of its director nomination process.
•In connection with the Board’s annual self-assessment and director nomination processes, the NCGC considers upcoming retirements, the average tenure and overall mix of individual director tenures of the Board, the overall mix of the skills, knowledge, experience and backgrounds, each individual director’s performance and contributions to the work of the Board and its committees, the personal circumstances and other time commitments of directors, along with other factors the Board deems appropriate.
•The Board believes that, as an alternative to term limits, non-employee directors should submit their resignation from the Board upon attaining the age of 72 and on each subsequent anniversary unless another arrangement is approved by the NCGC. The Board then considers the needs and circumstances confronting the Board and, upon recommendation of the NCGC, determines whether to accept or reject the resignation.
•Our Board’s age resignation policy is intended to facilitate our Board’s recruitment of new directors with appropriate skills, experience and backgrounds and provides for an orderly transition of leadership on our Board, while also taking into consideration the importance of institutional knowledge and unique perspectives.

Board Refreshment and Composition
Board Nomination Process

1	2	3	4
EVALUATION OF BOARD COMPOSITION	IDENTIFICATION OF POOL OF CANDIDATES	MEETINGS WITH POTENTIAL CANDIDATES	RECOMMENDATION OF POTENTIAL DIRECTORS FOR APPROVAL
•The NCGC and the Board evaluate Board composition annually and identify skills, experience and capabilities desirable for new directors in light of the Company’s long-term strategy	•The NCGC identifies potential nominees through multiple sources, including third-party search firms and input from stakeholders
•Evaluation and assessment of candidate interest, minimum qualifications, conflicts, independence, background and other information
•Members of the NCGC, other Board members and executives meet with qualified candidates

•NCGC recommends potential nominees to the Board for approval
•Stockholders vote on candidates nominated by the Board at the next annual meeting of stockholders or the Board appoints a nominee to the Board to fill a vacancy

The NCGC’s evaluation process and criteria does not vary based upon whether a candidate is recommended by a stockholder. However, the procedural requirements set forth in our bylaws and the procedures described below in Additional Information - 2025 Annual Meeting and Nominations must be met. All references to "NCGC" herein with respect to the identification, review and recommendation to the Board of individuals that such committee believes to be qualified to become Board members are fulfilled by the Nominating Subcommittee comprised solely of independent directors.
The composite skills of the Board members and the ability and willingness of individual Board members to complement each other and to rely on each other's knowledge and expertise should produce informed Board members who are not afraid to disagree and who can intelligently assess management's performance and evaluate our strategic direction. In considering whether to recommend any candidate for nomination to the Board, including candidates recommended by stockholders, the NCGC must be satisfied that the recommended nominee meets the following qualifications at a minimum:

Character and Integrity	Must be an individual of the highest character and integrity
Leadership Experience	Demonstrated excellence, leadership and significant experience in their field of endeavor
Financial Literacy and Commitment to Representing Stockholders	Ability to read and understand financial statement fundamentals and commitment to representing the long-term interests of the Company’s stockholders, while keeping in perspective the interests of the Company’s customers, employees and the public
Independence and Constructive Collegiality	Must have a demonstrated ability to think and act independently as well as the ability to work constructively in a collegial environment. Must satisfy independence criteria of the SEC and Nasdaq, where independence is desired
Age	A potential director (excluding any incumbent) cannot be less than 21 or greater than 72 years of age (unless a waiver of the requirement is obtained)
Limit on Other Public Boards	Independent directors – 3 (or 4 with Board approval) CEO - 1

The NCGC believes that our Board should be composed of directors who, as a group, have the experience and skills that are collectively required to make informed Board decisions and provide effective Board oversight to allow the Board to fulfill its responsibilities. The NCGC considers experience in our industry or markets, international business and cultural experience, experience serving on the boards of public companies, experience acquiring companies and varied backgrounds, including professional experience, global experience, education, and other individual qualities and attributes, in evaluating recommended nominees. With a significant percentage of our sales and employees in locations outside of the U.S.A., it is important to have the appropriate experience and background coming from being born and operating in other countries. The NCGC does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Board recognizes that the variety of perspectives of its members is directly impacted by the variety in the pool of potential director candidates. The Board has a written policy requiring the pool of external candidates from which the NCGC recommends nominees to include female and/or racially/ethnically diverse candidates. To implement this policy, third-party director search firms hired by the NCGC are instructed to include in the pool qualified candidates who reflect diverse backgrounds, including diversity of gender and/or race/ethnicity.
28     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Director Compensation
In 2024, our non-employee directors received the following annual compensation from us:

Amount
Board Retainer	$40,000
Non-Executive Chair Retainer	$80,000
Audit Committee Retainers
Chair	$25,000
Non-Chair	$12,500
Compensation Committee Retainers
Chair	$22,500
Non-Chair	$10,000
NCGC Retainers
Chair	$17,500
Non-Chair	$7,500
Annual Equity Award	$250,000
Following our annual meeting of stockholders in 2024, non-employee directors received an equity award of service-based restricted stock units ("RSUs") with a value of approximately $250,000. The awards vest in a single installment on the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders.
Upon election to the Board, each new non-employee director receives a grant of approximately $250,000 in RSUs vesting on the first anniversary of the date of grant subject to the director’s continued service on the Board through the vesting date. If the election to the Board for a new director occurs other than at an annual meeting of stockholders, the subsequent annual equity grant is pro-rated based upon time the director served since first election. Any director who retires after at least eight years of service on the Board will be entitled to full vesting of all RSUs then held by the director.
Director Compensation Table
The following table summarizes the compensation of each of our non-employee directors for 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Gregory Beecher	60,000	249,950	309,950
Michael Child	42,776	249,950	292,726
Jeanmarie Desmond	75,000	249,950	324,950
Gregory Dougherty	75,000	249,950	324,950
Kolleen Kennedy	44,724	249,950	294,674
Eric Meurice	66,989	249,950	316,939
Natalia Pavlova	44,724	249,950	294,674
John Peeler	132,776	249,950	382,726
Agnes Tang	52,500	249,950	302,450
(1)The amount reported is equal to the fair value of the RSU awards as of the grant date determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718") disregarding any estimates of forfeitures related to service-based vesting. The assumptions that we used with respect to the valuation of RSU awards are set forth in Note 15 to our Consolidated Financial Statements in our Annual Report.

Director Compensation
Outstanding Equity Awards Table
Outstanding Equity Awards
The following table provides information regarding unvested RSUs and unexercised stock options held by each of our non-employee directors on December 31, 2024. The Company no longer grants stock options to non-employee directors. All previously-granted options were vested as of December 31, 2024.

Name	Unvested Restricted Stock Units (#)	Total Number of Shares Underlying Option Awards Held (#)
Gregory Beecher	3,022	—
Michael Child	3,022	10,578
Jeanmarie Desmond	3,022	—
Gregory Dougherty	3,022	3,259
Kolleen Kennedy	3,022	—
Eric Meurice	3,022	10,578
Natalia Pavlova	3,022	—
John Peeler	3,022	7,576
Agnes Tang	3,022	—
Our Charter limits the dollar amount of personal liability of our directors for breaches by them of their fiduciary duties. Our Charter requires us to indemnify our directors to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"). We have also entered into indemnification agreements with all of our directors and we have purchased directors’ and officers’ liability insurance.
Objectives of Director Compensation
Quality non-employee directors are critical to our success. We believe that the two primary duties of non-employee directors are to effectively represent the long-term interests of our stockholders and to provide guidance to management. As such, our compensation program for non-employee directors is designed to meet several key objectives:
•Adequately compensate directors for their responsibilities and time commitments and for the personal liabilities and risks that they face as directors of a public company.
•Attract the highest caliber non-employee directors by offering a compensation program consistent with those at companies of similar size, complexity and business character.
•Align the interests of directors with our stockholders by providing a significant portion of compensation in equity and requiring directors to own our stock.
•Provide director compensation that is simple and transparent to stockholders and reflects corporate governance best practices.
Elements of Director Compensation
We believe that the following components of our director compensation program support the objectives above:
•We provide cash compensation through retainers for Board and committee service, as well as additional cash retainers to the non-executive Chair of the Board and chairs of our standing Board committees. We do not provide Board and committee meeting fees. Compensating our directors in this manner simplifies the administration of our program and creates greater equality in rewarding service on committees of the Board. The additional retainers for Board or committee leadership compensate directors for the additional responsibilities and time commitments involved with chair responsibilities.
•We pay for, provide or reimburse directors for expenses, including business class travel, incurred to attend Board and committee meetings and director education programs. We do not pay our non-employee directors any additional payments or perquisites.
•Directors do not have a retirement plan.
•Directors who are also employees receive no additional compensation for service on the Board.
30     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Director Compensation
Determining Director Compensation
Our Compensation Committee reviews our director compensation program every other year to confirm that the program remains appropriate and competitive and recommends any changes to our full Board for consideration and approval.
In 2024, the Compensation Committee engaged FW Cook, an independent compensation consultant, to provide a comprehensive review of compensation for non-employee directors in comparison to the same compensation peer group used for the Company’s executive compensation analysis. The analysis included review of cash retainers, initial and annual equity grants, vesting schedules, and meeting fees for Board and committee service. Based upon its review, in 2024 the Compensation Committee determined that the director compensation continues to be appropriate and changes were made in 2024.
DETERMINING NON-EMPLOYEE DIRECTOR COMPENSATION

1	2	3
The Compensation Committee engages independent compensation consultant to review compensation of non-employee directors as compared to peer group
The Compensation Committee evaluates the independent compensation consultant's report, compensation trends and need to retain and attract high caliber non-employee directors consistent with comparable companies
The Board considers changes to non-employee directors compensation program recommended by the Compensation Committee

Director Stock Ownership Guidelines
The Board adopted stock ownership guidelines to more closely align the interests of our directors with those of our long-term stockholders. Under the guidelines, non-employee directors are expected to maintain a minimum investment in our common stock of five times their annual cash Board retainers (excluding committee or leadership retainers).
Unvested time-based RSUs count toward required stock ownership levels; stock options (whether vested or unvested) do not. Ownership requirements are to be achieved no later than four years after the election as a director, except that prior to such time the director is expected to retain a certain portion of stock issued upon exercise of stock options or vesting of RSUs until the minimum ownership level is attained. All directors were in compliance with our stock ownership guidelines as of December 31, 2024.

Proposal 2	Advisory Vote to Approve Our Executive Compensation

We are asking our stockholders to cast an advisory vote to approve the compensation of the NEOs as disclosed in this Proxy Statement in accordance with the requirements of Section 14A of the Exchange Act. This proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program. As most recently recommended by our stockholders in 2024, we submit this proposal for a non-binding vote on an annual basis. At the annual meeting of stockholders in 2024, the last time this proposal was up for a non-binding, advisory vote, over 96% of votes cast on this proposal were in favor of our executive compensation practices as disclosed in our 2024 proxy statement.
Our compensation program is designed to be simple, effective and link pay to performance. It reflects the size, scope and success of IPG’s business as well as the responsibilities of our NEOs. As evidence of this philosophy, approximately 76% and 79% of the total direct target compensation opportunities for our current CEO and other NEOs (average, excluding our former CEO), respectively, in 2024 was at risk. "At risk" includes awards that are subject to performance conditions and/or stock price performance. Also, 50% of long-term incentives granted to NEOs are subject to performance-based vesting.
We believe our compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders. In 2024, the Company underwent a CEO transition, executive departures and challenges in its business. The strong links between pay and performance in annual and long-term incentive compensation philosophies are shown in the graphics on pages 38 and 41 which reveal targets and payout percentages. We encourage you to read the entire Compensation Discussion and Analysis section of this Proxy Statement and the compensation tables and narrative disclosures that follow for additional details about our 2024 executive compensation program for our NEOs.
As an advisory vote, the results of this vote will not be binding upon the Board or the Company. However, the Compensation Committee and the Board value the opinions expressed by our stockholders on this proposal and will consider the outcome of the vote when making future decisions on the compensation of our NEOs.
Thus, the Company is submitting to stockholders the following resolution for their consideration and approval:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (including in the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative).

The Board recommends that you vote FOR approval of our executive compensation.

32     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis
Executive Overview
This Compensation Discussion and Analysis provides a review of our executive compensation philosophy and program, and Compensation Committee decisions for fiscal year 2024. The discussion in this section focuses on the compensation of the NEOs for fiscal year 2024, who were:

MARK GITIN, PH.D.	Chief Executive Officer (beginning June 5, 2024)
TIMOTHY MAMMEN	Senior Vice President and Chief Financial Officer
TREVOR NESS	Senior Vice President, Sales and Strategic Business Development
ANGELO LOPRESTI	Senior Vice President, General Counsel and Secretary
IGOR SAMARTSEV, PH.D.	Senior Vice President, Chief Scientist
EUGENE SCHERBAKOV, PH.D.	Former Chief Executive Officer (through June 4, 2024)
ALEXANDER OVTCHINNIKOV, PH.D.	Former Senior Vice President, Chief Technology Officer (through September 15, 2024)
Detailed bios of our executive officers are included in Item 1 of the Annual Report.
Leadership Transition
As the culmination of an orderly and thorough succession planning process led by our independent directors, our Board of Directors appointed Dr. Mark Gitin as our CEO and as a member of the Board, succeeding Dr. Eugene Scherbakov. Dr. Gitin joined IPG on June 5, 2024 with over 25 years of management and operating experience in the optics and laser industry.
The Company entered into an employment agreement with Dr. Gitin on April 25, 2024, which includes provisions for his base salary, annual cash incentive compensation and new hire equity awards, as well as relocation assistance.
Dr. Eugene Scherbakov transitioned from the role of CEO on June 4, 2025. Given Dr. Scherbakov's long tenure with the Company, the Board viewed it as desirable to retain the services of Dr. Scherbakov to support a successful CEO transition. As a result, the Company also entered into an advisor agreement (the “Advisor Agreement”) with Dr. Scherbakov pursuant to which Dr. Scherbakov provides advisory services to assist with the CEO transition through June 5, 2026. Dr. Scherbakov remains a member of the Board without additional compensation for such service.
Please see the “Compensation Related to Leadership Transitions” section below for additional information.
2024 Pay and Performance Highlights
•Salaries flat (only increased salaries for two executives with expanded responsibilities)
•Annual bonus plan payout for 2024 performance: 63% of total annual target opportunity
•Payout for 2022-2024 performance share units: 33% of target
•Hired a new CEO with a strong track record as a strategic industry leader with an ability to identify and execute on growth opportunities.
In 2024, IPG maintained a compensation program consistent with the prior year and its pay for performance philosophy. IPG's revenue declined 25% compared to the prior year, with lower sales in materials processing, medical and advanced applications. Revenue continued to be negatively impacted by softer industrial demand across many geographies and weakness in demand in e-mobility and renewable energy markets. Additionally, increased competition impacted sales in cutting while weaker electric vehicle battery investment reduced sales in welding. In August 2024, IPG successfully exited Russia through the sale of its business there which reduced sales in the second half and resulted in a charge of $198 million. Gross margin decreased in 2024 due to increased inventory provisions and reduced absorption of manufacturing expenses as a result of lower revenue. However, cash flow generation remained strong with cash flow from operating activities of $247.9 million. IPG finished the year with a strong balance sheet, with cash, cash equivalents and short-term investments of $930.2 million as of December 31, 2024. The Company allocated capital in 2024 through the return of $343.8 million to stockholders in share repurchases, as well as investments in new product development and the acquisition of cleanLaser, a maker of laser cleaning systems.
As a result of difficult conditions in its markets and business, the Compensation Committee of the Board determined that decisive action was necessary to support executive management in navigating these significant challenges and changes, to stabilize and retain the management team and to create value for stockholders over the long-term. As described in more detail below, such action included engagement of a new CEO with a competitive compensation package, an adjustment to the annual incentive plan with a lower payout potential, a redesign of performance share units (“PSUs”), and an enhanced long-term incentive opportunity for certain NEOs.

Compensation Discussion and Analysis
Stockholder-Minded Compensation Practices

PRACTICES WE EMPLOY	PRACTICES WE AVOID
✓ Align our NEO Pay with Performance: Strong links of compensation to Company performance and stockholder returns for annual and long-term incentives.
✓ Balance Annual and Long-Term Incentives: Incentive programs provide an appropriate balance of annual and long-term incentives and include multiple measures of performance.
✓ Use Long-Term Incentives to Link Executive Pay to Company Performance: Over half of NEO pay consists of long-term incentives.
✓ Cap Annual Incentive Compensation and Performance-Based Equity Payouts.
✓ Annual Risk Assessment of Compensation Program.
✓ Independent Compensation Consultant: The Compensation Committee retains a compensation consultant, who is independent and without conflicts of interest with the Company.
✓ Stock Ownership Requirements: Officers and directors are subject to stock ownership guidelines to further align their interests with those of our stockholders.
✓ Clawbacks on Executive Compensation: We maintain a compensation recovery policy covering cash and equity.
✓ Anti-Pledging Policy.
✓ Anti-Hedging Policy Applicable to All Employees and Directors.

✗ No Guaranteed Annual Incentive Plan Bonuses: Our annual incentive compensation plan is performance-based and does not include any minimum payout levels.
✗ No Excise Tax Gross-Ups: We do not provide excise tax gross reimbursements for change in control payouts.
✗ No Excessive Perquisites: We provide limited perquisites to our NEOs.
✗ No Single-Trigger Change in Control Payments or Benefits. Severance and equity acceleration for NEOs generally require a “double-trigger” of both a change-in-control and qualifying termination of employment.
✗ No Stock Option Repricing without Stockholder Approval. Our equity plans prohibit repricing underwater stock options.
✗ No Supplemental Executive Retirement Plans, Executive Pensions or Excessive Retirement Benefits.

Stockholder Feedback
At our 2024 annual meeting of stockholders, our stockholders overwhelmingly approved our executive compensation structure in a “say-on-pay” advisory vote, with over 96% of votes cast in favor of our executive compensation structure. After considering the results of the 2024 vote, the Compensation Committee determined to maintain its general pay philosophy and practices. Proposal 2 described herein is the "say-on-pay" advisory vote.
Say-on-pay approval during last stockholder vote (2024)
34     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

2024 Compensation of Named Executive Officers
Our Business and Our Compensation Philosophy
The guiding principles of our executive compensation philosophy and practices continue to be pay-for-performance, accountability for annual and long-term performance, alignment to stockholders’ interests and providing competitive pay to attract and retain executives. We believe our compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders.
Our executive compensation program is designed to focus our executive officers on both annual and long-term financial and operational performance without encouraging unnecessary risk. Approximately 76% and 79% of the total direct target compensation opportunities for our current CEO and other NEOs (average, excluding our former CEO), respectively, in 2024 was at risk. "At risk" compensation includes awards that are subject to performance conditions and/or stock price performance. Because Dr. Gitin received a new hire bonus for 2024 with a fixed payout pursuant to the terms of his employment agreement, the amount of "at risk" compensation for Dr. Gitin for 2024 was lower than is typical for our CEO.
The 2024 compensation program for our NEOs had three primary components: annual base salary, annual cash incentives and long-term equity incentives. The amounts below illustrate the average allocation of fiscal year compensation components at target for our current CEO and the average for our other NEOs (excluding our former CEO) in 2024 as a group.
The following is an overview of the primary compensation program elements for our NEOs.

Form of Compensation		Performance Period	Performance Criteria	Objectives	For More Information
Base Salary
CEO	OTHER NEOs	Ongoing	Alignment of salary with performance is evaluated on an annual basis
•Provides a competitive fixed component of cash compensation to attract and retain talented and experienced executives with the knowledge and skills necessary to achieve the Company’s strategic business objectives
•Reflect scope of roles and responsibilities, contributions, skills, knowledge, experience and seniority
Page 36

Annual Incentive
CEO	OTHER NEOs	One year	Net sales and Adjusted EBIT
•Provides variable cash compensation opportunity that rewards achievement of corporate goals, with an additional compensation opportunity based upon individual performance
•Motivates achievement of short-term performance goals designed to enhance value of IPG
•Foster a shared commitment among executives through establishment of uniform Company financial goals
Page 36

Long-Term Incentives
CEO	OTHER NEOs	Three years	Attainment of revenue growth and profitability targets	•Rewards successful achievement of three- year performance goals designed to enhance long-term value of IPG •Intended to satisfy long-term retention objectives	Page 39
		Vests over three years	Service-based vesting; ultimate value based on stock price performance	•Rewards the creation of long-term value •Recognizes potential future contributions •Intended to satisfy long-term retention objectives

2024 Compensation of Named Executive Officers
Base Salary
We provide base salary to our NEOs and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year. Unlike annual cash incentives and long-term equity incentives, base salary is not subject to performance risk. The Compensation Committee reviews data provided by its independent compensation consultant and considers the following factors when setting base salaries of the NEOs: experience, skills, seniority, knowledge and responsibilities of the executive and the individual’s performance assessment provided by the CEO. With respect to the CEO, the Compensation Committee additionally considers the performance of the Company as a whole in its recommendation to the independent directors, who set CEO compensation.
In February 2024, the Compensation Committee evaluated the base salaries and total cash compensation for the then-serving NEOs with the assistance of Frederic W. Cook & Co., Inc. ("FW Cook"), its independent compensation consultant. The base salaries for Drs. Scherbakov and Samartsev, and Messrs. Mammen and Lopresti were unchanged from 2023 levels. However, the Compensation Committee approved increasing the base salaries of Mr. Ness and Dr. Ovtchinnikov by 5% because of their expanded executive responsibilities following the passing of the Company’s Chief Operating Officer at the end of 2023. Mr. Ness assumed oversight of the medical and systems businesses, procurement, technical support and service, and Dr. Ovtchinnikov took over management of our electrical and software engineering, our Canadian operations, facilities and safety.
On April 25, 2024, the Company and Dr. Gitin entered into an employment agreement, which provides for an initial annual base salary of $775,000. The Compensation Committee engaged FW Cook to provide market data on peer compensation for CEOs as well as advice on the terms of his compensation package and new chief executive hiring practices. The Compensation Committee considered the data and advice from the independent compensation consultant in establishing Dr. Gitin’s compensation and employment terms.
Annual Incentives
A significant portion of an executive's potential short-term compensation is in the form of annual cash incentive pay tied to the achievement of goals set by the Compensation Committee under our Senior Executive Annual Incentive Plan ("AIP") administered by the Compensation Committee. The Compensation Committee determines who is eligible to receive awards under the AIP, defines performance goals and objectives for executives, establishes target awards for each participant for the relevant performance period, and determines the percentage of the target award that should be allocated to the achievement of each of the chosen performance goals. Generally, after the end of the fiscal year, the independent directors and the Compensation Committee determine the amount of the CEO’s and each of the other NEO’s actual annual incentive award, respectively, based upon their evaluation of achievement against pre-determined goals.
Financial performance above target results in a payout of a higher percentage of a NEO's target bonus, up to 200% of the NEO’s total target cash bonus. Performance below target results in a lower bonus payout for that goal if a minimum threshold is met, with 37.5% of the NEO’s total target cash bonus as the minimum in such circumstance, or no payout if the minimum threshold is not met. The CEO can earn up to 25% of his target award based upon personal goals and objectives determined by the independent directors. The other NEOs are also are eligible for payouts up to 25% of the target award based on their individual performance in support of the CEO’s goals and other objectives, the recommendation of the CEO, and other factors the Compensation Committee deems relevant. The maximum opportunity under the AIP is 225% of the total target payout.
In February 2024, The Compensation Committee approved annual performance targets and targeted individual payouts for the Company’s then-serving NEOs for fiscal year 2024. Consistent with prior years, the Compensation Committee identified two financial performance measures: net sales and adjusted EBIT, each as determined under the AIP, and assigned a 50% weighting factor to each financial performance goal. Net sales under the AIP is the same as net sales as reported in our financial statements and adjusted EBIT is defined as earnings before interest and taxes, excluding stock-based compensation and foreign exchange transaction gains and losses. The Compensation Committee chose to focus on net sales and adjusted EBIT so that our NEOs would be incentivized to deliver the types of financial performance that benefit our stockholders, namely, sales and profits. The total payout targets were set at 110% of base salary for Dr. Scherbakov and 80% of base salary for the other NEOs, except for Dr. Samartsev, whose annual incentive target was set at 50% of base salary. The target payouts as a percentage of salary were consistent with 2023.
36     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

2024 Compensation of Named Executive Officers
Financial Objective and Funding Mechanism/Determination
In February 2024, the Compensation Committee set the financial performance goals for the year based upon the best available information at the time. The goals were challenging and were expected to incentivize the NEOs to advance IPG’s strategic and operational priorities. The funding levels for the 2024 AIP, as originally set in February 2024, for the achievement of the performance criteria range from 0% to 267% of the target financial performance payout, depending on the achievement of such criteria. The following table sets forth the original threshold, targets and maximum financial performance levels under the AIP approved in February (the "Original AIP"):

	Original AIP
	2024 Financial Performance Goals
Financial Metric	Threshold (50% funding)	Target (100% funding)	Maximum (267% funding)
Net Sales ($M)	1,065	1,183	1,302
Adjusted EBIT ($M)	144	214	265
In August 2024, the broader macroeconomic environment led the Board to revise expectations for fiscal 2024. As a result, the Committee undertook a review and determined that financial performance measures and targets in the Original AIP were no longer appropriate to incentivize management to create long-term stockholder value in light of macroeconomic uncertainty, which impacted industrial and e-mobility markets and were outside of management's control. This uncertainty weighed on demand, leading to substantially lower revenue compared to the Company's 2024 annual operating plan earlier approved by the Board. The Compensation Committee considered, among other factors, the challenging demand environment across the Company's key economic regions and that uncertainty across all major geographies was likely to weigh on demand for the remainder of the year. The Committee also considered independent third-party market data and purchasing managers indices which reflected lower levels of industrial purchasing across the Company’s principal markets. In light of the Board's revised expectations for performance for the remainder of 2024, and taking into account management’s strong financial and operational execution to date in the year, including cost reductions, inventory reductions and planning to sell its Russian operations which position the Company for improved performance as the global demand environment recovers, and the need to retain and motivate the management in a year of CEO leadership transition, the Committee approved a revised AIP in August 2024 (the "Revised AIP') to align annual cash incentive pay more closely with the Company's goals and revised expectations for 2024.
The financial performance measure under the Revised AIP was net sales for the second half of 2024 and the total payout for financial and personal performance under the Revised AIP was capped at 62.5% of the original target payout, which corresponds to payout at threshold performance under the Original AIP. The Compensation Committee chose net sales as the sole financial measure for the Revised AIP because of the uncertainty of earnings in light of cost cutting measures that were in development then, potential restructuring charges, the potential financial impacts from the sale our Russian operations, and additional sanctions impacting the Company's supply chain. The following table sets forth the threshold targets and maximum financial performance levels under the Revised AIP.

	Revised AIP
	2024 Financial Performance Goals
Financial Metric	Threshold (50% funding)	Target (100% funding)	Maximum (100% funding)	2024 Results
Net Sales 2H2024 ($M)	385	428	471	467
Pursuant to the terms of his employment agreement, Dr. Gitin, who commenced employment in June 2024, received a new hire bonus for fiscal year 2024 equal to 100% of his base salary, payable at the same time as payouts for the other NEOs under the 2024 AIP, and was not a participant in the Original AIP or the Revised AIP. Drs. Scherbakov and Ovtchinnikov were not impacted by the Revised AIP because they were no longer executive officers at the time of payout of the Revised AIP.
Individual Performance Factor
Individual objectives are set for each NEO to support the Company’s strategic objectives and are tied to the areas of responsibilities of each NEO. Below is a summary of the primary 2024 objectives for each NEO who received a personal performance award in 2024 :

Name	2024 Goals
Timothy Mammen	Update procedures and processes, complete and account for sale of Russian operations, implement new financial reporting and analysis, improve and develop finance organization
Trevor Ness	Improve management of medical business, achieve sales targets, support systems business success and corporate development activities
Angelo Lopresti	Assist in CEO transition, complete sale of Russian operations, support corporate development activities, improve and develop legal department
Igor Samartsev	Increase innovation and reliability in engineering solutions, accelerate time to market for new products, improve innovations pipeline

2024 Compensation of Named Executive Officers
In addition, a portion of the individual performance achievement for each NEO was based on increasing collaboration within the leadership team and functional group. The Compensation Committee evaluated individual performance of each non-CEO NEO employed at year-end based Dr. Gitin’s recommendation, which was based on his assessment of their individual achievement of 2024 goals. The individual performance achievement for each of the non-CEO NEOs employed at year-end is set forth in the table below.
2024 Payouts
The table below includes the Revised AIP payouts to our NEOs in office at the end of 2024. Drs. Scherbakov and Ovtchinnikov were not eligible to receive bonuses under the 2024 AIP and Dr. Gitin did not participate in the Revised AIP in light of his new hire bonus.

		Target(1)				Actual
Name	Annual Base Salary	Target Annual Incentive %	Corporate Performance Target (weighting)	Personal Performance Target (weighting)	Target Annual Incentive $	Financial		Personal	Final Award $	Final Award as % of Target
						Performance %		Performance %
Timothy Mammen	$538,700	80%	75%	25%	$430,960	100%	+	96.25%	$265,300	61.6%
Trevor Ness	$501,000	80%	75%	25%	$400,800	100%	+	94.75%	$245,200	61.2%
Angelo Lopresti	$485,500	80%	75%	25%	$388,400	100%	+	100%	$242,800	62.5%
Igor Samartsev	$424,200	50%	75%	25%	$212,100	100%	+	90%	$127,200	60.0%
(1)The "threshold" and "maximum" amounts under the AIP are provided in the 2024 Grants of Plan-Based Awards table. Under the Revised AIP, payout for financial and personal performance was capped at 62.5% of the original target payout.
Historical AIP Performance
The following graphic shows AIP payouts compared to targets for fiscal years 2022 to 2024, demonstrating the strong connection between pay and performance in the Company's annual incentive compensation practices.
*    For 2024, represents payouts to continuing NEOs and excludes new hire bonus to newly hired CEO.
38     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

2024 Compensation of Named Executive Officers
Long-Term Incentives
The goal of our equity-based award program is to provide employees and executives with the perspective of an owner having a long-term financial stake in our success, further increasing alignment with stockholders. Our equity-based incentives align the interests of our executives and stockholders by motivating executives to increase long-term stockholder value.
In 2024, our equity-based award program for our NEOs included PSUs and RSUs, with each award type representing half of the overall 2024 long-term incentive award opportunity (at target for the PSUs). The type and proportion of the equity grants reflected a review by our Compensation Committee, with the assistance of FW Cook, of equity award practices at peer companies. The Committee believes that granting a balance of PSUs and RSUs appropriately aligns executive compensation with the achievement of the Company’s strategic goals and long-term stockholder value creation. Additionally, the value of the PSUs and RSUs is tied to the Company's stock price, which further links pay to performance.
2024 EQUITY ELEMENTS
(at target)
In February 2024, the Compensation Committee evaluated the size of long-term incentive award against applicable market comparisons. In addition to market comparisons, the Compensation Committee retains the flexibility to adjust individual award levels, taking into account variations in the individual’s job experience and responsibility.
In 2024, the Compensation Committee used competitive market data from the total compensation study of peer companies and broader market survey data to gain perspective of appropriately competitive executive compensation. The Compensation Committee analyzed several aspects of the equity grant program, including (i) the degree to which executives have incentives to remain employed by the Company through unvested award value and (ii) the aggregate equity usage in terms of (a) annual usage, typically called burn rate and (b) cumulative equity delivery, typically called overhang, to determine the dilutive effect of equity awards on investors.
In setting equity award values for 2024, the Compensation Committee also took into consideration the actual performance of the NEOs in driving long-term stockholder value during the prior periods’ challenges and uncertainties facing IPG, including competition, geopolitical events and dynamic economic and market environments. In order to provide additional incentive, to further align the interests of the NEOs with our stockholders, and to motivate the NEOs to drive continued future performance in 2024 and beyond, the Compensation Committee approved a one-time, additional equity award opportunity for NEOs other than the CEO as part of the annual grant cycle in 2024.
The form and value of such awards were determined after considering a variety of factors and using input from the Compensation Committee’s independent compensation consultant. In evaluating the size of 2024 equity grants and the one-time, additional equity award, the Compensation Committee considered the value of the unvested equity awards held by the executive team prior to and after the granting of 2024 equity awards. Prior to the 2024 grants, all of our NEOs held less than 1x their annual equity award grant in unvested equity awards (taking into account the vesting event in March 2024), which the Compensation Committee determined was not sufficiently motivating or retentive.
The one-time, additional equity award was in the form of additional RSUs and PSUs in proportion to the annual equity awards, with three-year vesting and a three-year performance period for retention and to incent long-term performance. The Compensation Committee believed the additional value was reasonable, consistent with our pay-for-performance philosophy, and it was intended to support retention and further align the long-term interests of the NEOs with those of our stockholders. The enhanced target value opportunities for the NEOs, other than Drs. Scherbakov and Samartsev, represented 40% of the regular annual equity awards. Dr. Samartsev received an enhanced equity award that represented 10% of his regular annual equity award. The Committee did not provide a one-time enhanced equity award to Dr. Scherbakov.

2024 Compensation of Named Executive Officers
The 2024 equity awards are comprised of PSUs that are earned based upon organic revenue growth (at target, 25% of award value), and operating margin (at target, 25% of award value), and service-based RSUs (50% of award value). The Committee chose organic revenue growth and adjusted operating margin as the PSU performance metrics because they are generally accepted as two fundamental drivers of sustained stockholder value and provide clearer line-of-sight measurements than many alternative measures. The Committee determined that the 2024 PSUs would be eligible to be earned based on annual performance over a three-year performance period starting on January 1, 2024.
Performance for each measure is based on the annual growth rate for the period measured against revenue or operating margin actually achieved in the prior period. Organic revenue and operating margin targets for 2024 were set based upon the annual budget approved by the Board with the intent to incentivize and reward the NEOs for achieving targeted revenue growth. Organic revenue means total revenues, as determined under GAAP and recorded in our audited financial statements, adjusted to exclude the impact of acquisitions and dispositions, other than acquisitions that account for additional revenue of $50 million or less in the relevant year. Operating margin is calculated by dividing our GAAP operating income by GAAP net sales. For purposes of this calculation, operating income is adjusted to exclude stock-based compensation, the impact of all restructurings, impairments, legal settlements, employee separation costs, product liability charges and foreign exchange transaction gains and losses, to the extent such items were not contemplated and included in the target upon which the operating margin goals were based.
Performance below the target results in below target payout, subject to a threshold performance level below which no award would be earned, and performance above the target results in payout above target, subject to a maximum cap of 200% of the target award. The Committee lowered the threshold payout to 25% of target from 60% in the prior year. Forward-looking targets for our PSUs are not disclosed because these targets involve confidential financial information, the disclosure of which would result in competitive harm and be detrimental to our operating performance. However, the Compensation Committee has set such goals at challenging levels that they believe are difficult to achieve and would require sustained performance against our annual operating plan. The chart below under "Historical PSU Payouts" sets forth the payouts under the PSUs over the last several years illustrating the difficulty of attaining the performance goals set by the Compensation Committee. The goals will be disclosed at the end of the performance period along with the achievement levels and corresponding vesting of the performance-based restricted stock awards, if any.
The PSUs granted in 2024 cliff vest to the extent earned in March 2027. They serve as a valuable retention tool and motivate executives to achieve our longer-term business objectives. RSUs vest annually in March over a three-year period and also encourage retention. PSUs and RSUs granted in 2024 are entitled to dividends equivalents, should any dividends be paid. Any dividends equivalents on shares underlying the PSUs and RSUs are not paid unless and until the corresponding awards vest.
The table below provides information on grants of PSUs and RSUs to the NEOs in 2024. As described below, Dr. Gitin's awards were granted in June 2024 in connection with his appointment as CEO and have the same performance measures as those granted to other NEOs in February 2024.

	Annual Grant				2024 Enhanced LTI Opportunity
Name	Equity Incentive as a Percentage of Base Salary (%)	Service- Based Restricted Stock Units (#)	Operating Margin PSUs (at Target) (#)	Organic Revenue Growth PSUs (at Target) (#)	Equity Incentive as a Percentage of Base Salary (%)	Service- Based Restricted Stock Units (#)	Operating Margin PSUs (at Target) (#)	Organic Revenue Growth PSUs (at Target) (#)
Mark Gitin	645	28,791	14,395	14,395	—	—	—	—
Timothy Mammen	300	9,343	4,671	4,671	120	3,737	1,868	1,868
Trevor Ness	275	7,964	3,982	3,982	110	3,186	1,593	1,593
Angelo Lopresti	275	7,719	3,859	3,859	110	3,088	1,544	1,544
Igor Samartsev	110	2,697	1,348	1,348	5.5	135	67	67
Eugene A. Scherbakov	578	28,877	14,438	14,438	—	—	—	—
Alexander Ovtchinnikov	275	8,030	4,015	4,015	110	3,212	1,606	1,606
40     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

2024 Compensation of Named Executive Officers
Historical Performance of Performance-Based Stock Units.
Half of PSUs granted in 2021 (which vested in 2024) were eligible to be earned based on the ratio of operating cash flow to adjusted net income ("OCF PSUs") over a three-year performance period beginning January 1, 2021 and ending December 31, 2023. Such OCF PSUs vested in March 2024 at 66.3% of target. PSUs granted in 2021 that were eligible to be earned based on three-year relative total stockholder return ("TSR") compared to the approved index were not earned, as performance was below threshold.
The following table shows the performance of the 2021 OCF PSUs:

Financial Metric	Threshold (50% vesting)	Target (100% vesting)	Maximum (200% vesting)	Results	% Vesting
Operating Cash Flow to Adjusted Net Income (Ratio)	58%	83%	108%	75%	66.3%
The following table shows the relative TSR performance assessment beginning on the grant date of March 1, 2021 and ending on March 1, 2024.

Measurement	Minimum (0% vesting)	Target (100% vesting)	Maximum (200% vesting)	Actual Result	% Vesting
Three-year relative TSR (beginning March 1, 2021) (% of index performance)	75%	100%	150%	TSR of (66.82)%	—%
	TSR of 7.48%	TSR of 9.97%	TSR of 14.96%
Half of PSUs granted in 2022 (which vested in 2025) were based upon organic revenue growth and half were based on average adjusted operating margin over a three-year performance period beginning January 1, 2022 and ending December 31, 2024. As three-year performance was below threshold for PSUs granted in 2022, the NEOs did not earn any payouts on the performance-based long-term incentives vesting in March 2025.
The following graphic shows payouts compared to targets for PSUs granted in 2017 (vesting in 2020) to 2022 (vesting in 2025), demonstrating the strong connection between pay and performance in the Company's long-term incentive compensation practices.

2024 Compensation of Named Executive Officers
Compensation Related to Leadership Transitions
The Board appointed Dr. Gitin as CEO of the Company, effective June 5, 2024, and also appointed Dr. Gitin to the Board of Directors. Dr. Gitin does not receive any additional compensation for his service on the Board.
As a condition of accepting employment, the Company and Dr. Gitin entered into an employment agreement (the “Gitin Employment Agreement”) with an initial term commencing on June 5, 2024 and ending on December 31, 2025. The term of the Gitin Employment Agreement will automatically renew for successive one-year periods unless Dr. Gitin or the Company provides at least 180 days’ prior written notice or unless the agreement is earlier terminated according with its provisions. Under the terms of the Gitin Employment Agreement, Dr. Gitin received an initial annual base salary of $775,000, which is subject to periodic review by the Board. Dr. Gitin is also eligible to earn an annual cash bonus calculated as a percentage of his base salary. The Gitin Employment Agreement provided Dr. Gitin a new hire bonus equal to 100% of his base salary for fiscal year 2024, provided that his employment was not terminated by the Company for “cause” or by Dr. Gitin without “good reason” (each as defined in the Gitin Employment Agreement) prior to the date that bonuses were paid for fiscal year 2024. Dr. Gitin also received initial equity awards with a target aggregate grant date fair value of $5,000,000, with 50% in the form of PSUs that are earned only if pre-determined financial performance metrics are achieved and 50% in the form of RSUs. The Compensation Committee determined the target aggregate value after consultation with its independent compensation consultant and taking into account both the Company’s customary target annual equity award and a partial buyout of equity forfeited upon Dr. Gitin's departure from his former employer. The RSUs vest in three equal annual installments following Dr. Gitin’s start date. The PSUs vest on the third anniversary of Dr. Gitin’s start date, subject to achievement of the applicable performance metrics. The PSUs have the same performance criteria and measurement periods as those granted to the Company’s other NEOs in February 2024.
After reviewing competitive market references, the Company granted Dr. Gitin a relocation stipend of $500,000 to facilitate his relocation from California to Massachusetts and provided him with temporary housing for up to six months. Dr. Gitin is also eligible to participate in the employee benefit plans and programs made available by the Company to senior executives generally, subject to the terms of those plans.
The compensation payable to Dr. Gitin under the Gitin Employment Agreement in the event of a qualifying termination of his employment with the Company is described in Post-Employment Compensation and Other Employment Agreements below.
In connection with the CEO transition, the Board viewed it as desirable to retain the services of Dr. Scherbakov through the period of transition, and to provide appropriate compensation to Dr. Scherbakov for supporting the transition to Dr. Gitin. Therefore, the Company entered into the Advisor Agreement with Dr. Scherbakov pursuant to which Dr. Scherbakov provides advisory services to assist in the transition of Dr. Gitin through June 5, 2026 or the earlier termination of Dr. Scherbakov’s services for “cause” or Dr. Scherbakov’s death or “disability” (each as defined in the Advisor Agreement). Dr. Scherbakov remains a member of the Board without additional compensation for such service. Under the Advisor Agreement, the Company pays Dr. Scherbakov a consulting fee of €1,240,000 through June 5, 2025, a consulting fee of €800,000 from June 6, 2025 to June 5, 2026 and an additional cash payment of approximately €400 per month to cover out of pocket payments for health insurance premiums during the term of the Advisor Agreement. In addition, pursuant to the terms of those awards, Dr. Scherbakov continues to vest in his outstanding equity awards for so long as he continues to provide services to the Company.
Dr. Ovtchinnikov retired from the Company, effective September 15, 2024. The Company and Dr. Ovtchinnikov entered into a services agreement pursuant to which Dr. Ovtchinnikov agreed to provide to the Company consulting services through March 31, 2025 for a consulting fee of $17,000 per month. Outstanding equity awards previously granted to Dr. Ovtchinnikov continue to vest for so long as he continues to provide consulting services to the Company pursuant to the services agreement. The Company also pays the cost of monthly COBRA premiums for Dr. Ovtchinnikov and his dependents until March 16, 2026.
Other Compensation
Severance Benefits. The severance benefits that we offer to our NEOs assist us in recruiting and retaining talented individuals and are consistent with the range of severance benefits offered by our peer group. The severance provisions of our NEO employment agreements are summarized in Potential Payments upon Termination or Change in Control below.
Retirement Benefits. We do not offer an executive retirement plan or a non-qualified deferred compensation plan. Executives in the United States are eligible to participate in our 401(k) retirement savings plan on the same terms as all other U.S. employees. Our 401(k) retirement savings plan is a tax-qualified plan and therefore is subject to certain Internal Revenue Code limitations on the dollar amounts of deferrals and Company contributions that can be made to plan accounts. These limitations apply to our more highly-compensated employees (including the NEOs). We make matching contributions to our employees at a rate of 50% of deferrals subject to a maximum of 6% of eligible compensation under the 401(k) retirement savings plan, including the NEOs, who participate in the plan as set forth in the Summary Compensation Table. Dr. Scherbakov has historically participated in a German government-sponsored retirement program.
42     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

2024 Compensation of Named Executive Officers
Other Benefits. Our executives are eligible to participate in our employee benefit plans, subject to the terms of those plans, including medical, dental, life and disability insurance and vacation plans as well as an employee stock purchase plan, which is intended to be qualified under Section 423 of the Internal Revenue Code. The employee stock purchase plan allows participants to purchase Company shares at a price equal to 85% of the lesser of the fair market value at the first day or last day of the six month offering period, subject to limitations on the amount of shares. These plans generally are available to all salaried employees and do not discriminate in favor of executives. Benefits are intended to be competitive with the overall market in order to facilitate attraction and retention of highly-qualified employees.
Executive Compensation Decision-Making
Role of Compensation Committee
The Compensation Committee determines, approves and administers the compensation programs for our executive officers, including our NEOs. The Compensation Committee recommends to the independent directors the CEO’s annual base salary, annual incentive opportunity and long-term incentive opportunity. The independent directors approve the CEO’s compensation and our Compensation Committee approves the compensation for other executive officers in consultation with our CEO. Our Compensation Committee is also responsible for making recommendations to the Board with respect to the adoption of equity plans and certain other benefit plans. The Compensation Committee and the independent directors meet in executive sessions when determining executive compensation.
The Compensation Committee may delegate authority whenever it deems appropriate. In 2024, the Compensation Committee delegated authority to grant equity awards for non-executives to the CEO, subject to certain conditions, including amounts of awards and review of awards by the Compensation Committee.
Role of Management
The CEO participates in the establishment of compensation levels and payouts for individual performance for other NEOs. He assesses the performance of all NEOs and recommends to the Compensation Committee the overall levels of achievement and personal performance in the year. Upon request, the NEOs provide supplemental material to the Compensation Committee to assist in the determination and implementation of compensation, policies and practices. The CEO is not involved in decisions regarding the setting of any component of his compensation. The CEO and other members of senior management attend Compensation Committee meetings at the invitation of the Compensation Committee.
Role of Independent Consultant
The Compensation Committee engaged FW Cook, an independent compensation consultant, to analyze our executive and non-employee director compensation programs and advise on incentive design and other compensation-related policies and programs. The consultation included non-executive compensation data and valuation services for equity incentives. FW Cook does not perform any other work for the Company. The Compensation Committee reviewed the independence of FW Cook in light of SEC rules and Nasdaq listing standards regarding compensation consultants. Based on such review, the Compensation Committee determined that there were no actual or potential conflicts of interest with FW Cook in 2024.
Pay Positioning Strategy and Peer Group
Our Compensation Committee’s policy is to set executive pay in accordance with the objectives of the Company’s compensation programs as described above. In the Compensation Committee’s view, the Company’s executive compensation program provides an overall level of compensation opportunity that is competitive with peer companies. Actual compensation levels may be greater or less than target compensation levels provided by similar companies based upon annual and long-term Company performance, as well as individual performance, contributions, skills, seniority, knowledge, experience and responsibilities.
The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader United States market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential, length of tenure and succession planning. No single factor takes precedence over any other, nor is any formula used in making these decisions.

2024 Compensation of Named Executive Officers
In late 2023, FW Cook performed an analysis of similarly-situated public companies and supplemented the peer group with broader, size-appropriate comparisons in the high technology industry using applicable survey data. Consistent with prior years, in 2024 the Compensation Committee used competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements.
The Compensation Committee reviews this peer group annually with input from its independent compensation consultant to ensure that the comparisons are meaningful. In this review, the Compensation Committee considers several factors: it considers the current peer group to determine appropriateness, the peers used by institutional governance advisors, the companies that list our Company as a peer to understand crossover peers and broader research based upon established selection criteria to identify potential future peers. The Committee then develops criteria for business sector, including but not limited to revenue and market capitalization. In determining peer companies for 2024, the Compensation Committee reviewed peer companies with then recent revenue and average market capitalization between approximately 0.2x to 5.0x the Company's size at that time for laser-related companies and 0.4x to 2.5x the Company's size for non-laser related companies.
Based upon the process and applying the criteria above, the Compensation Committee, with input from FW Cook, approved adding Allegro MicroSystems Inc. and OSI Systems, Inc. to our 2024 peer group and removing National Instruments, Inc. from our 2024 peer group because it was acquired in October 2023.
For 2024, the peer companies were:

Advanced Energy Industries, Inc.	Albany International Corp.	Allegro MicroSystems, Inc.

Barnes Group, Inc.	Cognex Corporation	Coherent Corp.

Dolby Laboratories, Inc.	Donaldson Company, Inc.	FormFactor, Inc.

Graco, Inc.	IDEX Corporation	ITT, Inc.

Kadant Inc.	Littlefuse, Inc.	Lumentum Holdings Inc.

MKS Instruments, Inc.	Nordson Corporation	Novanta, Inc.

Onto Innovation Inc.	OSI Systems, Inc.	Watts Water Technologies, Inc.

The peer companies selected by the Compensation Committee are companies that operate in the semiconductor equipment and electronic manufacturing industries, and are comparable in terms of revenue and market capitalization.
COMPANY VS. PEER GROUP
44     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

2024 Compensation of Named Executive Officers
Other Factors Affecting Compensation
Tax Deductibility under Section 162(m). Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limits the deductibility for federal income tax purposes of certain compensation paid in any year by a publicly held corporation to its “covered employees” as defined by Section 162(m) (generally, our current and former NEOs) to $1 million per executive (the “$1 million cap”). While our Board and Compensation Committee consider the potential effects of Section 162(m) of the Code on the compensation paid to our NEOs, the Compensation Committee believes it is appropriate to retain the flexibility to authorize compensation that may exceed the $1 million cap if, in the Compensation Committee’s judgment, it is in the Company’s best interest to do so. We generally will continue to emphasize performance-based compensation, even though it may no longer be deductible.
Accounting Considerations. We consider the accounting implications of our executive compensation program. In addition, accounting treatment is just one of many factors impacting plan design and pay determinations. Our executive compensation program is designed to achieve a favorable accounting and tax treatment so long as doing so does not conflict with the intended plan design or program objectives.
Compensation Risk
Management conducts an annual risk assessment of the Company’s compensation policies and practices for all employees, including non-executives, and reports its findings to the Compensation Committee. In 2024, management concluded that the Company’s compensation policies and practices are balanced and do not motivate imprudent risk taking. Management believes that the Company's compensation policies do not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, they considered the following factors:
•our compensation program is designed to provide a mix of both fixed and variable incentive compensation;
•our senior executives are subject to stock ownership guidelines, which we believe incentivize our executives to consider the long-term interests of the Company and our stockholders and discourage excessive risk-taking that could negatively impact our stock price;
•our senior executives are subject to compensation recovery policy, which discourages excessive risk-taking that could negatively affect our stock price;
•our incentive compensation programs are designed with vesting terms that are relatively consistent, spread out over several years, and do not contain steep payout “cliffs” that might encourage short-term business decisions in order to meet a vesting or payout threshold; and
•our senior executive incentive compensation program caps the amounts that may be paid for performance above target level.
Other Policies
Insider Trading Policy. The Company has an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. The Company believes that its insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable listing standards. A copy of our insider trading policy is included as Exhibit 19.1 to our Form 10-K filed with the SEC on February 20, 2024. In addition, it is our policy to comply with applicable insider trading laws, rules and regulations, and any exchange listing standards that apply to the Company itself when engaging in transactions in the Company's securities.
Anti-Hedging and Anti-Pledging. The Board adopted policies prohibiting hedging transactions and the pledging of our common stock. Under our insider trading policy, no director or employee may engage in shorting shares of our common stock or any type of securities that we may issue, or buying or selling puts, calls or derivatives related to our common stock. Additionally, directors and officers of the Company may not pledge any Company shares.
Executive Officer Stock Ownership Guidelines. The Board adopted stock ownership guidelines to closely align the interests of our executives with those of our long-term stockholders. Generally, the CEO must hold five times his annual salary in Company equity, and senior executive officers must hold at least two times their respective annual salaries in Company equity. Unvested RSUs subject solely to time-based vesting count toward required stock ownership levels, however stock options (whether vested or unvested) and unvested PSUs do not. Indirect ownership of shares through a separate legal entity counts toward fulfillment of the ownership guidelines. Ownership requirements are to be achieved no later than four years after being appointed as an executive officer, except that prior to such time the officer is expected to retain a certain portion of stock issued upon exercise of stock options or vesting of RSUs and PSUs until the minimum ownership levels are attained. As of December 31, 2024, each of our NEOs exceeded their respective ownership requirements or was within the four-year phase-in period.

2024 Compensation of Named Executive Officers
Clawback Policies. In July 2023, the Compensation Committee approved a new clawback policy. The Incentive Based Compensation Recoupment Policy (the "Required Clawback Policy”) complies with the SEC’s clawback rules as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”), and provides that in the event the Company is required to prepare a “financial restatement” (as defined in the Required Clawback Policy), the Company will, subject to certain limited exceptions as described in the Required Clawback Policy, recover certain incentive based compensation from “covered persons” (i.e., current and former “executive officers”, defined to include any president/CEO, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice president in charge of a principal business unit, division or function, or any officer or person who performs a policy making functions who served during the performance period applicable to “incentive based compensation” and received “incentive based compensation” after beginning service in any such role). Compensation to be recovered under the Required Clawback Policy includes “incentive based compensation” received during the three-year period prior to the “restatement date” (as defined in the Required Clawback Policy) that exceeds the amount that otherwise would have been received by the “covered person” had such compensation been determined based on the restated amounts in the financial restatement. Under the Required Clawback Policy, “incentive based compensation” includes any cash or equity compensation that is granted, earned or vested based, in whole or in part, upon the attainment of a financial reporting measure. The Required Clawback Policy applies to "incentive based compensation” received by a “covered person” on or after October 2, 2023.
The Board had previously adopted a compensation recovery policy in 2015 that allows the Company to recapture cash and equity performance-based compensation from executives if the amount of the award was based upon achieving certain financial results that were later restated due to the participant’s misconduct. This policy remains in effect and would apply to compensation received prior to October 2, 2023 that is not covered by the Required Clawback Policy. In addition, all equity award agreements covering equity awarded to executives since 2007 contain a provision under which employees may be required to forfeit equity awards or profit from equity awards if they engage in certain conduct, including competing against the Company, disclosing confidential information, or soliciting its employees or customers.
Policy Regarding Options and Similar Equity Awards
We do not currently grant new awards of stock options, stock appreciation rights or similar option-like equity awards. Accordingly, we have no specific policy or practice on the timing of grants of such awards in relation to the disclosure of material nonpublic information. In the event we determine to grant new awards of stock options or similar equity awards in the future, the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.
Compensation Committee Interlocks and Insider Participation
Messrs. Dougherty, Meurice and Peeler and Ms. Desmond served as members of our Compensation Committee in 2024. None of these persons has at any time been an officer or employee of our Company or any of our subsidiaries or had any other relationship with the Company requiring disclosure herein. During fiscal year 2024, none of the Company's executive officers served as a member of the board of directors or compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company's Board or Compensation Committee.
46     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Compensation Committee Report
The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the Company’s 2025 Annual Meeting of Stockholders and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
COMPENSATION COMMITTEE
Gregory Dougherty, Chair
Jeanmarie Desmond
Eric Meurice
John Peeler
The information in the Compensation Committee Report shall not be considered “soliciting material” or “filed” with the SEC, nor shall this information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporates it by specific reference.

Executive Compensation Tables
Summary Compensation Table
The following table provides information regarding the total compensation of our NEOs for fiscal year 2024 and, to the extent such NEOs were NEOs in either the 2024 or 2023 proxy statements, fiscal years 2023 and/or 2022 compensation, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Mark Gitin Chief Executive Officer(4)	2024	411,346	775,000	4,999,759	—	514,720	6,700,825
Timothy Mammen Chief Financial Officer and Senior Vice President	2024	538,700	—	2,262,403	265,300	9,286	3,075,689
	2023	538,700	—	1,616,014	102,353	9,900	2,266,967
	2022	520,500	—	1,561,276	270,900	9,150	2,363,758
Trevor Ness Senior Vice President, Sales and Strategic Business Development	2024	494,106	—	1,928,590	245,200	10,350	2,678,246
	2023	477,100	—	1,311,831	90,649	9,900	1,891,412

Angelo Lopresti Senior Vice President, General Counsel and Secretary	2024	485,500	—	1,869,006	242,800	10,350	2,607,656
	2023	485,500	—	1,334,917	92,245	9,900	1,922,562
	2022	469,100	—	1,289,844	244,100	9,150	2,015,806
Igor Samartsev Senior Vice President, Chief Scientist	2024	424,200	—	489,822	127,200	9,363	1,050,585

Eugene Scherbakov Former Chief Executive Officer(5)(6)	2024	315,202	—	4,994,479	—	789,777	6,099,458
	2023	864,890	—	4,416,887	166,491	277,284	5,725,552
	2022	785,174	—	4,999,721	540,200	310,425	6,635,520
Alexander Ovtchinnikov(7) Former Senior Vice President, Chief Technology Officer	2024	371,873	—	1,944,416	—	122,114	2,438,403
	2023	481,000	—	1,322,718	91,390	9,900	1,905,008
	2022	464,700	—	1,277,805	241,800	9,150	1,993,455
(1)During the periods in the table above, the Company granted PSUs and service-based RSUs, which are reflected in the Stock Awards column. The value of the PSUs is based on the probable outcome of the performance conditions (at the grant date), calculated in accordance with ASC Topic 718 disregarding forfeitures related to service-based vesting. For PSUs granted in 2024, the values of the award at the grant date assuming the highest level of performance conditions will be achieved are $4,999,671, $2,262,317, $1,928,504, $1,869,006, $489,823, $4,994,393 and $1,944,416 for Dr. Gitin, Messrs. Mammen, Ness, and Lopresti, and Drs. Samartsev, Scherbakov and Ovtchinnikov, respectively. There is no assurance that any of the performance targets will be achieved, that the service-based awards will vest or that the any of the recipients will realize the values listed above.
(2)Represents amounts earned under our Revised AIP for services rendered in 2024, and amounts earned under our AIP for services rendered in 2023 and 2022, respectively.
(3)The amount reported for Dr. Gitin for 2024 consists of a relocation stipend ($500,000) and temporary housing ($14,720) pursuant to the terms of the Gitin Employment Agreement entered into in connection with his appointment as CEO in June 2024. The amounts reported for Messrs. Mammen, Ness, and Lopresti and Dr. Samartsev for 2024 consists of matching 401(k) contributions. The amount reported for Dr. Scherbakov for 2024 consists of U.S. tax preparation fees ($3,000) and dental insurance ($569), tax gross-ups associated with the foregoing U.S.-based benefits ($2,330), the expense of an automobile in Germany ($12,715), as well as consulting fees ($771,163) earned following his transition to an advisor on June 5, 2024 pursuant to the terms of his Advisor Agreement with the Company. The amount reported for Dr. Ovtchinnikov for 2024 consists of consulting fees ($59,500) and COBRA medical and dental coverage ($3,852) following his transition to an advisor on September 16, 2024 pursuant to the terns of his services agreement with the Company, vacation payout at termination ($48,567) and matching 401(k) contributions ($10,195).
(4)Dr. Gitin commenced employment on June 5, 2024. His annual base salary for 2024 was $775,000. The amount reported in the Bonus column for Dr. Gitin represents a new hire bonus paid pursuant to the terms of the Gitin Employment Agreement in connection with his appointment as CEO.
(5)On June 5, 2024, Dr. Scherbakov transitioned from his role as CEO to an advisor to the Company. The amount reported for 2024 in the Salary column for Dr. Scherbakov represents his base salary for services as CEO through June 4, 2024.
(6)A portion of the amounts paid to Dr. Scherbakov were denominated in Euros. Dr. Scherbakov’s salary as CEO in 2024, 2023 and 2022 was approved in Euro. Amounts paid in Euros were translated into U.S. dollars at the average daily exchange rates for the full years. The average daily rates in 2024, 2023 and 2022 for the Euro were 0.92, 0.92 and 0.95, respectively. As a result of compensation being paid in a currency that fluctuates against the U.S. dollar, the amount of salary paid may vary slightly from the salary stated in an employment agreement or approved by the Compensation Committee.
(7)On September 15, 2024, Dr. Ovtchinnikov transitioned from his role as Senior Vice President, Chief Technology Officer to an advisor to the Company. The amount reported for 2024 in the Salary column for Dr. Ovtchinnikov’s represents his base salary earned for services as Senior Vice President, Chief Technology Officer through September 15, 2024.
48     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Executive Compensation Tables
2024 Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold	Target	Maximum(3)	Threshold	Target	Maximum
Mark Gitin	6/5/2024	—	—	—	7,197	28,790	57,580	—	2,499,836
	6/5/2024	—	—	—	—	—	—	28,791	2,499,923
Timothy Mammen	2/16/2024	269,350	430,960	969,660	—	—	—	—	—
	2/16/2024	—	—	—	3,270	13,080	26,160	—	1,131,158
	2/16/2024	—	—	—	—	—	—	13,081	1,131,245
Trevor Ness	2/16/2024	250,500	400,800	901,800	—	—	—	—	—
	2/16/2024	—	—	—	2,787	11,150	22,300	—	964,252
	2/16/2024	—	—	—	—	—	—	11,151	964,338
Angelo Lopresti	2/16/2024	242,750	388,400	873,900	—	—	—	—	—
	2/16/2024	—	—	—	2,701	10,806	21,612	—	934,503
	2/16/2024	—	—	—	—	—	—	10,806	934,503
Igor Samartsev	2/16/2024	132,563	212,100	477,225	—	—	—	—	—
	2/16/2024	—	—	—	708	2,832	5,664	—	244,911
	2/16/2024	—	—	—	—	—	—	2,832	244,911
Eugene Scherbakov	2/16/2024	597,462	955,940	2,150,864	—	—	—	—	—
	2/16/2024	—	—	—	7,219	28,876	57,752	—	2,497,196
	2/16/2024	—	—	—	—	—	—	28,877	2,497,283
Alexander Ovtchinnikov	2/16/2024	252,550	404,080	909,180	—	—	—	—	—
	2/16/2024	—	—	—	2,810	11,242	22,484	—	972,208
	2/16/2024	—	—	—	—	—	—	11,242	972,208
(1)Amounts shown include possible payouts under the AIP for 2024 financial performance at threshold, target and maximum levels plus individual performance at the maximum level for each NEO as approved by the Compensation Committee in February 2024. As discussed in Compensation Discussion and Analysis—Annual Incentives above, in August 2024, the Compensation Committee revised the possible threshold, target and maximum payouts under the AIP to $188,545, $269,350 and $269,350 for Mr. Mammen, $175,350, $250,500 and $250,500 for Mr. Ness, $169,925, $242,750 and $242,750 for Mr. Lopresti, and $92,815, $132,563 and $132,563 for Dr. Samartsev. The performance measures under the AIP and the Revised AIP are discussed in Compensation Discussion and Analysis—Annual Incentives above. Actual amounts paid for 2024 performance are shown in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above. Drs. Scherbakov and Ovtchinnikov were not eligible to receive a payout under the AIP or the Revised AIP as discussed above and Dr. Gitin did not participate in the Revised AIP.
(2)Dr. Scherbakov’s salary as CEO for 2024 was approved in Euro. The amounts included as possible payouts under the AIP for 2024 financial performance at threshold, target and maximum levels plus individual performance at the maximum level for Dr. Scherbakov were translated into U.S. Dollars at the average daily exchange rate for 2024.
(3)For a description of the PSUs, see Compensation Discussion and Analysis–Long-Term Incentives above.
(4)The amounts reported reflect service-based RSUs granted under our 2006 Incentive Compensation Plan, which vest in three annual installments commencing on March 1, 2025.
(5)Valuation based on the fair value of such awards as of the grant date determined pursuant to ASC Topic 718. The assumptions that we used with respect to the valuation of equity awards are set forth in Note 15 to our Consolidated Financial Statements in our Annual Report. Regardless of the value placed on an equity award on the grant date, the actual value of the equity award will depend on the market value of our common stock when such equity award vests, and, with respect to PSUs, on the Company's performance relative to the applicable performance metrics under such PSUs, as described above under Compensation Discussion and Analysis-Long Term Incentives. For PSUs granted in 2024, the maximum number of PSUs that can be earned is two times the target number of PSUs and the values of the award at the grant date assuming the highest level of performance conditions will be achieved are $4,999,671, $2,262,317, $1,928,504, $1,869,006, $489,823, $4,994,393 and $1,944,416 for Dr. Gitin, Messrs. Mammen, Ness and Lopresti, and Drs. Samartsev, Scherbakov and Ovtchinnikov, respectively.

Executive Compensation Tables
2024 Outstanding Equity Awards at Fiscal Year-End

		Option Awards(1)				Stock Awards(1)
Name	Grant Date	Securities Underlying Unexercised Options (#) Exercisable	Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(4)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(4)
Mark Gitin	6/5/2024	—	—	—		28,791	2,093,682	7,197	523,366
Timothy Mammen	2/22/2018	6,642	—	239.72	2/22/2028	—	—	—	—
	2/15/2019	8,654	—	154.88	2/15/2029	—	—	—	—
	2/19/2021	—	—	—		808	58,758	—	—
	2/18/2022	—	—	—		1,902	138,313	—	—
	2/17/2023	—	—	—		4,107	298,661	3,696	268,773
	2/16/2024	—	—	—		13,081	951,250	3,270	237,794
Trevor Ness	2/22/2018	5,689	—	239.72	2/21/2028	—	—	—	—
	2/15/2019	6,212	—	154.88	2/14/2029	—	—	—	—
	2/19/2021	—	—	—		656	47,704	—	—
	2/18/2022	—	—	—		1,545	112,352	—	—
	2/17/2023	—	—	—		3,334	242,448	3,000	218,160
	2/16/2024	—	—	—		11,151	810,901	2,787	202,671
Angelo Lopresti	2/25/2015	5,661	—	97.65	2/25/2025	—	—	—	—
	2/18/2016	5,861	—	81.89	2/18/2026	—	—	—	—
	2/17/2017	7,184	—	119.50	2/17/2027	—	—	—	—
	2/22/2018	5,786	—	239.72	2/22/2028	—	—	—	—
	2/15/2019	7,540	—	154.88	2/15/2029	—	—	—	—
	2/19/2021	—	—	—		668	48,577	—	—
	2/28/2022	—	—	—		1,572	114,316	—	—
	2/17/2023	—	—	—		3,393	246,739	3,052	221,941
	2/16/2024	—	—	—		10,806	785,812	2,701	196,417
Igor Samartsev	2/25/2015	3,247	—	97.65	2/25/2025	—	—	—	—
	2/18/2016	3,363	—	81.89	2/18/2026	—	—	—	—
	2/17/2017	3,200	—	119.50	2/17/2027	—	—	—	—
	2/22/2018	2,758	—	239.72	2/22/2028	—	—	—	—
	2/15/2019	3,594	—	154.88	2/15/2029	—	—	—	—
	2/19/2021					265	19,271	—	—
	2/18/2022					624	45,377	—	—
	2/17/2023					1,348	98,027	1,212	88,137
	2/16/2024					2,832	205,943	708	51,486
50     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Executive Compensation Tables

		Option Awards(1)				Stock Awards(1)
Name	Grant Date	Securities Underlying Unexercised Options (#) Exercisable	Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(4)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(4)
Eugene Scherbakov	2/25/2015	7,326	—	97.65	2/25/2025	—	—	—	—
	2/18/2016	7,592	—	81.89	2/18/2026	—	—	—	—
	2/17/2017	10,367	—	119.50	2/17/2027	—	—	—	—
	2/22/2018	13,744	—	239.72	2/22/2028	—	—	—	—
	2/15/2019	17,908	—	154.88	2/15/2029	—	—	—	—
	2/19/2021	—	—	—		1,310	95,263	—	—
	5/7/2021	—	—	—		1,267	92,136	—	—
	2/18/2022	—	—	—		6,091	442,938	—	—
	2/17/2023	—	—	—		11,225	816,282	10,101	734,545
	2/16/2024	—	—	—		28,877	2,099,935	7,219	524,966
Alexander Ovtchinnikov	2/17/2017	7,119	—	119.50	2/17/2027	—	—	—	—
	2/22/2018	5,734	—	239.72	2/22/2028	—	—	—	—
	2/15/2019	7,472	—	154.88	2/15/2029	—	—	—	—
	2/19/2021	—	—	—		661	48,068	—	—
	2/18/2022	—	—	—		1,557	113,225	—	—
	2/17/2023	—	—	—		3,362	244,485	3,025	219,978
	2/16/2024	—	—	—		11,242	817,518	2,810	204,343
(1)The vesting dates assume the continued service of the NEO through the applicable vesting date. Service-based RSUs granted prior to 2022 vest in four annual installments commencing on March 1 of the year following the grant. Service-based RSUs granted in February 2022 and subsequent years vest in three annual installments commencing on March 1 of the year following the grant. PSUs granted in 2024, 2023 and 2022 vest in one installment on March 1 of 2027, 2026 and 2025, respectively, if at all. However, (a) RSUs granted on May 7, 2021 to Dr. Scherbakov vest in four annual installments commencing on May 7, 2022 and PSUs granted on May 7, 2021 to Dr. Scherbakov vest in one installment on May 7, 2024, and (b) the RSUs granted on June 5, 2024 to Dr. Gitin vest in three annual installments commencing on June 5, 2025 and PSUs granted on June 5, 2024 to Dr. Gitin vest in one installment on June 5, 2027.
(2)Represents the closing price of a share of our common stock on the grant date.
(3)Based upon the closing common stock price on December 31, 2024, the last trading day of 2024, which was $72.72 per share.
(4)The three-year PSU performance measurement periods end March 1, 2026 and 2025 for PSUs granted in 2023 and 2022, respectively. The PSUs granted in 2024 are eligible to be earned over a three-year performance period starting on January 1, 2024. The number of shares that can be earned ranges from 0% to 200% of the target number of PSUs based upon achievement of pre-determined performance metrics and the amounts presented above assume attainment of the threshold performance levels. See "2024 Compensation of Named Executive Officers—Long-Term Incentives—Historical Performance of Performance-Based Stock Units" for more information on the vesting of PSUs granted in 2021 and 20.

Executive Compensation Tables
Option Exercises and Stock Vested in 2024
The following table provides information on NEO stock option exercises and vesting of RSUs and PSUs during 2024. PSUs granted in 2021 were eligible to vest in March 2024. IPG performance fell below threshold for PSUs based on three-year relative TSR compared to the approved index, resulting in no shares paid out for such awards. For PSUs based on the ratio of operating cash flow to adjusted net income over a three-year performance period beginning January 1, 2021, IPG performance resulted in a distribution of common stock at 66.3% of target.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mark Gitin	—	—	—	—
Timothy Mammen	—	—	7,087	621,317
Trevor Ness	—	—	5,774	506,207
Angelo Lopresti	—	—	5,874	514,974
Igor Samartsev	—	—	2,333	204,534
Eugene Scherbakov	13,000	202,636	19,729	1,735,005
Alexander Ovtchinnikov	—	—	5,820	510,239
(1)The value realized is based on the difference between the reported closing common stock price on the date of exercise and the exercise price of the stock option; the dollar amount represents the pre-tax value received on exercise.
(2)The value realized is based on the closing common stock prices on the vesting dates of service-based RSUs and PSUs; the dollar amount represents the pre-tax value received on vesting.
Post-Employment Compensation and Other Employment Agreements
The Company has entered into employment agreements with each of the NEOs, effective through December 31, 2024 (or December 31, 2025 for Dr. Gitin) and was party to employment agreements with Drs. Scherbakov and Ovtchinnikov during their employment. Upon expiration, the currently effective employment agreements automatically renew for successive one-year periods, unless the Company or a NEO provides written notice of non-renewal at least six months prior to the end of the then-current term. In the event of a change in control, the agreements would extend through the second anniversary of the change in control. The employment agreements set the annual base salaries and stipulate that the Compensation Committee may adjust the salaries annually, as noted in Compensation Discussion and Analysis - Base Salary above. The agreements entitle these executive officers to participate in bonus plans, standard insurance plans such as life, short-term disability and long-term disability insurance and retirement benefits, such as the 401(k) retirement savings plan and equity award plans described above, on similar terms and on a similar basis as such benefits are available to executives at similar levels within the Company.
Termination without "cause" or for "good reason"
If the Company terminates the employment of any of the NEOs without cause (as defined in the respective employment agreements and, for Dr. Gitin, including a non-renewal of the term of the Gitin Employment Agreement by the Company) or any of the NEOs terminates his employment for good reason (as defined in the respective employment agreements) (such terminations are referred to below as “Involuntary Terminations”), then the NEO would receive:
•continuation of salary for twenty-four months for the CEO and eighteen months for the other NEOs;
•a pro-rata portion of the annual bonus that the NEO would have received had he remained employed through the end of the applicable bonus period, based on actual performance, provided that, with respect to any personal performance evaluation element of the annual bonus calculation, if all financial metric components meet or exceed the target level of performance, the NEO shall be deemed awarded 100% of the potential personal performance evaluation bonus; if no financial metric bonus is awarded, no personal performance evaluation bonus will be deemed awarded, and amounts in between the threshold and target levels of performance will be determined by linear interpolation (such portion based on the percentage of the year that the NEO was employed by the Company) (the "Pro-Rated Bonus");
•cash reimbursement for continuation of health benefits for up to twenty-four months for the CEO and eighteen months for the other NEOs; and
•accelerated vesting of time-based RSU awards held by Dr. Gitin and equity compensation awards held by the other NEOs that otherwise would have vested within twelve months following the termination of employment, except that awards granted to Dr. Gitin in connection with his appointment as CEO in June 2024 will vest in their entirety, with PSUs vesting at target performance and, for purposes of accelerated vesting, time-based RSUs held by Dr. Gitin shall be deemed to vest in equal monthly installments over three years.
52     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Executive Compensation Tables
Termination without "cause" or for "good reason" within 24 months following a change in control
Upon an Involuntary Termination within twenty-four months following a change in control of the Company, the NEO would be entitled to continuation of salary and reimbursement of COBRA premiums for health benefits for twenty-four months or, in the case of Dr. Gitin, a lump-sum payment equal to twenty-four months of his base salary and reimbursement for health premiums for up to twenty-four months, the Pro-Rated Bonus for the year of termination plus a payment of two times the average annual bonus paid to the NEO for the three full years preceding the year of termination, or, in the case of Dr. Gitin, two times his target annual bonus for the year in which the change in control occurs if such change of control occurs before three completed years of employment. Under the employment agreements, all equity awards vest fully upon an Involuntary Termination that occurs within two years of a change in control, with PSUs vesting at target performance. Upon a change in control, the term of the employment agreements would automatically be extended to the second anniversary of the change in control if such date is later than expiration of the current term.
If the total value of all payments and benefits, including any equity vesting (“total payments”), made to a NEO in connection with or on account of a change in control would result in an excise tax under the provisions of Internal Revenue Code Section 4999 (the “golden parachute tax”), the total payments will be reduced so that the maximum amount of total payments (after reduction) is $1.00 less than the amount that would cause the total payments to be subject to the golden parachute tax; provided, however, that the total payments will only be reduced to the extent that the after-tax value of amounts received by the NEO after application of the above reduction would exceed the after-tax value of the total payments received without application of such reduction (so called “best after-tax treatment”).
Death
If a NEO's employment is terminated by death, the NEO will receive a Pro-Rated Bonus, and all RSUs outstanding on such date will immediately vest and all PSUs outstanding on such date will immediately vest at one hundred percent (100%) of target level.
Disability
If a NEO's employment is terminated due to "disability" (as defined in the respective employment agreement), the NEO will receive a Pro-Rated Bonus for the year of termination.
With respect to equity awards granted after July 2021, if a NEO's employment is terminated due to disability, such RSUs outstanding on such date shall immediately vest and such PSUs outstanding on such date will vest, if at all, on the vesting date set forth in the award agreement on a pro-rated basis at the actual achievement level earned at the end of the performance period.
With respect to equity awards granted prior to July 2021, if a NEO's employment is terminated due to disability, such unvested awards will immediately be forfeited as of such date.
Termination following non-renewal
If the term of the employment agreement of any of the NEOs other than Dr. Gitin terminates and the Company does not offer such NEO continued employment in the same or a substantially similar position or in a higher position than the NEO's position at the end of the term and at a compensation level that is the same or substantially similar to the compensation level in effect at the end of the employment period, then such NEO may resign from employment and would receive continuation of salary and health benefits for twelve months, plus a Pro-Rated Bonus.
For Cause or Other Than for Good Reason
Under the employment agreements, the Company would not be obligated to provide any severance payments or benefits if employment were terminated by the Company for cause or by the NEO other than for good reason.
Additional Terms
Severance payments to the NEOs are conditioned upon the release of claims by the NEO in favor of the Company. Each of the NEOs entered into a separate restrictive agreement that prohibits each from competing with the Company for a period of one year after the termination of his employment with the Company for any reason and from hiring or attempting to hire the Company’s employees or soliciting customers or suppliers of the Company for a period ending eighteen months following the termination of his employment for any reason. Each of the NEOs is entitled to receive his base salary for the period during which the Company enforces the non-competition provisions of the agreement but not for more than one year following termination of his employment.

Executive Compensation Tables
Potential Payments upon Termination or Change in Control
The following table provides information regarding compensation and benefits that would be payable to our NEOs as of December 31, 2024, upon an Involuntary Termination absent a change in control and within twenty-four months following a change in control and upon terminations in other circumstances. The incentive plan severance was calculated using the actual amount awarded under the Revised AIP. There can be no assurance that the event triggering payments would produce the same or similar results as those described below if such event occurs on any other date or at any other price, or if any other assumption used to estimate the potential payments and benefits is changed. Any actual payments and benefits may be different due to a number of factors that affect the nature and amount of any potential payments or benefits.
Drs. Scherbakov and Ovtchinnikov terminated employment on June 4, 2024 and September 15, 2024, respectively, and were not entitled to severance payments or benefits in connection with their termination of employment. Drs. Scherbakov and Ovtchinnikov are eligible for payments and continued vesting of equity awards during the periods in which they are providing consulting services to the Company, as described in Compensation Discussion and Analysis – Compensation Related to Leadership Transitions above.

Name	Benefit	Termination Without Cause or For Good Reason ($)	Termination Without Cause or For Good Reason Following a Change in Control ($)(1)	Termination upon Death ($)	Termination following Disability ($)(1)	Termination following Non- Renewal ($)
Mark Gitin	Salary Severance and Benefits Continuation	1,605,686	1,605,686	—	—	1,605,686
	Bonus Severance	775,000	2,325,000	775,000	775,000	775,000
	Equity Acceleration	4,187,290	4,187,290	4,187,290	2,791,551	4,187,290
	Total	6,567,976	8,117,976	4,962,290	3,566,551	6,567,976
Timothy Mammen	Salary Severance and Benefits Continuation	849,815	1,133,086	—	—	566,543
	Incentive Plan Severance	265,300	1,120,535	265,300	265,300	265,300
	Equity Acceleration	663,485	3,261,056	3,261,056	2,003,921	—
	Total	1,778,600	5,514,677	3,526,356	2,269,221	831,843
Trevor Ness	Salary Severance and Benefits Continuation	789,640	1,052,853	—	—	526,427
	Incentive Plan Severance	245,200	1,002,766	245,200	245,200	245,200
	Equity Acceleration	551,581	2,724,673	2,724,673	1,678,378	—
	Total	1,586,421	4,780,292	2,969,873	1,923,578	771,627
Angelo Lopresti	Salary Severance and Benefits Continuation	728,250	971,000	—	—	485,500
	Incentive Plan Severance	242,800	1,013,497	242,800	242,800	242,800
	Equity Acceleration	548,200	2,694,058	2,694,058	1,655,471	—
	Total	1,519,250	4,678,555	2,936,858	1,898,271	728,300
Igor Samartsev	Salary Severance and Benefits Continuation	682,642	910,189	—	—	455,095
	Incentive Plan Severance	127,200	647,607	127,200	127,200	127,200
	Equity Acceleration	182,309	857,587	857,587	515,924	—
	Total	992,151	2,415,383	984,787	643,124	582,295
(1)Equity acceleration is calculated at the full value of service-based RSUs. For PSUs tied to the performance period ending on December 31, 2024, the actual number of PSUs earned was used in the calculation; for PSUs tied to performance beyond 2024, the target number of PSUs was used in the calculations.
54     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Proposal 3	Approval of the 2025 Incentive Compensation Plan

The Board is submitting the IPG Photonics Corporation 2025 Incentive Compensation Plan (the "2025 Plan”) to stockholders for approval. The 2025 Plan is intended to continue our long-term equity compensation program, currently implemented under our 2006 Incentive Compensation Plan (the “2006 Plan”). If our stockholders approve the 2025 Plan, the 2025 Plan will replace the 2006 Plan and no further grants will be made under the 2006 Plan after the 2025 Plan is registered on Form S-8. The material features of the 2025 Plan are summarized below. The plan is included in its entirety as Annex A to this Proxy Statement.
On March 28, 2025, the Board adopted the 2025 Plan, subject to approval by the stockholders. The 2025 Plan enables the Company to continue to make stock-based and non-stock awards to its employees, non-employee directors and independent contractors. The 2025 Plan provides for the grant of: (i) incentive stock options; (ii) non-qualified stock options; (iii) stock appreciation rights; (iv) restricted stock; (v) stock units; (vi) performance shares; (vii) performance units; (viii) cash awards; or (ix) any combination of the foregoing. The purpose of the 2025 Plan is to motivate employees, non-employee directors and independent contractors by providing an opportunity to acquire equity incentive awards or cash-based awards, and to provide a means through which the Company, its affiliates and group companies may attract and retain the highest-quality individuals and to align the interests of such individuals with the Company’s stockholders.
No awards may be granted under the 2025 Plan subsequent to May 20, 2035, which is the ten year anniversary of the Company’s 2025 annual meeting of stockholders.
The Board expects that the 2025 Plan will be an important factor in attracting, retaining and rewarding high caliber employees, non-employee directors and independent contractors essential to the Company’s success and in providing incentives to these individuals to promote the success of the Company. If stockholders do not approve the 2025 Plan, we would be unable to continue making grants under the 2006 Plan once the share reserve has been exhausted. This would make it difficult for the Company to attract, retain and incentivize talent.
A metric that we use to measure the cumulative impact of our equity compensation plans is overhang. The Company measures overhang as (a) the number of shares subject to equity awards outstanding (with PSUs included at target performance level) plus the number of shares available for grant under the Company’s equity compensation plans, divided by (b) the total shares of common stock outstanding. As of March 10, 2025, the Company had (i) stock options to purchase 547,949 shares of common stock outstanding with a weighted average exercise price of $159.47 and weighted average remaining term of 2.80 years, (ii) 1,085,100 shares underlying unvested full-value awards subject to time-based vesting and (iii) 308,758 unvested full-value awards subject to performance-based vesting (assuming the target level of performance). As of March 10, 2025, our overhang was approximately 7.11. Assuming the 2025 Plan had been approved on March 10, 2025, our overhang would have been approximately 9.46% as of such date.

	As of March 10, 2025	Adjusted for 2025 Plan as of March 10, 2025
Total shares underlying outstanding equity awards	1,941,807	1,941,807
Total shares available for grant	1,095,378	2,100,000
Common stock outstanding	42,729,426	42,729,426
Overhang under all plans	7.11%	9.46%
Plan Summary
The following discussion of the principal features of the 2025 Plan is qualified in its entirety by reference to the full text of the 2025 Plan as set forth in Appendix A attached hereto. The 2025 Plan will become effective at the 2025 annual meeting of stockholders only if it is approved by the Company’s stockholders at the 2025 annual meeting of stockholders.
Shares Subject to the 2025 Plan. If the 2025 Plan is approved by stockholders, the aggregate number of shares that would be authorized for issuance under the 2025 Plan would be 2,100,000 shares, less one share of common stock for every share of Common Stock subject to an award granted under the 2006 Plan after March 10, 2025. The shares may, at the election of the Company, be authorized but unissued shares, shares of issued stock held in the Company’s treasury, or a combination of each. Based solely on the closing price of our common stock as reported by Nasdaq on March 10, 2025 and the maximum number of shares that would have been available for awards as of such date under the 2025 Plan, the maximum aggregate market value of the common stock that could potentially be issued under the 2025 Plan is $129,171,000.

Proposal 3: Approval of the 2025 Incentive Compensation Plan
Generally, any shares underlying an award under the 2006 Plan and 2025 Plan that expire without being exercised, or are forfeited, canceled or otherwise terminated without a distribution to a participant of shares, cash, or other benefit in lieu of shares or that are withheld by, or otherwise remitted to, the Company to satisfy a Participant's tax withholding obligations with respect to awards other than stock options or stock appreciation rights, will again be available for issuance under the 2025 Plan. Notwithstanding the foregoing, the following shares may not be recycled into the 2025 Plan and again become available for issuance: (i) shares tendered to pay the exercise price of stock options (including through “net exercise”), (ii) shares repurchased on the open market with the proceeds of the stock option exercise price, (iii) the total number of shares granted pursuant to stock-settled stock appreciation rights, and (iv) any shares withheld by the Company to satisfy tax obligations with respect to stock options or stock appreciation rights.
Awards under the 2025 Plan will be adjusted as appropriate upon a change in the Company’s capitalization, a reorganization or similar transaction or a stock dividend. In such event, in order to prevent the dilution or enlargement of benefits, the Committee (as defined below) will have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the 2025 Plan, the number and kind of shares subject to outstanding awards, the exercise price of outstanding stock options and stock appreciation rights, the fair market value of the common stock and other value determinations applicable to outstanding awards and the terms of awards granted under the 2025 Plan. In addition, the Committee may make adjustments to the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.
Limitations. The 2025 Plan provides for the following award limitations:
•The sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all equity-based awards and the maximum amount that may become payable pursuant to all cash-based awards that may be granted as compensation for services to a non-employee director during any calendar year will not exceed $1,200,000.
•No more than 2,100,000 shares may be cumulatively available for awards of incentive stock options under the 2025 Plan.
•The aggregate market value of common stock with respect to which incentive stock options are exercisable for the first time by a participant in a single calendar year may not exceed $100,000 or such other limit imposed by the Internal Revenue Code of 1986, as amended (the "Code").
Administration. The 2025 Plan will be administered by the Board or a committee or subcommittee of the Board appointed by the Board from among its members (the “Committee”). Unless the Board determines otherwise, the Committee must consist of at least two members who qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”). The Committee will initially be the Compensation Committee of the Board. The Committee may delegate to one or more of its members or one or more agents any administrative duties as it deems advisable. The Committee and its delegate may retain individuals to render advice to it with respect to any of its duties, including, without limitation, legal counsel and consultants. The Board may also delegate to the Company’s Chief Executive Officer the authority to grant specified numbers of awards to current or prospective employees (other than those individuals who, at the time of grant, are subject to Section 16(a) of the Exchange Act or whose annual and long-term compensation is otherwise included within the express responsibility of the Committee to discharge under the applicable committee charter) in the Chief Executive Officer’s discretion. The Committee has the authority to interpret the terms of the 2025 Plan. Subject to the terms of the 2025 Plan, the Committee has the authority to determine the individuals to whom awards are granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each award, and the form of the award to be granted.
Committee Discretion. The Committee will have the discretion to determine the type, terms and conditions and recipients of awards granted under the 2025 Plan.
Persons Eligible to Participate in the 2025 Plan. Under the 2025 Plan, awards may be granted to employees of the Company or any group company, non-employee directors of the Company and independent contractors of the Company or any group company. A group company is a business in which the Company has a significant financial interest. The Committee will consider all relevant factors in selecting participants and determining the type and amount of awards given to such participants.
Number of Employees Eligible to Participate in the 2025 Plan. As of March 10, 2025, approximately 917 individuals would have been eligible to participate in the 2025 Plan had it been effective on such date, which includes five executive officers, 903 employees who are not executive officers, nine directors and zero consultants. Because the grant of awards under the 2025 Plan is within the discretion of the Committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2025 Plan.
56     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Proposal 3: Approval of the 2025 Incentive Compensation Plan
Awards
Award Agreements. Each award granted under the 2025 Plan will be represented by an award agreement in a form approved by the Committee. The award agreement, which may be comprised of more than one physical or electronic document, is subject to the terms of the 2025 Plan and will incorporate such terms and conditions required under the 2025 Plan and any terms specified by the Committee.
Minimum Vesting Period. Stock options, stock appreciation rights, restricted stock, stock units, performance shares, performance units, and other equity-based awards under the 2025 Plan are subject to a minimum required vesting period of one year, except that up to 5% of the shares reserved for issuance under the 2025 Plan may be granted to participants without regard to any minimum vesting period. Additionally, notwithstanding the foregoing, annual awards to non-employee directors that occur in connection with the Company’s annual meeting of stockholders may vest on the date of the Company’s next annual meeting of stockholders that occurs at least 50 weeks following the prior year's annual meeting of stockholders.
Performance Goals. The Committee may establish performance goals in connection with the grant of an award as the Committee determines appropriate.
Stock Options. Stock options awarded under the 2025 Plan may be in the form of “incentive stock options” that are intended to comply with the requirements of Section 422 of the Code, or “non-qualified stock options.” Special rules apply with respect to the terms of incentive stock options in order to meet the requirements of Section 422 of the Code. The Company may also grant a stock option to any grantee that allows the participant to purchase shares of stock of any corporation that the Company, affiliate or group company acquires or merges with. Such “conversion stock options” must have the same economic value as the original stock option. Conversion stock options granted to a holder of incentive stock options will retain the same restrictions as the incentive stock options, unless the Committee determines otherwise.
The exercise price of stock options granted under the 2025 Plan must be equal to or greater than the fair market value per share of the common stock determined on the award date. So long as the Company is publicly traded, the fair market value of its stock is deemed to be the closing price of the stock on the national securities exchange or other market system on the date of calculation (or on the last preceding trading date if the stock was not traded on such date). Stock options have a maximum term of ten years from the date of grant.
Stock options may be exercised upon vesting or as expressly permitted in the award agreement. Vesting terms will be expressed in the award agreement and vesting may be accelerated by the Committee. The exercise price may be paid in cash or, subject to the approval of the Committee, by delivery of shares of Company stock owned by the participant, by withholding a portion of the shares of stock for which the stock option is exercisable, by any other method consistent with applicable law, or by a combination of these methods. Stock options may also be exercised via a broker assisted exercise.
Stock options are exercisable during the participant’s lifetime, only by the participant. Stock options granted under the 2025 Plan are generally nontransferable, except to a beneficiary designated by the participant in the event of the participant’s death, by will or under the laws of descent and distribution. Award agreements for non-qualified stock options may permit transfers solely to members of the participant’s immediate family, trusts or family partnerships or other similar entities, in the Committee’s discretion.
Stock Appreciation Rights. Stock appreciation rights may be granted under the 2025 Plan as individual awards, in tandem with stock options or any combination thereof. Stock appreciation rights granted in tandem with stock options may be granted with or any time after the stock option is granted, so long as the stock option’s term has not expired and the grant price of the stock appreciation right is equal to the fair market value of the stock on the date the stock option was granted. Otherwise, the grant price of the stock appreciation right will be equal to the fair market value per share of common stock on the award date. Stock appreciation rights have a maximum term of ten years from the date of grant.
Upon exercise of a stock appreciation right, a participant will be entitled to receive payment from the Company in an amount equal to the number of shares of stock as to which the stock appreciation right is exercised, multiplied by any excess of the fair market value of a share on the date of exercise of the stock appreciation right over the grant price specified in the award agreement. At the discretion of the Committee, the payment upon exercise of a stock appreciation right may be specified in cash, Company stock or a combination of the two.
Restricted Stock and Stock Units. Restricted stock and stock units may be granted under the 2025 Plan, subject to restrictions on transferability and other restrictions established by the Committee for a restriction period. The restrictions lapse after the restriction period, which extends from the date of the award to a specific date or until the participant achieves and/or completes specified performance goals, service periods, or other criteria set by the Committee. The Committee may provide for the lapse of restrictions in installments.

Proposal 3: Approval of the 2025 Incentive Compensation Plan
If a participant terminates service with the Company within specified periods prior to the expiration of the restriction period, all shares of restricted stock generally will be forfeited and reacquired by the Company, unless the Committee determines otherwise. Dividends payable with respect to restricted stock will be payable only if, and only to the extent that, the conditions and restrictions relating to such award have been satisfied or lapse. Awards of stock units may earn dividend equivalents, if permitted by the Committee and specified in the award agreement but dividend equivalent rights on an award of stock units will be payable only if, and only to the extent that, the conditions and restrictions relating to such award have been satisfied or lapse. Upon the vesting date of a stock unit, shares of stock or cash or a combination thereof will be distributed to the participant.
Performance Shares and Performance Units. Performance shares and performance units may be granted under the 2025 Plan, subject to the participant’s completion of a performance period and the achievement of performance goals, as set by the Committee for each such grant. The Committee may adjust any performance goals for outstanding performance shares or performance units, unless the Committee restricts its authority to do so.
Dividends payable with respect to performance shares will be payable only if, and only to the extent that, the conditions and restrictions relating to such award have been satisfied or lapse. Awards of performance units may earn dividend equivalents, if permitted by the Committee and specified in the award agreement but dividend equivalent rights on an award of performance units will be payable only if, and only to the extent that, the conditions and restrictions relating to such award have been satisfied or lapse. Upon the vesting of performance shares or performance units, the shares of stock underlying the performance shares or the cash value of the performance units will vest and/or be distributed to the participant, unless the Committee decides to pay such awards in cash or a combination of cash and stock.
Dividend Equivalent Rights. Dividend equivalent rights on any portion of an award will be payable only if, and only to the extent that, the conditions and restrictions relating to such award have been satisfied or lapse and will be forfeited if, and to the extent that, such conditions or restrictions are never satisfied or lapse. No dividend equivalent rights may be granted with respect to any stock options or stock appreciation rights.
Cash Awards. The Committee may make cash awards under the 2025 Plan, including annual retainer amounts payable to non-employee directors of the Company pursuant to the terms of the Director Compensation Plan. The Committee will specify any terms and conditions that the cash award will be subject to, including, without limitation, any vesting dates, vesting criteria and the right of the Company to require the participant to repay any cash awards (with or without interest) upon termination of employment within specified periods.
Election to Defer Compensation Attributable to Awards. In the Committee’s discretion and subject to Code Section 409A, a participant may elect to defer the receipt of any compensation attributable to any awards granted under the 2025 Plan. Any deferral must comply with the provisions of Section 409A of the Code and any Treasury Regulations or other guidance issued thereunder.
No Repricing. In no event will the Committee be permitted to, without the approval of the stockholders of the Company, (i) reduce the exercise price of any outstanding stock option or stock appreciation right, (ii) exchange or replace an outstanding stock option or stock appreciation right with a new stock option or stock appreciation right with a lower exercise price, except pursuant to the adjustment provisions of the 2025 Plan, (iii) cancel a stock option or stock appreciation right in exchange for cash or other awards, or (iv) take any other action with respect to a stock option or stock appreciation right that would be treated as a repricing under the rules and regulations of Nasdaq.
General Provisions
Change in Control or Other Significant Event
In the event of a "Change in Control" (as defined in the 2025 Plan) and a participant’s subsequent termination of service within two years following the Change in Control either (i) by the Company other than for “Cause” or (ii) by the participant for “Good Reason,” unless the Committee expressly provides otherwise in an applicable award agreement, any outstanding awards held by the participant will immediately become vested and exercisable in full. Cause and Good Reason have the meanings set forth in (i) any applicable employment, consulting, severance or other written agreement between the Company and the participant or, if none, (ii) any award agreement or, if none, (iii) the 2025 Plan.
The Committee has the discretion to terminate all or a portion of any outstanding awards upon a Change in Control, after giving notice to each affected participant. In such case, each affected participant would receive an amount equal to the value of such award on the date of the Change in Control or, with respect to each share of stock subject to a stock option or stock appreciation right, an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of the Change in Control over the exercise price per share of such stock option or stock appreciation right. Such amounts would be payable in cash, other property or a combination thereof, in the Committee’s discretion.
58     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Proposal 3: Approval of the 2025 Incentive Compensation Plan
The Committee may also provide that awards under the 2025 Plan may be assumed by any entity acquiring the Company or substituted for similar awards under an acquiring entity’s compensation plans. Under the 2025 Plan, in the event a successor entity does not assume outstanding awards or replace outstanding awards with economically equivalent awards as of the date of the Change in Control and provide for subsequent payout in accordance with the same (or a more favorable) vesting schedule, (i) all outstanding stock options and stock appreciation rights will become immediately vested and exercisable; (ii) all restrictions on restricted stock and stock unit awards will immediately lapse; (iii) all performance goals other than with respect to performance-based cash awards will be deemed achieved at target levels and all other terms and conditions met; (iv) all performance-based cash awards will be paid out at target levels (or earned levels, if greater) and all other terms and conditions deemed met; and (v) all performance shares will be deemed vested, and all cash awards, performance units and stock units will be paid out as promptly as practicable.
Termination of Service
Death or Disability. Unless the terms of an award agreement expressly provide otherwise, if a participant's service with the Company due to death, all non-vested awards will immediately vest on the date of death. In addition, unless the terms of an award agreement expressly provide otherwise, if a participant's service terminates due to death or Disability, all vested portions of stock options and stock appreciation rights remain exercisable until the earlier of the 12-month period following the participant’s death or Disability or the date the stock option or stock appreciation right would otherwise expire.
Cause. Unless the terms of an award agreement expressly provide otherwise, if a participant's service is terminated for Cause, all awards held by the participant (whether vested or non-vested) will be immediately forfeited by the participant.
Other Terminations. Unless the terms of an award agreement expressly provide otherwise, if a participant's service is terminated for any reason other than those described above, all non-vested portions of awards held by the participant will be immediately forfeited by the participant. All vested portions of stock options and stock appreciation rights held by the participant will remain exercisable until the earlier of the end of the 90-day period following the participant’s termination or the date the stock option or stock appreciation right would otherwise expire.
Other Agreements. Notwithstanding the foregoing, if a participant’s employment, consulting or other written agreement with the Company or its affiliates provides for more favorable vesting terms or post-termination exercise periods, such terms will control and supersede the terms of the 2025 Plan or any award agreement.
Amendment and Termination of the Plan
The Board may amend, suspend or terminate the 2025 Plan at any time, provided that no such action will reduce the amount of any outstanding award or materially and adversely affect rights under any outstanding award without the applicable participant's consent.
The Committee may amend or modify any award agreement at any time, provided that (no such amendment or modification will materially and adversely affect rights under any outstanding awards without the applicable participant’s consent and any such amendment or modification must satisfy the requirements of Section 409A of the Code, as determined by the Committee in its sole discretion. In addition, the Committee may not, without prior stockholder approval, (i) reduce the exercise price of any outstanding stock option or stock appreciation right, (ii) exchange or replace an outstanding stock option or stock appreciation right with a new stock option or stock appreciation right with a lower exercise price, except pursuant to the adjustment provisions of the 2025 Plan, (iii) cancel a stock option or stock appreciation right in exchange for cash or other awards, or (iv) take any other action with respect to a stock option or stock appreciation right that would be treated as a repricing under the rules and regulations of Nasdaq.
To the extent determined by the Committee to be required under the rules of any securities exchange or any market system on which the common stock is listed or by the Code to ensure that incentive stock options are qualified under Section 422 of the Code, amendments to the 2025 Plan will be subject to approval by the Company’s stockholders.
Certain Federal Income Tax Considerations
The following is a general description of the current U.S. federal income tax consequences to participants and the Company relating to stock options, stock appreciation rights, restricted stock, stock units, performance units, performance shares and cash awards under the 2025 Plan. The 2025 Plan is not qualified under Section 401(a) of the Code. This discussion only applies to U.S. citizens and/or residents and does not purport to cover all tax consequences relating to awards granted under the 2025 Plan. This description is intended for use by the Company’s stockholders in determining how to vote at the Company’s 2025 Annual Meeting of Stockholders and not as tax advice to persons who receive awards under the 2025 Plan.

Proposal 3: Approval of the 2025 Incentive Compensation Plan
Non-Qualified Stock Options. A participant generally will not recognize income, and the Company will not be entitled to a federal income tax deduction, at the time of grant of a non-qualified stock option. When the stock option is exercised, the participant generally will recognize ordinary income equal to the difference, if any, between the aggregate exercise price paid and the fair market value, as of the date the stock option is exercised, of the shares received. The participant’s tax basis in shares acquired upon exercise will equal the exercise price paid plus the amount recognized by the participant as ordinary income. The Company generally will be entitled to a federal income tax deduction in the tax year in which the stock option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a non-qualified stock option for more than one year after the exercise of the stock option, the gain or loss realized upon the sale of those shares generally will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of a stock option will begin on the date of exercise.
Incentive Stock Options. A participant generally will not recognize income, and the Company will not be entitled to a federal income deduction, at the time of grant of an incentive stock option. If the incentive stock option is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee), the participant generally will not recognize any income upon exercise and the Company will not be entitled to a federal income tax deduction. However, the excess of the fair market value of the shares acquired on the date of exercise over the aggregate stock option price generally is included in computing the participant’s alternative minimum taxable income.
Generally, if the participant disposes of shares acquired upon the exercise of an incentive stock option within either two years after the date of grant or one year after the date of exercise, the participant will recognize ordinary income, and the Company will be entitled to a federal income tax deduction equal to the excess of the fair market value of the shares acquired on the date of exercise over the aggregate stock option exercise price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If shares are disposed of after the two-year and one-year periods described above expire, the Company will not be entitled to a federal income tax deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.
Stock Appreciation Rights. A participant generally will not recognize income, and the Company will not be entitled to a federal income deduction, at the time of grant of a stock appreciation right. When the stock appreciation right is exercised, the participant will recognize ordinary income equal to the difference between the aggregate grant price and the fair market value, as of the date the stock appreciation right is exercised, of the shares of or cash received upon exercise. The participant’s tax basis in shares acquired upon exercise of a stock-settled stock appreciation right will equal the amount recognized by the participant as ordinary income. The Company generally will be entitled to a federal income tax deduction in the year in which the stock appreciation right is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a stock-settled stock appreciation right for more than one year after the exercise of the stock appreciation right, the gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of a stock-settled stock appreciation right will begin on the date of exercise.
Restricted Stock. Restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the shares over the purchase price (if any) only at the time the substantial risk of forfeiture lapses or the restricted stock becomes transferable (unless the participant elects to accelerate recognition as of the date of grant through an election under Section 83(b) of the Code). The Company generally will have (at the time the participant recognizes income) a corresponding federal tax deduction.
Stock Units. Restricted stock units generally are subject to tax at the time of settlement and the Company generally will have a corresponding federal income tax deduction when the participant recognizes income.
Performance Shares and Performance Units. Performance shares and performance units generally are subject to tax at the time of vesting or settlement. The Company will generally have a corresponding federal income tax deduction when the participant recognizes income.
Cash Awards. Cash awards generally are subject to tax at the time of payment. The Company generally will have a corresponding federal income tax deduction when the participant recognizes income.
Limit on Deductions under Code Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its "covered employees."
Compliance with Code Section 409A. To the extent applicable, it is intended that the 2025 Plan and any grants made under the 2025 Plan either be exempt from, or, in the alternative, comply with the provisions of Section 409A of the Code.

The Board recommends that you vote FOR approval of our 2025 Incentive Compensation Plan.

60     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Proposal 3: Approval of the 2025 Incentive Compensation Plan
Information Regarding Equity Compensation Plans
The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 31, 2024:
Equity Compensation Plan Information

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders(1)	1,604,214	$123.24	2,525,036
Equity Compensation Plans Not Approved by Security Holders	—		—
Total	1,604,214		2,525,036
(1)     As of December 31, 2024, there were 2,205,922 shares available for future issuance under the 2006 Plan and 319,114 shares available for future issuance under the employee stock purchase plan.

Proposal 4	Ratify Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for 2025

Deloitte & Touche LLP currently serves as our independent registered public accounting firm and audited our consolidated financial statements for the year ended December 31, 2024. Our Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2025, and to conduct an integrated audit of our consolidated financial statements for the year ending December 31, 2025 and of our internal control over financial reporting as of December 31, 2025. Deloitte & Touche LLP has served as the Company’s auditor since 1999. A representative of Deloitte & Touche LLP will attend the Annual Meeting where he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate stockholder questions.
The Audit Committee is solely responsible for the appointment, retention, termination and oversight of the work of our independent registered public accounting firm, including the approval of all engagement fees, terms, and the annual audit plan. In determining whether to reappoint Deloitte & Touche LLP as the Company’s independent external auditor, the Audit Committee took into consideration several factors, including an assessment of the professional qualifications and past performance of the lead audit partner and the Deloitte & Touche LLP team and the quality and level of transparency of the Audit Committee’s relationship and communications with Deloitte & Touche LLP. The Audit Committee considered, among other things, the knowledge and skills of Deloitte & Touche LLP’s auditing experts that would be providing services to the Company, international scope and knowledge of the Company and its operations. After its assessment, the Audit Committee concluded that the best course of action was to reappoint Deloitte & Touche LLP as the Company’s independent external auditor for 2025. Lead and concurring audit partners are subject to rotation requirements that limit the number of consecutive years an individual partner may provide services. The maximum number of consecutive years of service in that capacity is five years and 2024 was a year of lead audit partner rotation. The process for rotation of the Company's lead audit partner involves an inquiry into the backgrounds and experiences of several potential lead partners, a narrowing of the list to one or more, a meeting between the candidate or candidates for the role with the Chair of the Audit Committee, as well as with management. This is accompanied by several discussions with and a final approval by the entire Audit Committee. The Audit Committee engaged in this process before approving a new lead audit partner for the 2024 audit.
Fees Paid to Deloitte & Touche. The fees for services provided by Deloitte & Touche LLP, member firm of Deloitte Touche Tohmatsu, and their respective affiliates, to the Company were:

	Fees
Fee Category	2024	2023
Audit fees	$2,542,500	$2,529,772
Audit-related fees	—	—
Tax fees	—	—
All other fees	1,895	1,895
Total Fees	$2,544,395	$2,531,667
Audit fees. These fees comprise fees for professional services rendered in connection with the audit of the Company’s consolidated financial statements that are customary under auditing standards generally accepted in the United States. Audit fees also include fees for the audits of statutory financial statements, consents and reviews related to SEC filings and quarterly services with respect to the preparation of our unaudited quarterly financial statements.
Audit-related fees. These fees comprise fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements.
Tax fees. Fees for tax services consist of fees for tax compliance services and tax planning and advice services. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and obtain government approval for amounts to be included in tax filings. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result.
All other fees. These are fees for any services not included in the other three categories.
62     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Proposal 4: Ratify Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for 2025
Policy on Pre-Approval of Audit and Permissible Non-Audit Services. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services as well as specifically designated non-audit services that, in the opinion of the Audit Committee, will not impair the independence of the independent registered public accounting firm. Pre-approval is generally provided for each fiscal year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required. All of the services performed by Deloitte & Touche LLP in 2024 were pre-approved by the Audit Committee.
Our Audit Committee is solely responsible for selecting and appointing our independent registered public accounting firm, and this appointment is not required to be ratified by our stockholders. However, our Audit Committee has recommended that the Board submit this matter to the stockholders in a non-binding, advisory vote as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The Board recommends that you vote FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.

Other Information

Audit Committee Report
The primary role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the adequacy of the system of internal control over financial reporting and disclosure controls and procedures established by management and the Board, and the audit process and the independent registered public accounting firm’s qualifications, independence and performance.
Management has primary responsibility for the financial statements and is responsible for establishing and maintaining the Company’s system of internal controls over preparation of the Company’s financial statements. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an integrated audit of the Company’s consolidated financial statements and the effectiveness of internal controls over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and issuing an opinion on the financial statements and the effectiveness of internal controls over financial reporting. The Audit Committee also oversees the Company's internal audit function and employs an international auditing firm to conduct internal audits throughout the Company of various financial, operational and information technology areas as selected each year by the Audit Committee. The Audit Committee periodically met and held separate discussions with the internal auditors and the Company’s independent registered public accounting firm, with and without management present, to review the adequacy of the Company’s internal controls, financial reporting practices and audit process.
The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2024 with management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm. The Audit Committee also has considered whether Deloitte & Touche LLP’s provision of non-attest services to the Company is compatible with maintaining the auditors’ independence.
Based on the above-mentioned reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC.
AUDIT COMMITTEE
Jeanmarie Desmond, Chair
Gregory Beecher
Gregory Dougherty
Agnes Tang
March 14, 2025
The information in the Audit Committee Report shall not be considered “soliciting material” or “filed” with the SEC, nor shall this information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporated it by specific reference.
64     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Common Stock Ownership
The following table provides information about the beneficial ownership of our common stock as of March 31, 2025 by:
•each NEO,
•each person who is a director or nominee,
•all executive officers and directors as a group and
•each person or entity known by us to own beneficially more than five percent of our common stock.
Percentage of beneficial ownership is based on 42,729,426 shares of common stock outstanding as of March 31, 2025.

Name(1)	Shares Owned	Right to Acquire Shares within 60 Days	Total Beneficial Ownership(2)	Percent
Gregory Beecher	2,999	3,022	6,021	*
Michael Child(3)	65,603	13,600	79,203	*
Jeanmarie Desmond	4,319	3,022	7,341	*
Gregory Dougherty	9,117	6,281	15,398	*
Mark Gitin	—	—	—	*
Kolleen Kennedy	2,296	3,022	5,318	*
Angelo Lopresti(4)	8,657,161	26,371	8,683,532	20.3%
Timothy Mammen	58,062	15,296	73,358	*
Eric Meurice	16,294	13,600	29,894	*
Trevor Ness	21,616	11,901	33,517	*
Alexander Ovtchinnikov	54,701	20,325	75,026	*
Natalia Pavlova(5)	938,857	15,937	954,794	2.2%
John Peeler	8,959	10,598	19,557	*
Igor Samartsev(5)	938,857	15,937	954,794	2.2%
Eugene Scherbakov(4)(6)	15,579,849	49,611	15,629,460	36.5%
Agnes Tang	3,763	3,022	6,785	*
All executive officers and directors as a group (15 persons)	16,758,850	175,283	16,934,133	39.5%
Other >5% Stockholders
IQ EQ Trust Company, U.S., LLC(4)(7)(8)	8,908,683	—	8,908,683	20.8%
Valentin Gapontsev Trust I(8)	7,125,599	—	7,125,599	16.7%
IP Fibre Devices (UK) Ltd.(1)(6)	6,914,004	—	6,914,004	16.2%
First Eagle Investment Management, LLC(9)	4,487,900	—	4,487,900	10.0%
The Vanguard Group(10)	3,044,812		3,044,812	7.1%
BlackRock, Inc.(11)	2,761,451	—	2,761,451	6.5%
*    Less than 1.0%
(1)The contact address for each person or entity is in care of IPG Photonics Corporation, 377 Simarano Drive, Marlborough, Massachusetts 01752.
(2)In accordance with SEC rules, beneficial ownership includes any shares for which a person or entity has sole or shared voting power or investment power and any shares for which the person or entity has the right to acquire beneficial ownership within 60 days after March 31, 2025 through the exercise of any option or the vesting of RSUs or PSUs.
(3)Includes 3,274 shares held in the name of Jewell Partners LLC, in which Mr. Child is partial owner and Managing Member, and 1,638 shares held by TA Money Purchase Plan for the benefit of Mr. Child.
(4)Includes (a) 7,125,599 shares owned of record by Valentin Gapontsev Trust I (“Gapontsev Trust I”), (b) 599,726 shares beneficially owned by Valentin Gapontsev Trust II (“Gapontsev Trust II”), and (c) 884,720 shares beneficially owned by Valentin Gapontsev Trust III (“Gapontsev Trust III”), because such person and entity is a trustee of each trust. Gapontsev Trust I, Gapontsev Trust II and Gapontsev Trust III were formed by the late founder of the Company and former CEO and Board Chair, Valentin Gapontsev.

Common Stock Ownership
(5)Ms. Pavlova, a director, is the spouse of Dr. Igor Samartsev, the Company's Senior Vice President, Chief Scientist. Under SEC rules, the shares beneficially owned by each are deemed to be beneficially owned by the other. Also includes 10,000 shares held by Ms. Pavlova’s mother. Ms. Pavlova and Dr. Samartsev disclaim beneficial ownership of such shares.
(6)Dr. Scherbakov is the sole managing director of IPFD and has sole voting and investment power with respect to the shares held of record by IPFD. The following officers and directors of the Company or related parties have economic interests in IPFD: Gapontsev Trust I (48%), Mr. Samartsev (8%), Dr. Scherbakov (8%), and Gapontsev Trust III (2%). Each such person and entity (other than Dr. Scherbakov) does not possess voting or investment power with respect to such interest and each disclaims beneficial ownership of the shares held by IPFD except to the extent of his or its economic interest therein.
(7)Includes 21,969 owned of record by Share 1 Non Exempt Marital Share A Under Art III of Valentin Gapontsev Trust and 276,669 shares owned of record by Share 1 Non Exempt Marital Share B Under Art III of Valentin Gapontsev Trust, each trust was formed by Valentin Gapontsev of which IQ EQ Trust Company, U.S., LLC is sole trustee.
(8)The address of the entity is 3 Executive Park Drive, Suite 302, Bedford, NH 03110. Based solely on a Schedule 13D/A filed with the SEC on February 20, 2025.
(9)The address of First Eagle Investment Management, LLC is 1345 Avenue of Americas 48th Floor New York, NY 10105. Based solely on a Schedule 13G/A filed with the SEC on August 7, 2024.
(10)The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355. Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024.
(11)The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. Based solely on a Schedule 13G filed with the SEC on January 29, 2024.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership of, and transactions in, our securities with the SEC. These directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms that they file. Based solely on its review of such forms received by it and the written representations of its Reporting Persons, the Company has determined that no such persons known to it was delinquent with respect to his or her reporting obligations as set forth in Section 16(a) of the Exchange Act, except that Forms 4 were not timely filed with respect to the annual RSU awards to Greg Beecher, Michael Child, Jeanmarie Desmond, Greg Dougherty, Kolleen Kennedy, Eric Meurice, Natalia Pavlova, John Peeler and Agnes Tang on June 18, 2024. The Forms 4 were due to be filed on June 21, 2024, and were filed on June 28, 2024.
66     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Common Stock Ownership
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information on the relationship of the annual total compensation of our employees and the annual total compensation of Dr. Mark Gitin, our CEO.
Determining our Median Employee: As of December 31, 2024, the measurement date, we employed 4,602 employees, 58% of whom were located outside of the U.S. This includes all full-time, part-time, and temporary employees. It does not include independent contractors. Prior to the measurement date, IPG completed the disposition of its Russian subsidiary, IRE-Polus, and employees of IRE-Polus are therefore not included in this total.
As permitted by applicable SEC rules, in identifying our median employee, we used the "de minimis" exemption to exclude from our employee population 224 workers in the following jurisdictions (employees excluded in parenthesis): Mexico (54), India (44), Korea (40), Turkey (18), United Kingdom (15), Brazil (12), Czech Republic (9), France (8), Spain (6), Thailand (5), Taiwan (5), Malaysia (3), Vietnam (2) and Singapore (1).
The SEC rules required us to identify our median employee by use of a consistently applied compensation measure (“CACM”). We chose a CACM that closely approximates the annual total cash compensation of our employees. Specifically, we identified the median employee as of December 31, 2024, by looking at total wages and bonuses paid in 2024. An average 2024 U.S. dollar exchange rate was applied to compensation reported in a foreign currency. After applying our CACM methodology and excluding the employees listed above, we identified the median employee.
Calculating the Pay Ratio: As required by the SEC rules, we calculated our median employee’s total annual compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (which is the calculation method for reporting total compensation in the Summary Compensation Table). The total compensation of our median employee was $42,185.
With respect to the annual total compensation of our CEO, we annualized the compensation of Dr. Gitin (2024 base salary and annual bonus earned in respect of 2024 performance), who was appointed in June 2024, and otherwise included the amounts set forth for him in the Summary Compensation Table above. We determined that the 2024 annualized total compensation of our CEO was $7,064,479. As a result, the estimated ratio of the annual total compensation of our CEO to median employee in 2024 was approximately 167 to 1.
The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with rules promulgated by the SEC. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. This information is being provided solely for compliance with SEC disclosure rules. The Compensation Committee does not consider this ratio when evaluating compensation arrangements.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the Company. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” on page 33 above. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to RSUs and PSUs.

Year	Summary Compensation Table Total for PEOs ($)			Compensation Actually Paid for PEOs ($)			Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($M)	Net Sales ($M)
	Mark Gitin	Eugene Scherbakov	Valentin Gapontsev	Mark Gitin	Eugene Scherbakov	Valentin Gapontsev			TSR ($)	Peer Group TSR ($)
(a)	(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	6,700,825	6,099,458	—	4,590,319	408,369	—	2,370,116	704,222	50	176	(182)	977
2023	—	5,725,552	—	—	4,897,587	—	1,999,742	1,783,708	75	151	219	1,287
2022	—	6,635,520	—	—	1,176,438	—	2,093,139	178,305	65	125	111	1,430
2021	—	7,284,851	3,254,034	—	1,633,757	3,254,034	2,641,365	414,607	119	160	278	1,461
2020	—	—	1,943,900	—	—	1,943,900	2,538,192	4,578,077	154	124	160	1,201
Columns (b). Reflects compensation amounts reported in the “Total” column of the “Summary Compensation Table” for Dr. Mark Gitin, Dr. Eugene Scherbakov and Dr. Valentin Gapontsev, for the respective years shown. Dr. Gapontsev was CEO until May 4, 2021, when Dr. Scherbakov succeeded him. Dr. Scherbakov was CEO from May 4, 2021 to June 5, 2024, when Dr. Gitin succeeded him.
Columns (c). The dollar amounts reported for Dr. Gitin, Dr. Scherbakov and Dr. Gapontsev under “Compensation Actually Paid” represent the amount of “compensation actually paid” to Dr. Gitin, Dr. Scherbakov and Dr. Gapontsev, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Gitin or Dr. Scherbakov during the applicable year. Dr. Gapontsev’s “compensation actually paid” is the same as the total from the Summary Compensation Table because Dr. Gapontsev did not receive long-term incentive compensation because of his significant level of common stock ownership, which the independent directors believed provided him with sufficient incentives to act in the best long-term interest of our stockholders during the time he was an executive of the Company. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Dr. Gitin and Dr. Scherbakov’s total compensation for 2024 to determine the compensation actually paid:

	2024
	Dr. Mark Gitin	Dr. Eugene Scherbakov
Total Compensation as reported in Summary Compensation Table ($)	6,700,825	6,099,458
Less: Fair value of equity awards granted during fiscal year ($)	(4,999,759)	(4,994,479)
Plus: Fair value of equity awards granted in current year—value at end of year-end ($)	2,889,253	2,897,883
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year ($)	—	(428,401)
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year ($)	—	(3,166,092)
Compensation Actually Paid ($)	4,590,319	408,369
68     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Pay Versus Performance
Equity Valuations: Stock option fair values are calculated based on the Black-Scholes option pricing model. Adjustments have been made to generate fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. PSU grant date fair values are calculated using the stock price as of date of grant assuming target performance. Adjustments have been made using the stock price and performance accrual modifier as of year-end and as of the date of vesting. RSU grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of year-end and as of each date of vesting.
Column (d). The dollar amounts reported under Average Summary Compensation Total for non-PEO NEOs represent the average of the amounts reported for the Company’s NEOs as a group (excluding any individual serving as our CEO for such year) in the “Total” column of the Summary Compensation Table in each applicable year. The names of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Timothy Mammen, Angelo Lopresti, Alexander Ovtchinnikov, Trevor Ness and Igor Samartsev; (ii) for 2023, Timothy Mammen, Angelo Lopresti, Alexander Ovtchinnikov and Trevor Ness; and (ii) for 2022 and 2021, Timothy Mammen, Angelo Lopresti, Alexander Ovtchinnikov and Felix Stukalin.
Column (e). The dollar amounts reported under Average Compensation Actually Paid for non-PEO NEOs represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the CEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the NEOs’ average total compensation for each year to determine the compensation actually paid:

Non-PEO NEOs
2024 Average
Total Compensation as reported in Summary Compensation Table ($)	2,370,116
Less: Fair value of equity awards granted during fiscal year ($)	(1,698,847)
Plus: Fair value of equity awards granted in current year—value at end of year-end ($)	985,702
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year ($)	(121,648)
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year ($)	(831,101)
Compensation Actually Paid ($)	704,222
Equity Valuations for purposes of this table were calculated in the same manner as described in Columns (c) above.
Column (f). For the relevant fiscal year, represents the cumulative total stockholder return (TSR) of the Company for the measurement periods ending on December 31 of each of 2024, 2023, 2022, 2021 and 2020, respectively.
Column (g). For the relevant fiscal year, represents the cumulative TSR of the S&P 1500 Composite 1500 / Electronic Equipment Instruments & Components Index, a published industry index ("Peer Group TSR") for the measurement periods ending on December 31 of each of 2024, 2023, 2022, 2021 and 2020, respectively.
Column (h). Reflects “net income” as reported in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2024, 2023, 2022, 2021 and 2020. As previously disclosed, 2024 figures include a loss on divestiture related to our sale of our Russian subsidiary, as well as impairment of long-lived assets in Belarus, and 2022 figures include significant inventory related charges, impairment of long-lived assets in Russia and restructuring charges in Russia.
Column (i). Company-selected Measure is net sales as reported in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2024, 2023, 2022, 2021 and 2020.

Pay Versus Performance
Financial Performance Measures
As described in greater detail in "Compensation Discussion & Analysis” beginning on page 33 above, the guiding principles of our executive compensation philosophy and practices continue to be pay-for-performance, accountability for annual and long-term performance, alignment to stockholders’ interests and providing competitive pay to attract and retain executives. The most important financial measures used by the Company to link the Company's performance to compensation actually paid (as defined by SEC rules) to the Company’s NEOs for the most recently completed fiscal year performance are:
•Net Sales (annual incentive)
•Organic Revenue (long-term incentive, PSUs)
•Operating Margin (long-term incentive, PSUs)
Analysis of the Information Presented in the Pay versus Performance Table
While we utilize several performance measures to align executive compensation with performance, all of those measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships of “compensation actually paid” to our PEO(s) and other NEOs in 2020, 2021, 2022, 2023 and 2024 to (1) TSR of both the Company and the Peer Group TSR, (2) the Company’s net income and (3) the Company’s net sales. As noted above, Dr. Gapontsev (our sole PEO for 2020) did not receive long-term incentive compensation because of his significant level of common stock ownership which the independent directors believed provided him with sufficient incentives to act in the best long-term interest of our stockholders during the time he was an executive of the Company.

Compensation Actually Paid vs. Total Shareholder Return
$200
$150
$100
$50
$—
Value of Fixed $100 Investment
$6,000,000
$4,500,000
$3,000,000
$1,500,000
$—
Compensation Actually Paid ($000s)
2020
2021
2022
2023
2024
Fiscal Year
Valentin Gapontsev Compensation Actually Paid
Eugene Scherbakov Compensation Actually Paid
Mark Gitin Compensation Actually Paid
Non-PEO NEOs Compensation Actually Paid (avg)
IPGP TSR
Peer Group TSR

70     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Pay Versus Performance

Compensation Actually Paid vs. Net Income
IPGP Net Income ($millions)
250
125
0
-125
-250
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$—
Compensation Actually Paid ($000s)
2020
2021
2022
2023
2024
Fiscal Year
Valentin Gapontsev Compensation Actually Paid
Eugene Scherbakov Compensation Actually Paid
Mark Gitin Compensation Actually Paid
Non-PEO NEOs Compensation Actually Paid (avg)
IPGP Net Income

Compensation Actually Paid vs. Net Sales
IPGP Net Sales ($millions)
$1,500
$1,250
$1,000
$750
$500
$250
$0
Compensation Actually Paid ($000s)
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$—
2020
2021
2022
2023
2024
Fiscal Year
Valentin Gapontsev Compensation Actually Paid
Eugene Scherbakov Compensation Actually Paid
Mark Gitin Compensation Actually Paid
Non-PEO NEOs Compensation Actually Paid (avg)
IPGP Net Sales

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Questions and Answers About the Meeting and Voting
When and Where Is the Annual Meeting?

WHEN: Tuesday, May 20, 2025, at 10:00 a.m. (Eastern Time)	WHERE: IPG Photonics Corporation 377 Simarano Drive Marlborough, Massachusetts 01752
What is the Purpose of These Materials?
The Board is soliciting proxies from our stockholders in connection with our annual meeting of stockholders to be held on Tuesday, May 20, 2025 and any and all adjournments thereof. This Proxy Statement and our Annual Report are first being made available to stockholders of record on or about April 10, 2025 at investor.ipgphotonics.com. Information on the website does not constitute part of this Proxy Statement. Unless otherwise noted, the information in this Proxy Statement covers our 2024 fiscal year, which ran from January 1, 2024 through December 31, 2024.
What Matters Am I Being Asked to Vote On at the Meeting and What Vote is Required to Approve Each Matter?
You are being asked to vote on four proposals.
Proposal 1 requests the election of directors named in this Proxy Statement. Our bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. This means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee in order for that nominee to be elected. Only votes “for” or “against” are counted as votes cast with respect to a director. Abstentions and broker non-votes (as defined below) will have no effect on Proposal 1. To be elected in a “contested election” of directors, which our bylaws define as an election in which the number of nominees for director is greater than the number of directors to be elected, as determined as of the tenth day preceding the date the Company first mails its notice of meeting to stockholders, a director nominee must receive a plurality of the votes cast. The election of directors at the Annual Meeting is an uncontested election.
Proposal 2 requests the approval of our executive compensation. The affirmative vote of a majority of the shares which are present at the meeting in person or by proxy, and entitled to vote thereon, is required for approval of Proposal 2. Abstentions and broker non-votes will have no effect on Proposal 2. Proposal 2 is an advisory vote which means that it is not binding upon the Company.
Proposal 3 requests the approval of the Company's 2025 incentive compensation plan. The affirmative vote of a majority of the shares which are present at the meeting in person or by proxy, and entitled to vote thereon, is required for approval of Proposal 3. Abstentions have the same effect as voting against Proposal 3. Broker non-votes will have no effect on Proposal 3.
Proposal 4 requests the ratification of the appointment of our independent registered public accounting firm for 2025. The affirmative vote of the holders of a majority of the outstanding shares which are present at the meeting in person or by proxy, and entitled to vote thereon, is required for approval of Proposal 4. Abstentions have the same effect as voting against Proposal 4. Because Proposal 4 is considered a “routine” matter, broker non-votes are not expected to occur with respect to this Proposal.
No business can be conducted at the Annual Meeting unless a majority of all outstanding shares entitled to vote are either present in person or represented by proxy at the meeting. As far as we know, the only matters to be brought before the Annual Meeting are those referred to in this Proxy Statement. If any additional matters are presented at the Annual Meeting, the persons named as proxies may vote your shares in their discretion.
72     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Questions and Answers About the Meeting and Voting
What Happens if a Director Nominee Fails to Receive a Majority Vote in an Uncontested Election at the Annual Meeting?
If a nominee who currently is serving as a director does not receive the affirmative vote of at least a majority of the votes cast in an uncontested election, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” However, under our bylaws, each incumbent director is required to submit a letter of resignation as a condition of becoming a nominee of the Board, with the resignation contingent upon not receiving a majority of the votes cast in an uncontested election and acceptance of the resignation by the Board. In such event, the NCGC (or another committee designated by the Board) would make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board would act on the tendered resignation, taking into account the committee’s recommendation, and would publicly disclose its decision regarding the resignation within 90 days after the results of the election are certified. If the resignation is not accepted, the director would continue to serve until the next annual meeting of stockholders and until the director’s successor is elected and qualified.
Who Is Entitled to Vote at the Annual Meeting?
You are entitled to vote at the Annual Meeting if you owned shares of IPG (directly or in “street name,” as defined below) as of the close of business on March 31, 2025, the record date for the Annual Meeting. On that date, 42,729,426 shares of our common stock were outstanding and entitled to vote and no shares of our preferred stock were outstanding. Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. There is no cumulative voting with respect to any proposal.
What Do I Need to Do If I Plan to Attend the Annual Meeting in Person?
If you plan to attend the Annual Meeting in person, you must provide proof of your ownership of our common stock and a form of personal identification, such as a driver’s license, for admission to the Annual Meeting. If you are a stockholder of record, the top half of your proxy card is your admission ticket and will serve as proof of ownership. If you hold your shares in street name, a recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you hold your shares in street name and you also wish to be able to vote at the Annual Meeting, you must obtain a proxy, executed in your favor, from your bank or broker. We will not admit to the meeting persons or entities not having the required proof of ownership.
What Is the Difference Between Holding Shares Directly as a Stockholder of Record and Holding Shares in “Street Name” at a Bank or Broker?
Most of our stockholders hold their shares directly through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are differences between shares held of record and those held in “street name.”
Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Computershare, N.A., you are considered the stockholder of record with respect to those shares, and the Proxy Statement and Annual Report were sent directly to you. As the stockholder of record, you have the right to vote your shares as described herein.
“Street Name” Stockholder: If your shares are held by a bank, broker or other nominee on your behalf, you are considered the beneficial owner of shares held in “street name,” and the Proxy Statement and Annual Report were forwarded to you by your bank, broker or other nominee who is considered the stockholder of record with respect to those shares. Your bank, broker or other nominee sent to you, as the beneficial owner, a document describing the procedure for voting your shares. You should follow the instructions provided by your bank, broker or other nominee to vote your shares. You are also invited to attend the Annual Meeting. However, if you wish to be able to vote at the meeting, you must obtain a proxy card, executed in your favor, from your bank, broker or other nominee.
What Does it Mean to Give a Proxy?
Your properly completed proxy/voting instruction card will appoint Mark Gitin and Angelo Lopresti as proxy holders or your representatives to vote your shares in the manner directed therein by you. Dr. Gitin is our CEO. Mr. Lopresti is our Senior Vice President, General Counsel and Secretary. Your proxy permits you to direct the proxy holders to vote “For,” “Against,” or “Abstain” for each of the proposals included in this Proxy Statement.
All of your shares entitled to vote and represented by a properly completed proxy or voting instruction received prior to the Annual Meeting and not revoked will be voted at the meeting in accordance with your instruction.

Questions and Answers About the Meeting and Voting
What Happens If I Sign, Date and Return My Proxy But Do Not Specify How I Want My Shares Voted on One of the Proposals?
Stockholder of Record: Your proxy will be counted as a vote “For” all of the nominees for director (Proposal 1), "For" approval of the advisory vote on our executive compensation (Proposal 2), "For" the approval of the 2025 Incentive Compensation Plan (Proposal 3), “For” the ratification of the appointment of our independent registered public accounting firm (Proposal 4).
“Street Name” Stockholder: Your bank, broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote those shares on routine matters, such as the vote to ratify the appointment of our independent registered public accounting firm (Proposal 4), but not on non-routine matters, such as Proposals 1, 2 and 3. Accordingly, if you do not give your bank, broker or nominee specific instructions with respect to Proposal 4, your shares will be voted in such entity’s discretion (but only with respect to Proposal 4). We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all of your shares may be voted at the Annual Meeting.
Can I Change My Vote Before the Annual Meeting?
You can change your vote at any time before your proxy is exercised by delivering a properly executed, later-dated proxy (including an Internet or telephone vote), by revoking your proxy by written notice to the Secretary of IPG, or by voting in person at the Annual Meeting. If you choose to revoke your proxy by attending the Annual Meeting, you must vote your shares for revocation to be effective. The method by which you vote by a proxy will in no way limit your right to vote at the meeting if you decide to attend in person.
If your shares are held in street name, please refer to the information forwarded by your bank, broker or nominee for procedures on changing your voting instructions.
Is the Proxy Statement Available on the Internet?
Yes. We are delivering this Proxy Statement and the Annual Report pursuant to the SEC rules that allow companies to furnish proxy materials to their stockholders over the Internet. On or about April 10, 2025, we will mail to our stockholders a Notice containing instruction on how to access this Proxy Statement and the Annual Report and to vote via the Internet or by telephone. Stockholders can view these documents on the Internet by accessing the website at investor.ipgphotonics.com.
What Does it Mean If I Receive More Than One Notice of Internet Availability of Proxy Materials?
You may receive more than one Notice, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card.
To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices).
Who Is Soliciting My Proxy and Who is Paying for the Cost of This Proxy Solicitation?
The Board is soliciting your proxy to vote at the Annual Meeting. IPG will bear the expense of preparing, posting to the Internet, printing and mailing proxy materials, as well as the cost of any required solicitation. We may also reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of our stock and obtaining their proxies. In addition to the mailing of proxy materials, the solicitation of proxies may be made in person, by telephone, or by electronic communication by our directors, officers or employees, without additional compensation, on our behalf.
74     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Questions and Answers About the Meeting and Voting
Who Counts the Votes?
We have engaged Computershare, N.A. as our independent agent to receive and tabulate stockholder votes. Computershare, N.A. will separately tabulate “For” and “Against” votes, abstentions and broker non-votes. Computershare, N.A. will also act as independent election inspector to certify the results, determine the existence of a quorum and the validity of proxies and ballots, and perform any other acts required under the DGCL.
How Can I Vote?
Most stockholders have a choice of voting in one of four ways:
•via the Internet
•using a toll-free telephone number
•completing a proxy/voting instruction card and mailing it in the postage-paid envelope provided or
•in person at the meeting.
The telephone and Internet voting facilities for stockholders of record will close at 10:00 a.m. Eastern Time on May 20, 2025. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.
If you hold your shares in “street name,” your bank, broker or other nominee will send you a separate package describing the procedures and options for voting your shares. Please read this information carefully. The availability of telephone and Internet voting for "street name" holders will depend on the voting processes of your broker, bank or other nominee. Therefore, the Company recommends you follow the voting instructions in the materials you receive. If you hold your shares in “street name,” and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in “street name” at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot when you arrive.
What Is the Quorum Required to Transact Business?
At the close of business on March 31, 2025, the record date, there were 42,729,426 shares of our common stock outstanding. Our bylaws require that a majority of our common stock be represented, in person or by proxy, at the Annual Meeting in order to constitute the quorum we need to transact business at the meeting. We will count broker non-votes and proxies marked “abstain” as present in determining whether a quorum exists.

Additional Information
2026 Annual Meeting and Nominations
Stockholders may present proposals for action at a future meeting and nominations for director if they comply with applicable SEC rules and our bylaws. Proposals and director nominations must be received by our Corporate Secretary at IPG Photonics Corporation, 377 Simarano Drive, Marlborough, Massachusetts 01752.
Matters for Inclusion in the Proxy Materials for the 2026 Annual Meeting of Stockholders. If you would like us to consider including a proposal in our proxy statement pursuant to Rule 14a-8 under the Exchange Act, it must be received by our Secretary on or before December 11, 2025.
Matters for Consideration at the 2026 Annual Meeting of Stockholders, but not for Inclusion in the Proxy Materials. If you would like to present a proposal at the 2026 annual meeting of stockholders, but not to have such proposal included in our proxy statement relating to that meeting, such proposal or nomination must be received by our Secretary not earlier than January 20, 2026 and not later than February 19, 2026.
Nominations of Individuals for Election as Directors at the 2026 Annual Meeting of Stockholders, but not Included in the Proxy Materials. If you would like to nominate a director next year, but not to have such nominee included in our proxy statement relating to that meeting, such nomination must be received by our Corporate Secretary not earlier than January 20, 2026 and not later than February 19, 2026.
Nominations of Individuals for Election as Directors at the 2026 Annual Meeting of Stockholders Using Proxy Access. A stockholder, or group of up to 20 stockholders, that has owned at least three percent of the Company’s outstanding common stock continuously for at least three years through the dates specified in the Company’s bylaws may nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to the greater of two director nominees or 20 percent of the number of directors up for election, provided that the stockholder(s) and nominee(s) satisfy the requirements in specified in our bylaws. Notice of proxy access director nominees must be received by our Secretary not earlier than November 11, 2025 and not later than December 11, 2025.
Additional Requirements. Our bylaws contain specific requirements regarding a stockholder’s ability to nominate a director or to submit a proposal for consideration at an upcoming meeting. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must comply with the additional requirements of Rule 14a-19(b). A stockholder who wishes to nominate a director or to submit a proposal for consideration is encouraged to read our bylaws carefully and to seek independent counsel about our bylaws and SEC requirements. If the NCGC or the Board determines that any nomination or proposal made by a stockholder was not made in accordance with the Company’s procedures, the rules and regulations of the SEC or other applicable laws or regulations, such nomination or proposal would be void. If you would like a copy of the requirements contained in our bylaws, please contact our Secretary.
No Incorporation by Reference
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the Compensation Committee Report and the Audit Committee Report contained in this Proxy Statement specifically are not incorporated by reference into any of our other filings with the SEC, are not to be deemed soliciting materials or subject to the liabilities of Section 18 of the Exchange Act. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.
Stockholders Sharing the Same Address
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding.” This procedure reduces the environmental impact of our annual meeting and the costs of printing and mailing. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. If you wish to receive a separate copy of the Proxy Statement and annual report or if you wish to receive separate copies of future annual reports and proxy statements, then call 877-373-6374.
If you hold your shares in “street name,” contact your bank or broker to request information about how to eliminate duplicate mailings.
76     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Appendix A: IPG PHOTONICS CORPORATION 2025 INCENTIVE COMPENSATION PLAN
IPG PHOTONICS CORPORATION
2025 INCENTIVE COMPENSATION PLAN
IPG Photonics Corporation (the “Company”) hereby establishes the IPG Photonics Corporation 2025 Incentive Compensation Plan for the benefit of its eligible Participants for the purposes hereinafter set forth. The Plan permits the award of Stock Options, Restricted Stock, Performance Shares, Performance Units, Stock Units, Cash, and SARs.
1.    DEFINITIONS
The following terms shall have the following meanings unless the context indicates otherwise:
1.1.    “Affiliate” means a corporation that, for purposes of Section 422 of the Code, is a Parent or Subsidiary of the Company within the meaning of Sections 424(e) and 424(f) of the Code.
1.2.    “Award” means a Stock Option, a SAR, a Restricted Stock Award, a Stock Unit, a Performance Share, a Performance Unit, or a Cash Award.
1.3.    “Award Agreement” means an agreement between the Company and a Participant that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award, in addition to those established by the Plan and by the Committee. The Award Agreement may consist of a written notice, a term sheet, and/or an agreement, and may be provided in electronic form. With respect to any Award, the date of the grant of the Award specified by the Committee in a resolution or other writing, duly adopted, and as set forth in the Award Agreement shall be the “Award Date,” provided that such Award Date may not be earlier than the date of the Committee action.
1.4.    “Board” means the Board of Directors of the Company.
1.5.    “Cash Award” means a grant by the Committee to a Participant of an award of cash as described in Section 11 below.
1.6.    “Cause” shall have the same meaning given to such term or similar term in any employment, consulting, or other written agreement between the Participant and the Company, a Group Company, or an Affiliate. If there is no employment, consulting, or other written agreement between the Participant and the Company, a Group Company, or an Affiliate, or if such agreement does not define “Cause” or a similar term, then “Cause” shall have the meaning specified in the Award Agreement; provided, that if the Award Agreement does not so specify, “Cause” shall mean, as determined by the Committee in its sole discretion, the Participant: (i) engages in conduct that causes financial or reputational injury to the Company, a Group Company, or an Affiliate; (ii) engages in any act of dishonesty or misconduct that results in damage to the Company, a Group Company, or an Affiliate, or their business or reputation or that the Committee determines to adversely affect the value, reliability, or performance of the Participant to the Company, a Group Company, or an Affiliate; (iii) refuses or fails to substantially comply with the human resources rules, policies, directions, and/or restrictions relating to harassment and/or discrimination, or with compliance or risk management rules, policies, directions, and/or restrictions of the Company, a Group Company, or an Affiliate; (iv) fails to cooperate with the Company, a Group Company, or an Affiliate in any internal investigation or administrative, regulatory, or judicial proceeding; or (v) continuously fails to perform his or her duties to the Company, a Group Company, or an Affiliate (which may include any sustained and unexcused absence of the Participant from the performance of such duties, which absence has not been certified in writing as due to physical or mental illness or Disability), after a written demand for performance has been delivered to the Participant identifying the manner in which the Participant has failed to substantially perform his or her duties. If any part of the definition of Cause set forth in clauses (i) through (v) above is deemed applicable to a Participant, this shall not preclude or prevent the reliance by the Company or the Committee on any other part of the preceding sentence that also may be applicable. Unless otherwise defined in the Participant’s employment, consulting, or other written agreement, an act or omission is “willful” for this purpose if it was knowingly done, or knowingly omitted to be done, by the Participant not in good faith and without reasonable belief that the act or omission was in the best interest of the Company. In addition, the Participant’s Service will be deemed to have terminated for Cause if, based on facts and circumstances discovered after the Participant’s Service has terminated, the Board determines in reasonable good faith, within one year after the Participant’s Service has terminated, that the Participant committed an act that would have justified a termination for Cause.

Appendix A: IPG PHOTONICS CORPORATION 2025 Incentive Compensation Plan
1.7.    “Change in Control” means the occurrence of any one or more of the following:
(a)    Any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), including a “group” (as defined in Section 13(d)(3) of the Exchange Act), other than (i) the Company, (ii) any wholly-owned subsidiary of the Company, or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company having fifty percent (50%) or more of the combined voting power of the then-outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business) (the “Company Voting Securities”); provided, however, that the event described in this paragraph (a) shall not be deemed to be a Change in Control by virtue of any underwriter temporarily holding securities pursuant to an offering of such securities;
(b)    During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the stockholders of the Company, of each new director of the Company during such period was approved by a vote of at least two-thirds of the Incumbent Directors then still in office;
(c)    As the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of all or substantially all of the assets, or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then-outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction is held in the aggregate by the holders of the securities of the Company entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or
(d)    The stockholders of the Company approve a plan of complete liquidation of the Company.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than fifty percent (50%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, however, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person to more than fifty percent (50%), a Change in Control transaction shall then occur.
1.8.    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
1.9.    “Committee” means (i) the Board or (ii) a committee or subcommittee of the Board appointed by the Board from among its members. The Committee shall initially be the Board’s Compensation Committee. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members each of whom shall qualify as a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act.
1.10.    “Common Stock” means the voting, common stock, $0.0001 par value per share, of the Company.
1.11.    “Company” means IPG Photonics Corporation, a Delaware corporation.
1.12.    “Disability” means the total and permanent disability of a Participant (incurred while in the active Service of the Company, a Group Company, or an Affiliate) based on proof satisfactory to the Committee. Total and permanent disability shall be as defined in the Company’s long-term disability plan, if any, or as otherwise provided by the Company. Notwithstanding the foregoing, for purposes of determining the period of time after termination of Service during which a Participant may exercise an ISO, “Disability” will have the meaning set forth in Section 22(e)(3) of the Code.
1.13.    “Dividend Equivalent Right” means the right to receive an amount equal to the amount of any dividend paid with respect to a share of Common Stock multiplied by the number of shares of Common Stock underlying or with respect to a Stock Unit or a Performance Unit, and which shall be payable in cash, in Common Stock, in the form of Stock Units or Performance Units, or a combination of any or all of the foregoing. Dividend Equivalent Rights on any portion of an Award shall be payable only if, and only to the extent that, the conditions and restrictions relating to such Award have been satisfied or lapse and shall be forfeited if, and to the extent that, such conditions or restrictions are never satisfied or lapse. Notwithstanding anything herein to the contrary, no Dividend Equivalent Rights may be granted with respect to any Stock Options or SARs.
78     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

Appendix A: IPG PHOTONICS CORPORATION 2025 Incentive Compensation Plan
1.14.    “Effective Date” means May 20, 2025, provided that the Company’s stockholders approve the Plan on such date.
1.15.    “Employee” means an employee of the Company or any Affiliate, as described in Treasury Regulation Section 1.421-1(h).
1.16.    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.
1.17.    “Exercise Price” means the price at which each share of Common Stock covered by a Stock Option may be purchased.
1.18.    “Fair Market Value” means:
(a)    if the Common Stock is readily tradable on a national securities exchange or other market system, the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date), or
(b)    if the Common Stock is not readily tradable on a national securities exchange or other market system, the value as determined by the reasonable and consistent application of a reasonable valuation method, in good faith by the Board or the Committee, in accordance with Section 409A of the Code and Treasury Regulation Section 1.409A-1(b)(5)(iv) (or any similar or successor provision) thereunder, as the Board or the Committee in its discretion selects and applies on the Award Date, at the time of exercise, or on another date of calculation.
1.19.    “Good Reason” shall have the meaning set forth in Section 12.1.
1.20.    “Group Company” means any business entity deemed by the Board to be a Group Company, including, but not limited to, any business entity that has a significant financial interest in the Company and any business entity in which the Company has a significant financial interest, such entities to be referred to collectively as the “Group Companies.”
1.21.    “Group Employee” means any employee of a Group Company who is not an Employee.
1.22.    “Independent Contractor” means a person (other than a person who is an Employee, Group Employee, or a Nonemployee Director) who renders Services to the Company, a Group Company, or an Affiliate and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act of 1933, as amended.
1.23.    “ISO” means a Stock Option that qualifies as an “incentive stock option” as set forth in Section 422 of the Code, as such section may be in effect from time to time.
1.24.    “Leave of Absence” means any leave of absence approved by the Company.
1.25.    “Nonemployee Director” means a member of the Board who is not an Employee.
1.26.    “Nonqualified Stock Option” means a Stock Option that does not qualify as an ISO.
1.27.    “Parent” means a corporation or any other business entity that directly or indirectly has an ownership interest of fifty percent (50%) or more of the Voting Stock of the Company.
1.28.    “Participant” means any Employee, Group Employee, Nonemployee Director, or Independent Contractor to whom an Award has been granted under the Plan.
1.29.     “Performance Share” means the grant to a Participant under the Plan of an Award of shares of Common Stock, as described in Section 10.1 below.
1.30.    “Performance Unit” means the grant under the Plan to a Participant of an Award of a hypothetical share of Common Stock represented by a notional account that shall be established and maintained (or caused to be established or maintained) by the Company for such Participant, as described in Section 10.2 below.
1.31.    “Plan” means the IPG Photonics 2025 Incentive Compensation Plan.
1.32.    “Prior Plans” means the IPG Photonics 2000 Incentive Compensation Plan, as amended, the IPG Photonics Corporation Non-Employee Directors Stock Plan, as amended, and the IPG Photonics Corporation 2006 Incentive Compensation Plan, as amended and restated effective May 23, 2023.

Appendix A: IPG PHOTONICS CORPORATION 2025 Incentive Compensation Plan
1.33.    “Recapitalization” means any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change affecting the Company’s outstanding shares of capital stock as a class without the Company’s receipt of consideration.
1.34.    “Reorganization” means any of the following: (a) a merger or consolidation in which the Company is not the surviving entity; (b) a sale, transfer, or other disposition of all or substantially all of the Company’s assets; (c) a reverse merger in which the Company is the surviving entity but in which the Company’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger; or (d) any transaction effected primarily to change the state in which the Company is incorporated or to create a holding company structure.
1.35.    “Restricted Stock Award” means a grant under the Plan to a Participant of an Award of shares of Common Stock, as described in Section 9.1 below.
1.36.    “Stock Appreciation Right” or “SAR” means a grant under the Plan to a Participant of a contingent right to receive Common Stock or cash, as specified in the Award Agreement, in the future, based on the value, or the appreciation in the value, of Common Stock, as described in Section 8 below.
1.37.    “Service” means the provision of services to the Company, a Group Company, or an Affiliate in the capacity of (i) an Employee, (ii) a Group Employee, (iii) a Nonemployee Director, or (iv) an Independent Contractor.
1.38.    “Stock Option” means a grant under the Plan to a Participant of an option or right to purchase a specified number of shares of Common Stock at a specified price, as described in Section 7 below.
1.39.    “Stock Unit” means a grant under the Plan to a Participant of an Award of a hypothetical share of Common Stock represented by a notional account established and maintained (or caused to be established or maintained) by the Company for such Participant, as described in Section 9.3 below.
1.40.    “Substitute Award” shall have the meaning set forth in Section 5.1(c) below.
1.41.    “Subsidiary” means a corporation of which the Company directly or indirectly owns fifty percent (50%) or more of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of fifty percent (50%) or more.
1.42.    “Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.
1.43.    “Vest” means:
(a)    with respect to Stock Options and SARs, when the Stock Option or SAR (or a portion of such Stock Option or SAR) first becomes exercisable and remains exercisable subject to the terms and conditions of such Stock Option or SAR; or
(b)    with respect to Awards other than Stock Options and SARs, when the Participant has:
(i)    an unrestricted right, title, and interest to receive the compensation (whether payable in Common Stock, cash, or a combination of both) attributable to an Award (or a portion of such Award) or to otherwise enjoy the benefits underlying such Award; and
(ii)    a right to transfer an Award subject to no Company-imposed restrictions or limitations other than restrictions and/or limitations imposed by Section 13 below.
1.44.    “Vesting Date” means the date or dates on which an Award Vests, at which time the Award shall be deemed “Vested.” Stock Options, SARs, Restricted Stock Awards, Stock Units, Performance Shares, Performance Units, and other equity-based Awards under the Plan shall have a minimum required vesting period of one year, except that up to five percent (5%) of the Common Stock reserved for issuance under the Plan may be granted to Participants without regard to any minimum vesting periods and nothing herein shall limit the Committee’s authority to provide for the accelerated vesting of Awards in the terms of an Award Agreement or as permitted by Section 4.3(g) below. In addition, notwithstanding the foregoing, the vesting of annual Awards to Non-Employee Directors that are made in connection with the Company’s annual meeting of stockholders will be deemed to satisfy the one-year minimum vesting requirement to the extent the Awards Vest on the date of the Company’s next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting.
1.45.    “Voting Stock” means the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.
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Appendix A: IPG PHOTONICS CORPORATION 2025 Incentive Compensation Plan
2.    PURPOSE AND TERM OF PLAN
2.1.    Purpose. The purpose of the Plan is to motivate certain Employees, Group Employees, Nonemployee Directors, and Independent Contractors to put forth maximum efforts toward the growth, profitability, and success of the Company, Group Companies, and Affiliates by providing incentives to such Employees, Group Employees, Nonemployee Directors, and Independent Contractors through cash payments and/or through the ownership and performance of the Common Stock. In addition, the Plan is intended to provide incentives that will attract and retain highly qualified individuals as Employees, Group Employees, Nonemployee Directors, and Independent Contractors and to assist in aligning the interests of such Employees, Group Employees, Nonemployee Directors, and Independent Contractors with those of the Company’s stockholders.
2.2.    Term. The Plan shall be effective as of the Effective Date. The Plan shall terminate on the 10th anniversary of the Effective Date, unless sooner terminated by the Board under Section 16.1 below, and no Awards may be granted under the Plan after its termination.
3.    ELIGIBILITY AND PARTICIPATION
3.1.    Eligibility. All Employees, Group Employees, Nonemployee Directors, and Independent Contractors shall be eligible to participate in the Plan and to receive Awards.
3.2.    Participation. Participants shall consist of such Employees, Group Employees, Nonemployee Directors, and Independent Contractors as the Committee or its delegate in its sole discretion designates to receive Awards under the Plan. Awards under the Plan shall be made on a one-time basis for Participants and designation of a Participant in any year shall not require the Committee or its delegate to designate such person or entity to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee or its delegate shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.
4.    ADMINISTRATION
4.1.    Responsibility. The Committee will administer the Plan. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage, and administer the Plan in accordance with its terms.
4.2.    Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an Award Agreement, the provision of the Plan shall prevail.
4.3.    Authority of the Committee. The Committee shall have all the discretionary authority that may be necessary or desirable to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:
(a)    to determine eligibility for participation in the Plan;
(b)    to determine eligibility for and the type and size of an Award granted under the Plan;
(c)    to supply any omission, correct any defect, interpret any provision, or reconcile any inconsistency in the Plan, any Award Agreement in connection with an Award, and any other agreement or document executed pursuant to the Plan, in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;
(d)    to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it, from time to time, deems proper;
(e)    to make rules for carrying out and administering the Plan and make changes in such rules as it, from time to time, deems proper;
(f)    to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;
(g)    to accelerate or, with the consent of the Participant, defer the Vesting of any Award when such action or actions would be in the best interest of the Company, subject to the limitations of Section 409A of the Code; and
(h)    to take any and all other actions it deems necessary or desirable for the proper operation or administration of the Plan.

Appendix A: IPG PHOTONICS CORPORATION 2025 Incentive Compensation Plan
Notwithstanding the foregoing, in no event will the Committee be permitted to, without the approval of the stockholders of the Company, (i) reduce the Exercise Price of any outstanding Stock Option or SAR, (ii) exchange or replace an outstanding Stock Option or SAR with a new Stock Option or SAR with a lower Exercise Price, except pursuant to Section 5.2, (iii) cancel a Stock Option or SAR in exchange for cash or other Awards, or (iv) take any other action with respect to a Stock Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Common Stock is listed.
4.4.    Delegation of Authority. Subject to applicable law, the Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties under this Section 4.4, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant, or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Affiliate or Group Company whose employees have benefited from the Plan, as determined by the Committee. Subject to applicable law, the Board or the Committee may delegate authority to the Company’s Chief Executive Officer to grant specified numbers of Awards (as determined by the Board or the Committee from time to time and during such time periods determined by the Board or the Committee) to existing or prospective Employees (other than those individuals who are subject to Section 16(a) of the Exchange Act at the time of the grant or whose annual and long-term compensation is otherwise included within the express responsibility of the Committee to discharge under the applicable committee charter) as the Chief Executive Officer determines appropriate without further action of the Board or the Committee, but subject to rules and guidelines established by the Board or the Committee.
4.5.    Determinations and Interpretations by the Committee. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their heirs, successors, and legal representatives.
4.6.    Liability. No member of the Board, no member of the Committee, and no Employee or Group Employee shall be liable for any act or failure to act hereunder, except in circumstances involving such person’s bad faith, gross negligence, or willful misconduct, or for any act or failure to act hereunder by any other member or Employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.
4.7.    Indemnification. Each person who is or has been a member of the Committee or the Board, and any individual or individuals to whom the Board or the Committee has delegated authority under this Section 4, will be indemnified and held harmless by the Company, the Group Companies, and Affiliates from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or as a result of any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken, or failure to act, under the Plan, except in circumstances involving such person’s bad faith, gross negligence, or willful misconduct. Each such person will also be indemnified and held harmless by the Company, the Group Companies, and Affiliates from and against any and all amounts paid by such person in a settlement approved by the Company, or paid by such person in satisfaction of any judgment, of or in a claim, action, suit, or proceeding against such person and described in the previous sentence, so long as such person gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit, or proceeding before such person undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Articles of Incorporation or By-Laws of the Company, any Group Company, or any Affiliate, as a matter of law, agreement, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.
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Appendix A: IPG PHOTONICS CORPORATION 2025 Incentive Compensation Plan
5.    SHARES SUBJECT TO PLAN
5.1.    Available Shares. Subject to any adjustments made in accordance with Section 5.2 below, the aggregate number of shares of Common Stock that shall be available under the Plan during its term shall be 2,100,000 shares of Common Stock, less one share of Common Stock for every share of Common Stock subject to an award granted under the Prior Plans after March 10, 2025. Such shares of Common Stock may be either authorized but unissued shares of Common Stock, shares of issued Common Stock held in the Company’s treasury, or a combination of both, at the discretion of the Company. Except as otherwise provided in this Section 5.1, any shares of Common Stock underlying an Award under the Plan or the Prior Plans that expires without being exercised, or is forfeited, cancelled or otherwise terminated without a distribution to a Participant of Common Stock, cash, or other benefit in lieu of Common Stock and any shares of Common Stock that are withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations with respect to Awards other than Stock Options or SARs granted under the Plan or Prior Plans, shall again be available under the Plan. In applying the immediately preceding sentence, (i) shares of Common Stock tendered by Participants as full or partial payment of the Exercise Price to the Company upon exercise of Stock Options granted under the Plan or Prior Plans shall not again be available for issuance under the Plan, (ii) shares of Common Stock repurchased on the open market with the proceeds of the Exercise Price of a Stock Option shall not again be available for issuance under the Plan, (iii) if any share-settled SARs are exercised, the aggregate number of shares subject to such SARs shall be deemed issued under the Plan or Prior Plans and shall not again be available for issuance under the Plan, (iv) if any Stock Options are exercised through a reduction of shares subject to the Award (i.e., “net exercised”), the aggregate number of shares subject to such Stock Option shall be deemed issued under the Plan or Prior Plans and shall not again be available for issuance under the Plan, and (v) if any shares are withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations with respect to any Stock Options or SARs granted under the Plan or Prior Plans, such shares shall be deemed issued under the Plan and shall not again be available for issuance under the Plan. Awards that are payable only in cash are not subject to this Section 5.1.
(a)    The maximum number of shares of Common Stock that may be issued to Participants in the aggregate under the Plan as ISOs is 2,100,000.
(b)    Notwithstanding the foregoing, Awards granted through the assumption of, or in substitution or exchange for, similar awards previously granted by an entity directly or indirectly acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines (“Substitute Awards”), shall not be counted for purposes of applying the above limitation on the number of shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares available for Awards of ISOs under the Plan as set forth in Section 5.1(a). Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan (and shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in this Section 5.1); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.
5.2.    Adjustment to Shares. If there is any change in the Common Stock of the Company, through merger, consolidation, Reorganization, Recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution (other than ordinary cash dividends or, as determined by the Committee, special cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Award so that each such Award shall thereafter be with respect to or exercisable for such securities, cash, and/or other property as would have been received in respect of the Common Stock subject to such Award had such Award been paid, distributed, or exercised in full immediately prior to such change or distribution. Such adjustment shall be made successively each time any such change or distribution occurs. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of Participants’ rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the

Appendix A: IPG PHOTONICS CORPORATION 2025 Incentive Compensation Plan
number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the Exercise Price applicable to outstanding Stock Options and SARS, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee to the terms of any Awards granted under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of performance periods. In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to a Stock Option or SAR due to a change or distribution described in this Section 5.2 shall comply with the rules of Section 409A of the Code and any adjustment with respect to an ISO due to a change or distribution described in this Section 5.2 shall comply with the rules of Section 424(a) of the Code, and in no event shall any adjustment be made that would render any ISO granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422.
6.    MAXIMUM INDIVIDUAL AWARDS
6.1.    Nonemployee Director Award Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding non-employee director compensation, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all equity-based Awards and the maximum amount that may become payable pursuant to all cash-based Awards that may be granted to a Participant as compensation for services as a Non-Employee Director during any calendar year shall not exceed $1,200,000. For the avoidance of doubt, compensation shall be counted towards this limit for the year in which it is earned (and not when it is paid or settled in the event that it is deferred).
7.    STOCK OPTIONS
7.1.    In General. The Committee may, in its sole discretion, grant Stock Options to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors. The Committee shall, in its sole discretion, determine the Employees, Group Employees, Nonemployee Directors, and Independent Contractors who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. With respect to Employees who become Participants, the Committee may grant such Participants ISOs or Nonqualified Stock Options or a combination of both. With respect to Group Employees, Nonemployee Directors, and Independent Contractors who become Participants, the Committee may grant such Participants only Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time and set forth in the Award Agreement. In addition, each Stock Option shall be subject to the terms and conditions set forth in Sections 7.2 through 7.9 below.
7.2.    Exercise Price. The Committee shall specify the Exercise Price of each Stock Option in the Award Agreement; provided, however, that the Exercise Price of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the applicable Award Date.
7.3.    Term of Stock Option. The Committee shall specify the term of each Stock Option in the Award Agreement; provided, however, that no Stock Option shall be exercisable after the 10th anniversary of the applicable Award Date. Each Stock Option shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall, in its sole discretion, set forth in the Award Agreement on the Award Date.
7.4.    Vesting Date. The Committee shall specify in the Award Agreement the Vesting Date(s) or other requirements to Vest for each Stock Option. The Vesting of a Stock Option may be subject to such other terms and conditions as determined by the Committee and set forth in the Award Agreement.
7.5.    Exercise of Stock Options. The Stock Option Exercise Price may be paid in cash or, in the sole discretion of the Committee, by delivery to the Company of shares of Common Stock then owned by the Participant, or by the Company’s withholding a portion of the shares of Common Stock for which the Stock Option is exercisable, or by a combination of these methods. If the Common Stock is readily tradable on a national securities exchange or other market system, payment may also be made by delivering a properly executed exercise notice to the Company and delivering a copy of irrevocable instructions to a broker directing the broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price.
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Appendix A: IPG PHOTONICS CORPORATION 2025 Incentive Compensation Plan
To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the Exercise Price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the delivery to the Company of shares of Common Stock then owned by the Participant, providing the Company with a notarized statement attesting to the number of shares owned by the Participant, where, upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Stock Option. In determining which methods a Participant may utilize to pay the Exercise Price, the Committee may consider such factors as it determines are appropriate; provided, however, that with respect to ISOs, all such discretionary determinations shall be made by the Committee at the time of grant and shall be specified in the Award Agreement.
7.6.    Restrictions Relating to ISOs. ISOs may be granted only to Participants who are employees (as described in Treasury Regulation Section 1.421-1(h)) of the Company or of any “Parent Corporation” (as defined in Section 424(e) of the Code) or of any “Subsidiary Corporation” (as defined in Section 424(f) of the Code) on the Award Date. The aggregate market value (determined as of the time the ISO is granted) of the Common Stock with respect to which ISOs (under all option plans of the Company and of any Parent Corporation and of any Subsidiary Corporation) are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or such other limit is imposed by the Code. For purposes of the preceding sentence, ISOs shall be taken into account in the order in which they are granted. ISOs shall not be transferable by the Participant other than by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by such Participant. The Committee shall not grant ISOs to any Employee who, at the time the ISO is granted, owns stock possessing (after the application of the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or of any Subsidiary Corporation unless (i) the Exercise Price of the ISO is not less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Award Date and (ii) the exercise of such ISO is prohibited by its terms after the fifth (5th) anniversary of the ISO’s Award Date.
7.7.    Conversion Stock Options. The Committee may, in its sole discretion, grant a Stock Option to any holder of an option (hereinafter referred to as an “Original Option”) to purchase shares of stock of any corporation:
(a)    the stock or assets of which were acquired, directly or indirectly, by the Company, an Affiliate, or a Group Company, or
(b)    which was merged with and into the Company, an Affiliate, or a Group Company, so that the Original Option is converted into a Stock Option (hereinafter referred to as a “Conversion Stock Option”); provided, however, that such Conversion Stock Option as of the Award Date (the “Conversion Stock Option Grant Date”) shall have the same economic value as the Original Option as of the Conversion Stock Option Grant Date and such conversion shall be done in accordance with Section 409A of the Code. In addition, unless the Committee in its sole discretion determines otherwise, a Conversion Stock Option that is converting an Original Option intended to qualify as an ISO shall have the same terms and conditions as applicable to the Original Option in accordance with Section 424 of the Code and the Treasury Regulations thereunder so that the conversion (x) is treated as the issuance or assumption of a stock option under Section 424(a) of the Code and (y) is not treated as a modification, extension, or renewal of a stock option under Section 424(h) of the Code.
8.    SARS
8.1.    In General. The Committee may, in its sole discretion, grant SARs to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors. A SAR is a right to receive a payment in cash, Common Stock, or a combination of both, in an amount equal to the excess of (x) the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over (y) the Fair Market Value of such shares of Common Stock on the Award Date, all as determined and set forth in the Award Agreement by the Committee; provided, however, that if a SAR is granted retroactively in tandem with or in substitution for a Stock Option, the designated Fair Market Value of the Common Stock in the Award Agreement may be the Fair Market Value of the Common Stock on the Award Date of the Stock Option. Each SAR shall be subject to the terms of the Plan and the applicable Award Agreement, which may include the Vesting Date, an expiration date, and a provision that automatically converts a SAR into a Stock Option on a conversion date specified at the time of grant. In no event shall a SAR be exercisable after the 10th anniversary of the Award Date of such SAR.

Appendix A: IPG PHOTONICS CORPORATION 2025 Incentive Compensation Plan
9.    RESTRICTED STOCK AWARDS AND STOCK UNITS
9.1.    Restricted Stock Awards. The Committee may, in its sole discretion, grant Restricted Stock Awards to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for Services to the Company, a Group Company, or an Affiliate. A Restricted Stock Award shall consist of shares of Common Stock that are subject to such terms and conditions as the Committee in its sole discretion determines appropriate and sets forth in the Award Agreement including, without limitation, restrictions on the sale or other disposition of such shares, the Vesting Date(s) with respect to such shares, and the right of the Company to reacquire such shares for no consideration upon termination of the Participant’s Service within specified periods.
9.2.    Stock Certificates. Except as otherwise provided in this Section 9.2, the Company will issue each Participant entitled to receive shares of Common Stock under the Plan a certificate for such shares. Such certificate will be registered in the name of the Participant and will bear an appropriate legend reciting the terms, conditions, and restrictions, if any, applicable to the Common Stock. Each certificate will be subject to appropriate stop-transfer orders. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange or market system. If the issuance of shares under the Plan is effected on a non-certificated basis, the issuance of shares to a Participant will be reflected by crediting (by means of a book entry) the applicable number of shares of Common Stock to an account maintained by the Company in the name of such Participant, which account may be an account maintained by the Company for such Participant under any dividend reinvestment program offered by the Company. The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Vesting conditions expire or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient deliver a stock power endorsed in blank relating to the Restricted Stock. Certificates for shares of unrestricted Common Stock may be delivered to the Participant after, and only after, the Vesting conditions have expired without forfeiture in respect of such shares of Restricted Stock.
9.3.    Stock Units. The Committee may, in its sole discretion, grant Stock Units to Employees, Group Employees, Nonemployee Directors, and Independent Contractors as additional compensation or in lieu of other compensation for Services to the Company, a Group Company, or an Affiliate. Stock Units shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate and sets forth in the Award Agreement including, without limitation, the Vesting Date(s) with respect to such Stock Units and the criteria for the Vesting of such Stock Units. Subject to Section 9.4, a Stock Unit shall provide for payment in shares of Common Stock at such time or times as the Award Agreement specifies.
9.4.    Payout of Stock Units. Subject to a Participant’s election to defer in accordance with Section 17.4 below, as soon as reasonably practicable following the Vesting Date of a Stock Unit, the shares of Common Stock representing the Stock Unit shall be distributed to the Participant, unless the Committee, in its sole discretion, provides for the payment of the Stock Unit in cash (or partly in cash and partly in shares of Common Stock) equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.
9.5.    Voting Rights; Dividends and Dividend Equivalents. A Participant shall have the right to vote unvested shares of Common Stock subject to a Restricted Award Agreement issued to the Participant under the Plan. The Participant shall not have the right to vote the shares of Common Stock subject to a Stock Unit until that Award Vests and shares of Common Stock are actually issued thereunder. Dividend Equivalent Rights may be credited, either in cash or in actual shares of Common Stock, on Stock Units, subject to such terms and conditions as the Committee deems appropriate, provided that any applicable dividend and dividend equivalent amounts with respect to any un-Vested Awards may be accrued but shall not be paid to a Participant until, and only to the extent that, the conditions or restrictions relating to such Awards have been satisfied or lapse and shall be forfeited if, and to the extent that, such conditions or restrictions are never satisfied or lapse.
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Appendix A: IPG PHOTONICS CORPORATION 2025 Incentive Compensation Plan
10.    PERFORMANCE SHARES AND PERFORMANCE UNITS
10.1.    Performance Shares. The Committee may, in its sole discretion, grant Performance Shares to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for Services to the Company, a Group Company, or an Affiliate. A Performance Share shall consist of a share or shares of Common Stock that are subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate and sets forth in the Award Agreement including, without limitation, performance goal or goals that, depending on the extent to which such goals are met, will determine the number and/or value of the Performance Shares that will be eligible to Vest and any other Vesting criteria.
10.2.    Performance Units. The Committee may, in its sole discretion, grant Performance Units to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for Services to the Company, a Group Company, or an Affiliate. Performance Units shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate and sets forth in the Award Agreement including, without limitation, performance goal or goals that, depending on the extent to which such goals are met, will determine the number and/or value of the Performance Units that will be eligible to Vest and any other Vesting criteria.
10.3.    Adjustment of Performance Goals. The Committee shall have the authority at any time to adjust, as it deems necessary or desirable, the performance goals for any outstanding Performance Shares or Performance Units unless, at the time of establishment of such performance goals, the Committee precludes its authority to make such adjustments.
10.4.    Payout of Performance Stock Units. Subject to a Participant’s election to defer in accordance with Section 17.4 below, as soon as reasonably practicable following the Vesting Date of a Performance Stock Unit, the shares of Common Stock representing the Performance Stock Unit shall be distributed to the Participant, unless the Committee, in its sole discretion, provides for the payment of the Performance Stock Unit in cash (or partly in cash and partly in shares of Common Stock) equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.
10.4.    Voting Rights; Dividends and Dividend Equivalents. A Participant shall have the right to vote un-Vested shares of Common Stock subject to a Performance Share Award issued to the Participant under the Plan. The Participant shall not have the right to vote the shares of Common Stock subject to a Performance Unit until that Award Vests and shares of Common Stock are actually issued thereunder. Dividend Equivalent Rights may be credited, either in cash or in actual shares of Common Stock, on Performance Units, subject to such terms and conditions as the Plan Administrator may deem appropriate, provided that any applicable dividend and dividend equivalent amounts with respect to any un-Vested Awards may be accrued but shall not be paid to a Participant until, and only to the extent that, the conditions or restrictions relating to such Awards have been satisfied or lapse and shall be forfeited if, and to the extent that, such conditions or restrictions are never satisfied or lapse.
11.    CASH AWARDS
The Committee may, in its sole discretion, grant Cash Awards to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for Services to the Company, a Group Company, or an Affiliate. A Cash Award shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate and sets forth in the Award Agreement including, without limitation, determining the Vesting Date(s) with respect to such Cash Award, the criteria for the Vesting of such Cash Award, and the right of the Company to require the Participant to repay the Cash Award (with or without interest) upon termination of the Participant’s Service within specified periods.
12.    CHANGE IN CONTROL
12.1.    Accelerated Vesting Upon Termination of Service. Unless the terms of an Award Agreement expressly provide otherwise, if there is a Change in Control of the Company, and, within two years following the Change in Control, the Company terminates a Participant’s Service other than for Cause or the Participant terminates Service for Good Reason, any outstanding Awards held by the Participant shall Vest upon such termination of Service. For this purpose, “Good Reason” will have the same meaning as such term or similar term set forth in any employment, consulting, severance, or other written agreement between the Participant and the Company, a Group Company, or an Affiliate. If there is no employment, consulting, or other written agreement between the Company, a Group Company, or an Affiliate and the Participant or if such agreement does not define “Good Reason” or such similar term, then “Good Reason” will have the meaning specified in the Award Agreement; provided, that if the Award Agreement does not so specify, “Good Reason” will mean, as determined by the Committee in its sole discretion and solely with respect to this Plan and any Award made hereunder, the occurrence of any of the following events without the Participant’s express written consent:

Appendix A: IPG PHOTONICS CORPORATION 2025 Incentive Compensation Plan
(a)    The material reduction of the Participant’s authorities, duties, and position with the Company;
(b)    A reduction by the Company of the Participant’s base compensation by more than fifteen percent (15%), other than a reduction approved by the Board that similarly applies to all similarly situated employees of the Company; or
(c)    A change by the Company in the offices of the Participant to a place that is more than fifty (50) miles in distance farther from the then-current offices of the Participant.
The Participant must provide notice to the Company of the existence of one or more of the foregoing conditions within ninety (90) calendar days of the initial existence of the condition, upon the notice of which the Company will have thirty (30) calendar days during which it may remedy the condition and not be required to Vest the Awards. For a Participant’s termination of Service to be on account of “Good Reason,” it must occur within one hundred eighty (180) calendar days following the initial existence of the applicable condition.
12.2.    Cashout. The Committee, in its sole discretion, may determine that, upon the occurrence of a Change in Control of the Company, all or a portion of certain outstanding Awards shall terminate within a specified number of days after notice to the holders, and each such holder shall receive an amount equal to the value of such Award on the date of the Change in Control, and with respect to each share of Common Stock subject to a Stock Option or SAR, an amount equal to the excess, if any, of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control of the Company over the Exercise Price per share of such Stock Option or SAR. Such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its sole discretion, shall determine.
12.3.    Assumption or Substitution of Awards. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its sole discretion, provide that an Award may be assumed by any entity that acquires control of the Company or may be substituted by a similar award under such entity’s compensation plans. If any entity that acquires control of the Company does not agree to assume outstanding Awards upon a Change in Control or replace such Awards with awards that preserve the existing value of the Award at the time of the Change in Control and provide for subsequent payout in accordance with the same (or a more favorable) Vesting schedule applicable to the original Awards, then, at the time of the Change in Control, (i) all outstanding Stock Options and SARs shall become immediately Vested and exercisable; (ii) all restrictions on Restricted Stock Awards and Stock Units shall immediately lapse; (iii) all performance goals other than with respect to performance-based Cash Awards shall be deemed achieved at target levels and all other terms and conditions met; (iv) all performance-based Cash Awards shall be paid out at target levels (or earned levels, if greater) and all other terms and conditions deemed met; and (v) all Performance Shares shall be deemed Vested, and all Cash Awards, Performance Units, and Stock Units shall be paid out as promptly as practicable.
13.    TERMINATION OF SERVICE
13.1.    Termination of Service Due to Death or Disability. Unless the terms of an Award Agreement expressly provide otherwise, if a Participant’s Service is terminated due to death all non-Vested portions of Awards held by the Participant on the date of the Participant’s death shall immediately Vest.
Unless the terms of an Award Agreement expressly provide otherwise, if a Participant’s Service is terminated due to death or Disability, all Vested portions of Stock Options and SARs held by the Participant on the date of the Participant’s death or Disability shall remain exercisable until the earlier of:
(i)    the end of the 12-month period following the date of the Participant’s death or Disability, or
(ii)    the date the Stock Option or SAR would otherwise expire.
13.2.    Termination of Service for Cause. Unless the terms of an Award Agreement expressly provide otherwise, if a Participant’s Service is terminated by the Company, a Group Company, or an Affiliate, as the case may be, for Cause, all Awards held by the Participant on the date of the termination of Service, whether Vested or non-Vested, shall immediately be forfeited by the Participant as of such date. A Participant’s Service shall be deemed to have terminated for Cause if, based on facts and circumstances are discovered after the Participant’s Service has terminated, the Board determines in reasonable good faith, within one year after the Participant’s Service has terminated, that the Participant committed an act that would have justified a termination for Cause.
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Appendix A: IPG PHOTONICS CORPORATION 2025 Incentive Compensation Plan
13.3.    Other Terminations of Service. Unless the terms of an Award Agreement expressly provide otherwise, if a Participant’s Service is terminated for any reason other than for Cause and other than due to death or Disability:
(a)    all non-Vested portions of Awards held by the Participant on the date of the termination of such Participant’s Service shall immediately be forfeited by such Participant as of such date; and
(b)    all Vested portions of Stock Options and/or SARs held by the Participant on the date of the termination of such Participant’s Service shall remain exercisable until the earlier of (i) the end of the ninety (90) calendar day period following the date of the termination of the Participant’s Service or (ii) the date the Stock Option or SAR would otherwise expire.
Notwithstanding the foregoing, the Vesting, expiration, and forfeiture of any Stock Options and/or SARs awarded to an Independent Contractor shall be governed by the terms of the written Award Agreement.
13.4.    Leave of Absence. A Participant shall not cease to be an Employee for purposes of this Plan solely on account of a Leave of Absence. For purposes of ISOs, no such leave may exceed ninety (90) calendar days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the one hundred eighty-first (181st) calendar day of such leave any ISO held by the Participant shall cease to be treated as an ISO and shall be treated for tax purposes as a Nonqualified Stock Option. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, reserves the right to designate a Participant’s Leave of Absence as “Personal Leave;” provided that military leaves and approved family or medical leaves shall not be considered Personal Leave. No Awards shall be made to a Participant during Personal Leave. Except where prohibited by law, a Participant’s un-Vested Awards shall remain un-Vested during such Personal Leave and the time spent on such Personal Leave shall not count towards the Vesting of such Awards. A Participant’s Vested Stock Options that may be exercised shall remain exercisable upon commencement of Personal Leave until the earlier of (i) a period of one year from the date of commencement of such Personal Leave; or (ii) the remaining exercise period of such Stock Options. Notwithstanding the foregoing, if a Participant returns to the Company from a Personal Leave of less than one year and the Participant’s Stock Options have not lapsed, the Stock Options shall remain exercisable for the remaining exercise period as provided at the time of grant and subject to the conditions contained herein.
14.    NONEMPLOYEE DIRECTOR COMPENSATION
14.1.    Annual Cash Retainer. Each Nonemployee Director will be paid a retainer fee for Service as a member of the Board (the “Annual Retainer”), in an amount that the Board will establish from time to time by resolution, in accordance with the IPG Photonics Corporation Non-Employee Director Compensation Plan (the “Director Plan”). In no event will the sum of the cash portion of the Annual Retainer and any Cash Award to any Participant who is a Nonemployee Director exceed $250,000 in a given period of time beginning on an annual stockholder meeting date and ending on the day immediately preceding the following annual stockholder meeting date.
14.2.    Equity Awards. Each Nonemployee Director will be eligible to receive an Award upon appointment or election to the Board, and annually thereafter, in accordance with the Director Plan and subject to the limit in Section 6.1 and the terms of the applicable Award Agreement.
15.    TAXES
15.1.    Withholding Taxes. Each Participant shall, no later than the date as of which the value of an Award or of any Common Stock or other amount received thereunder first becomes includable in the gross income of the Participant for income tax purposes, pay to the Company, or the applicable Group Company or Affiliate, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes, and non-U.S. or other taxes, of any kind required by law to be withheld by the Company, a Group Company, or an Affiliate with respect to such income. The Company, or the applicable Group Company or Affiliate, shall, to the extent permitted by applicable law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant or to satisfy any applicable withholding obligations by any other method of withholding that the Company, or the applicable Group Company or Affiliate, deems appropriate. The Company’s obligation to deliver stock certificates or evidence of book entry to any Participant is subject to and conditioned on tax withholding obligations being satisfied by the Participant.

Appendix A: IPG PHOTONICS CORPORATION 2025 Incentive Compensation Plan
15.2.    Use of Common Stock to Satisfy Withholding Obligation. The Committee may require the Company’s, a Group Company’s, or an Affiliate’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Common Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Common Stock includible in income of the Participant. The Committee may also require the Company’s, a Group Company’s, or an Affiliate’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Common Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company, or the applicable Group Company or Affiliate, in an amount that would satisfy the withholding amount due.
15.3.    No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company, a Group Company, or an Affiliate, or any of their directors, officers, agents, or employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state, or local income, estate, or gift tax treatment, will be applicable with respect to amounts paid to or for the benefit of a Participant under the Plan.
16.    AMENDMENT AND TERMINATION
16.1.    Termination of Plan. The Board may suspend or terminate the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 16.1 shall reduce the amount of any outstanding Award or materially and adversely affect rights under any outstanding Award without the applicable Participant’s consent, except as expressly provided herein.
16.2.    Amendment of Plan. The Board may amend the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 16.2 shall reduce the amount of any outstanding Award or materially and adversely affect rights under any outstanding Award without the applicable Participant’s consent, except as expressly provided herein. To the extent determined by the Committee to be required under the rules of any securities exchange or market system on which the Common Stock is listed, or by the Code to ensure that ISOs granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders.
16.3.    Amendment or Cancellation of Award Agreements. The Committee may amend or modify any Award Agreement at any time; provided, however, that (i) no such amendment or modification will materially and adversely affect rights under any outstanding Award without the applicable Participant’s consent, (ii) any such amendment or modification must satisfy the requirements of Section 409A of the Code, as determined by the Committee in its sole discretion, and (iii) in no event will the Committee be permitted to, without the approval of the stockholders of the Company, (A) reduce the Exercise Price of any outstanding Stock Option or SAR, (B) exchange or replace an outstanding Stock Option or SAR with a new Stock Option or SAR with a lower Exercise Price, except pursuant to Section 5.2, (C) cancel a Stock Option or SAR in exchange for cash or other Awards, or (D) take any other action with respect to a Stock Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Common Stock is listed. In addition, by mutual agreement between the Committee and a Participant or such other persons as may then have an interest therein, Awards may be granted to an Employee, Group Employee, Nonemployee Director, or Independent Contractor in substitution and exchange for, and in cancellation of, any Awards previously granted to such Employee, Group Employee, Nonemployee Director, or Independent Contractor under the Plan, or any award previously granted to such Employee, Group Employee, Nonemployee Director, or Independent Contractor under any other present or future plan of the Company or any present or future plan of an entity which (i) is purchased by the Company, (ii) purchases the Company, or (iii) merges into or with the Company.
16.4.    Certain Amendments. Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, the Board may amend the Plan without the consent of any Participant and the Committee may amend any Award Agreement without the consent of the Participant in order to comply with applicable law, including Sections 409A of the Code, stock exchange listing standards, or accounting rules.
17.    MISCELLANEOUS
17.1.    Other Provisions. Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to an Award granted to any other Participant) as the Committee determines on the Award Date to be appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, to assist the Participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any Stock Option, for the acceleration of Vesting of Awards in the event of a Change in Control of the Company, for the payment of the value of Awards to Participants in the event of a Change in Control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the Participant’s Service in addition to those specifically provided for under the Plan.
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Appendix A: IPG PHOTONICS CORPORATION 2025 Incentive Compensation Plan
17.2.    Transferability. Each Award granted under the Plan to a Participant shall not be transferable other than by will or the laws of descent and distribution, and Stock Options and SARs shall be exercisable, during the Participant’s lifetime, only by the Participant. In the event of the death of a Participant, each Stock Option or SAR theretofore granted to such Participant shall be exercisable only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Stock Option or SAR shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit the transferability of a Stock Option (other than an ISO) by a Participant solely to members of the Participant’s immediate family or trusts or family partnerships or other similar entities for the benefit of such persons, and subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish.
17.3.    Election to Defer Compensation Attributable to Award. The Committee may, in its sole discretion and subject to Section 409A of the Code, allow a Participant to elect to defer the receipt of any compensation attributable to an Award under guidelines and procedures to be established by the Committee after taking into account the advice of the Company’s tax counsel.
17.4.    Listing of Shares and Related Matters. If at any time the Committee shall determine that the listing, registration, or qualification of the shares of Common Stock subject to an Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be exercised, distributed, or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
17.5.    No Right, Title, or Interest in Company Assets. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
17.6.    No Right to Continued Employment or Service or to Grants. A Participant’s rights, if any, to continue to serve the Company, a Group Company, or an Affiliate as a director, officer, Employee, independent contractor, or otherwise, shall not be enlarged or otherwise affected by such Participant’s designation as a Participant under the Plan, and the Company, or the applicable Group Company or Affiliate, reserves the right to terminate the employment or Service of any Employee or Group Employee or the Services of any Independent Contractor or director at any time. The adoption of the Plan shall not be deemed to give any Employee, Group Employee, Nonemployee Director, Independent Contractor, or any other individual any right to be selected as a Participant or to be granted an Award.
17.7.    Awards Subject to Foreign Laws. The Committee may grant Awards to individual Participants who are subject to the tax laws of nations other than the United States, and such Awards may have terms and conditions as determined by the Committee as necessary to comply, or facilitate compliance, with applicable foreign laws. The Committee may take any action that it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section and no action may be taken which would result in a violation of the Exchange Act or any other applicable law. The Committee may make such modifications, amendments, procedures, or sub-plans as may be necessary or advisable to comply, or facilitate compliance, with such legal or regulatory provisions. The Committee also may impose conditions on the exercise or Vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.
17.8.    Governing Law. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law. Participants, the Company, any Group Company, and any Affiliate each submit and consent to the jurisdiction of the courts in the Commonwealth of Massachusetts, County of Worcester, including the federal courts located therein, should federal jurisdiction requirements exist in any action brought to enforce (or otherwise relating to) this Plan or an Award Agreement.

Appendix A: IPG PHOTONICS CORPORATION 2025 Incentive Compensation Plan
17.11.    Other Agreements. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent any employment, consulting, or other written agreement between the Participant and the Company, a Group Company, or an Affiliate provides Vesting terms or post-termination exercise periods with respect to an Award that are more favorable to the Participant than those set forth in the Plan or an Award Agreement, the Vesting terms or post-termination exercise periods in such employment, consulting, or other written agreement between the Participant and the Company, a Group Company, or an Affiliate shall control.
17.12.    Other Benefits. No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company, a Group Company, or an Affiliate, nor affect any benefits or compensation under any other benefit or compensation plan of the Company, a Group Company, or an Affiliate, now or subsequently in effect.
17.13.    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Common Stock, Stock Options, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
17.14.    Electronic Delivery of Plan Information and Electronic Signatures. To the extent permitted by applicable law, the Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by applicable securities law) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). To the extent permitted by applicable law, the Participant’s execution of an Award Agreement may be made by electronic facsimile or other method of recording of the Participant’s signature in a manner that is acceptable to the Committee.
17.15.    Compliance With Code Section 409A. Any provision of the Plan or any Award that is or becomes subject to Section 409A Code will be interpreted and applied consistent with that Section and the applicable Treasury Regulations. Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A of the Code. If a Participant is a “specified employee” (as such term is defined for purposes of Section 409A of the Code) at the time of such Participant’s termination of Service, no amount that is subject to Section 409A of the Code and that becomes payable by reason of such termination of Service shall be paid to the Participant before the earlier of (i) the expiration of the six (6) month period measured from the date of the Participant’s termination of Service, and (ii) the date of the Participant’s death. With respect to any Award that is or becomes subject to Section 409A of the Code, a termination of Service shall be deemed to occur only if it is a “separation from service” within the meaning of Section 409A of the Code, and references in the Plan and any Award Agreement to “termination,” “termination of employment,” or like terms shall mean a “separation from service.” A separation from Service shall be deemed to occur if it is anticipated that the level of Services the Participant will perform after a certain date (whether as an Employee or as an Independent Contractor) will permanently decrease to no more than twenty percent (20%) of the average level of Services provided by the Participant in the immediately preceding thirty-six (36) months. With respect to any Award that is or becomes subject to Section 409A of the Code, a Change in Control will only be deemed to have occurred only upon a change in control event described in Section 409A of the Code and Treasury Regulations §1.409A-3(i)(5).
17.16.    Compensation Recovery Policy. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy or policies adopted by the Board or Committee and as in effect from time to time, including the Company’s Incentive Based Compensation Recoupment Policy (as such policy may be amended and/or restated from time to time); and (ii) applicable law.
92     NOTICE OF 2025 ANNUAL MEETING AND PROXY STATEMENT

IPG PHOTONICS®

VOTE

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Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Gregory Beecher	☐	☐	☐	02 - Jeanmarie Desmond	☐	☐	☐	03 - Gregory Dougherty	☐	☐	☐
04 - Mark Gitin, Ph.D.	☐	☐	☐	05 - Kolleen Kennedy	☐	☐	☐	06 - Eric Meurice	☐	☐	☐
07 - Natalia Pavlova	☐	☐	☐	08 - John Peeler	☐	☐	☐	09 - Eugene Scherbakov, Ph.D.	☐	☐	☐
10 - Agnes Tang	☐	☐	☐								

	For	Against	Abstain		For	Against	Abstain
2. Advisory Approval of our Executive Compensation	☐	☐	☐	3. Approval of the IPG Photonics Corporation 2025 Incentive Compensation Plan	☐	☐	☐
4. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025	☐	☐	☐				

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

043FRB

Proxy Card

2025 Annual Meeting Admission Ticket

2025 Annual Meeting of Stockholders
IPG Photonics Corporation

377 Simarano Drive
Marlborough, MA 01752

May 20, 2025, 10:00am ET

Upon arrival, please present this admission ticket and photo identification at the registration desk.

If you plan to attend the annual meeting, please bring this admission ticket with you.
This ticket admits a stockholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal items including bags, purses and briefcases are subject to inspection. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the lobby area. No personal items, with the exception of purses, may be carried into the meeting area.

From the East
Travel the Mass Turnpike I-90 West to I-495 N Portsmouth NH Exit 106. Travel I-495 N to Simarano Dr. - Marlboro/Southboro Exit 62. Continue straight (following signs for Southboro) for approximately 495 feet and IPG Photonics Corporation is located straight ahead through the traffic lights (stay in the right lane to continue straight into the parking lot).

From the West
Travel the Mass Turnpike I-90 East to I-495 N Portsmouth NH Exit 106. Travel I-495 N to Simarano Dr. - Marlboro/Southboro Exit 62. Continue straight (following signs for Southboro) for approximately 495 feet and IPG Photonics Corporation will be straight ahead through the traffic lights (stay in the right lane to continue straight into the parking lot).

Small steps make an impact.
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Proxy — IPG Photonics Corporation

Notice of 2025 Annual Meeting of Stockholders

377 Simarano Drive Marlborough, MA 01752

Proxy Solicited by Board of Directors for Annual Meeting — May 20, 2025

Mark M. Gitin, Ph.D and Angelo P. Lopresti, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of IPG Photonics to be held on May 20, 2025 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the Proxies. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
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